Exhibit 10.2
Master Repurchase Agreement
September 1996 Version
Dated as of:    March 27, 2025
Between:     Barclays Bank PLC (the “Buyer”)
And:    Nationstar Mortgage LLC (the “Seller”)
1.Applicability
From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.
2.Definitions
(a)“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;
(b)“Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;
(c)“Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;
(d)“Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)“Confirmation”, the meaning specified in Paragraph 3(b) hereof;
(f)“Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;
(g)“Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;
(h)“Margin Excess”, the meaning specified in Paragraph 4(b) hereof;
(i)“Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);
(j)“Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof ) as of such date (unless contrary to market practice for such Securities);
(k)“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);
(l)“Pricing Rate”, the per annum percentage rate for determination of the Price Differential;
(m)“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);
(n)“Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;
(o)“Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;
(p)“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;
(q)“Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(r)“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;
(s)“Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;
(t)“Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.
3.Initiation; Confirmation; Termination
(a)An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.
(b)Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.
(c)In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.
4.Margin Maintenance
(a)If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount

(decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).
(b)If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).
(c)If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.
(d)Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.
(e)Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).
(f)Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).
5.Income Payments
Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.Security Interest
Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.
7.Payment and Transfer
Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.
8.Segregation of Purchased Securities
To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities
Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.
* Language to be used under 17 C.F.R. ß403.4(e) if Seller is a government securities broker or dealer other than a financial institution.
** Language to be used under 17 C.F.R. ß403.5(d) if Seller is a financial institution.

9.Substitution
(a)Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.
(b)In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.
10.Representations
Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.
11.Events of Default
In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business days’ notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):
(a)The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately cancelled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.
(b)In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.
(c)In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.
(d)If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:
(i)as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and
(ii)as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.
Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).
(e)As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.
(f)For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.
(g)The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.
(h)To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.
12.Single Agreement
Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
13.Notices and Other Communications
Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.
14.Entire Agreement; Severability
This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
15.Non-assignability; Termination
(a)The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.
(b)Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.Governing Law
This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.
17.No Waivers, Etc.
No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.
18.Use of Employee Plan Assets
(a)If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.
(b)Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.
(c)By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.
19.Intent
(a)The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
(b)It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.
(c)The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”),

then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
(d)It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
20.Disclosure Relating to Certain Federal Protections
The parties acknowledge that they have been advised that:
(a)in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;
(b)in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and
(c)in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

Barclays Bank PLC, as Buyer
By: /s/ Grace Park Title: Managing Director Name: Grace Park

Nationstar Mortgage LLC, as Seller
By: /s/ Lola Akibola Title: Senior Vice President & Treasurer Name: Lola Akibola

ANNEX I
Supplemental Terms and Conditions
This Annex I forms a part of the Master Repurchase Agreement dated as of March 27, 2025 (the “Agreement”) between Barclays Bank PLC (“BBPLC” or “Buyer”) and Nationstar Mortgage LLC (“Seller”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.
1.Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes and any Schedules thereto shall form a part of the Agreement and shall be applicable thereunder:

Annex I.A. (Additional Supplemental Terms and Conditions)
2.Inconsistency. In the event of any inconsistency between the terms of the Agreement and this Annex, this Annex shall govern. In the event of any inconsistency between the terms of Annex I.A to the Agreement and this Annex, Annex I.A shall govern.
3.Definitions. Paragraph 2 of the Agreement is hereby amended to add the following definitions and, in any case where the definition already exists in Paragraph 2, the definition is deleted in Paragraph 2 in its entirety and replaced with the following:

“Calculation Agent” shall mean BBPLC.
4.Confirmations.
(a)     The first sentence of Paragraph 3(b) of the Agreement is amended by inserting at the end thereof, “and for purposes of the Agreement, “written confirmation” shall include confirmation sent by electronic messaging system or other means agreed between the parties.”
(b)    Any Confirmation sent with respect to a Transaction will be binding on the party who did not prepare the Confirmation unless that party specifically objects, in writing, within one (1) business day of the receipt thereof. For the avoidance of doubt, failure by the parties to confirm any Transaction in writing will not affect the validity of that Transaction.
(c)    Confirmations, for the purposes of the Agreement, will be prepared by BBPLC.
5.Additional Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default under the Agreement and entitle the non-defaulting party to exercise the termination rights under Paragraph 11 of the Agreement:
(a)     if either party shall have been suspended or expelled from membership or participation in any national securities exchange, registered national securities association or registered clearing agency of which it is a member or any other self-regulatory organization to whose rules it is subject or if it is suspended from dealing in securities by any federal or state government agency thereof; or
(b)     if either party shall have its license, charter, or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or state government or agency thereof, and such failure is not cured within five (5) Business Days of the earlier of (x) Seller’s receipt of written notice of such breach or (y) the date on which Seller obtains notice or knowledge thereof; or
(c)     a party fails to timely discharge its obligations pursuant to Paragraph 8 of this Annex I; or
(d)    the Seller is or becomes (i) a “benefit plan investor” within the meaning of Section 3(42) of ERISA and (ii) subject to a law applicable to governmental plans (as defined in Section 3(32) of ERISA) that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, that would be violated by any of the transactions contemplated by the Agreement.
6.Default Rights.
(a)     In addition to any rights of set-off a party may have as a matter of law or otherwise, upon the occurrence and continuance of an Event of Default with respect to a party hereto (“X”), the other party (“Y”) shall have the right (but shall not be obligated) without prior notice to X or any other person to set off any obligations of X owing to Y or any Affiliate of Y (whether or not arising under the Agreement, whether or not matured and whether or not contingent) against any obligations of Y or any Affiliate of Y owing to X (whether or not arising under the Agreement, whether or not matured and whether or not contingent). Y will give notice to X of any set-off effected under this Section 6; provided, however, that failure to give any such notice will not limit the validity or effectiveness of any such set-off.
(b)    Nothing in this Section 6 will have the effect of creating a charge or other security. This Section 6 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).
7.Purchase Price Maintenance.
(a)     The parties agree that in any Transaction hereunder whose term extends over an Income payment date for the Securities subject to such Transaction, Buyer shall on the date such Income is paid transfer to or credit to the account of Seller an amount equal to such Income payment or payments pursuant to Paragraph 5(i) of the Agreement and shall not apply the Income payment or payments to reduce the amount to be transferred to Buyer or Seller upon termination of the Transaction pursuant to Paragraph 5(ii) of the Agreement.

(b)     Unless otherwise expressly agreed by the parties hereto, notwithstanding the definition of Purchase Price in Paragraph 2 of the Agreement and the provisions of Paragraph 4 of the Agreement, the parties agree that the Purchase Price will not be increased or decreased by the amount of any cash transferred by one party to the other pursuant to Paragraph 4 of the Agreement.
8.Mini Close-Out.
(a)     Notwithstanding clauses (i) and (ii) of the introductory paragraph of Paragraph 11 of the Agreement, if Seller fails to deliver Purchased Securities to Buyer on the applicable Purchase Date after Buyer has tendered the related initial Purchase Price, or Buyer fails to deliver Purchased Securities to Seller on the applicable Repurchase Date, the non-defaulting party may terminate the relevant Transaction (but only such Transaction) pursuant to the relevant provisions of such Paragraph 11. Provided that the defaulting party fully discharges its obligations pursuant to this Paragraph 8 of Annex I of the Agreement, any delivery failure described in this paragraph shall not be deemed to be an Event of Default.
(b)     Any payments due pursuant to the preceding paragraph 8(a) shall be due and payable after notice from the party entitled to receive such payment within the time period specified in Paragraph 4(c) of the Agreement, as amended by this Annex.
9.Termination of Transactions. Notwithstanding the provisions of Paragraph 3(c) of the Agreement, in the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller by telephone, by email or otherwise in accordance with the Agreement no later than 10:00 a.m. New York City time on a Business Day if termination is to occur on that Business Day.
10.Security Interest. Paragraph 6 of the Agreement is hereby deleted in its entirety and replaced with the paragraph below. Any pledge to Buyer under Paragraph 6 of the Agreement shall be deemed to have been granted as of the Purchase Date.
Although the parties intend that all Transactions hereunder be treated as (other than for U.S. federal and applicable state and local income tax purposes) sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller hereby pledges to Buyer as security for the payment and performance by Seller of its obligations under each such Transaction, and hereby grants to Buyer a first priority security interest in all of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (but excluding any and all obligations of Seller thereunder): (i) all of the Purchased Securities with respect to all Transactions hereunder, (ii) all rights to reimbursement or payment of the Purchased Securities and/or amounts due in respect thereof under the Purchased Securities, (iii) all rights to Income and the rights to enforce such payments arising from the Participated Mortgage Loans and any other contract rights, payments, rights to payment (including payments of interest or finance charges) with respect thereto (including, with respect to any FHA Buyout Loan, VA Buyout Loan or any Participated REO Property related thereto, any rights to reimbursement of related Servicing Advances), (iv) all Underlying Assets and (v) any and all replacements, substitutions, distributions on, or proceeds with respect to, any of the foregoing. Seller acknowledges and agrees that its rights with respect to the Purchased Securities and the Underlying Assets are and shall continue to be at all times junior and subordinate to the rights of the Buyer hereunder.
In addition, whether or not such Transactions are deemed to be loans or sales hereunder, the Seller hereby grants to Buyer a first priority security interest in all of Seller’s right, title and interest in, to and under the Collection Account and all amounts on deposit therein.
11.Additional Representations and Warranties. Each party represents and warrants to the other that, in its capacity as Seller delivering Purchased Securities to the Buyer, and in its capacity as Buyer redelivering such Purchased Securities, under any Transaction, such party has the unqualified right to sell, transfer, assign and pledge such Securities; and all such Securities, upon delivery to the other party (or its custodian, as the case may be) will be free and clear of any lien, security interest, charge, encumbrance or other adverse claim, except such as may exist in favor of the other party. Each party shall be deemed to have made the foregoing representations and warranties as of each such delivery or redelivery, as the case may be.
12.Paragraph 8 of the Agreement “Segregation of Purchased Securities” is deleted in its entirety.
13.No Reliance. In addition to the representations and warranties set forth in Paragraph 10 of the Agreement, each party hereby makes the following representations and warranties in connection with the Agreement and each Transaction thereunder, which shall continue during the term of any such Transaction:
(a)     unless there is a written agreement with the other party to the contrary, it is not relying on any advice (whether written or oral) of the other party, other than the representations expressly set out in the Agreement and this Annex I;
(b)     it has made and will make its own decisions regarding the entering into of any Transaction based upon its own judgment and upon advice from such professional advisers as it has deemed it necessary to consult; and
(c)     it understands the terms, conditions and risks of each Transaction and is willing to assume (financially and otherwise) those risks.
14.Intent. Paragraph 19 of the Agreement is hereby deleted in its entirety and replaced with the following:
(a)It is understood that either party’s right to liquidate Purchased Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 of the Agreement is a contractual right to liquidate such Transaction as described in Section 555 of the Bankruptcy Code.
(b)The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
(c)It is understood that the Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
(d)The parties recognize that each of the Transactions and the Agreement is a “repurchase agreement” as that term is defined in Section 101 of the Bankruptcy Code, and a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code, or a “qualified financial contract” as that term is defined in the Federal Deposit Insurance Act, as applicable, and a “master netting agreement” as that term is defined in Section 101 of the Bankruptcy Code.
(e)The parties intend and agree that (1) the Agreement and each Transaction is a “master netting agreement” as that term is defined in Section 101(38A) of the Bankruptcy Code and a “securities contract” as that term is defined in Section 741(7)(A)(i) of the Bankruptcy Code; (2) that each payment under the Agreement has been made by, to or for the benefit of a financial institution as defined in Section 101(22) of the Bankruptcy Code, a financial participant as defined in Section 101(22A) of the Bankruptcy Code, a “master netting agreement participant,” as defined in Section 101(38B) of the Bankruptcy Code; (3) the grant of the security interest in Paragraph 6 of the Agreement constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A) and 741(7)(A)(xi) of the Bankruptcy Code; and (4) payments under the Agreement are deemed “margin payments” or “settlement payments,” as such terms are defined in Sections 741(5) and 741(8) of the Bankruptcy Code or transfers made by or to (or for the benefit of) a financial institution or financial participant in connection with a securities contract or repurchase agreement.
(f)The parties further intend and agree that: (1) the Buyer is (for so long as the Buyer is a “financial institution,” “financial participant” or other entity listed in Sections 555, 559, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code) entitled to, without limitation, the liquidation, termination, acceleration, set-off, and non-avoidability rights afforded to parties, such as the Buyer, who are parties to a “securities contract” pursuant to Sections 555, 362(b)(6) and 546(e) of the Bankruptcy Code; and a “master netting agreement” pursuant to Section 561, 362(b)(27) and 546(j) of the Bankruptcy Code; (2) the Buyer’s right to liquidate the Purchased Securities delivered to it in connection with the Transactions hereunder or to accelerate or terminate the Agreement or otherwise exercise any other remedies herein is a contractual right to liquidate, accelerate or terminate such Transaction as described in Sections 555, 559 and 561 of the Bankruptcy Code. The parties also recognize, intend and agree that the Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Section 365(a) of the Bankruptcy Code; and (3) the Buyer’s right to set-off claims and appropriate and apply any and all deposits of money or property or any other indebtedness at any time held or owing by such party to or for the credit of the account of any Affiliate against and on account of the obligations and liabilities of the defaulting party pursuant to Section 6 of Annex I hereto is a contractual right as described in Sections 553 and 561 of the Bankruptcy Code.
(g)Each party agrees that the Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.
(h)Each party agrees that it shall not challenge the characterization of the Agreement or any Transaction as a securities contract and master netting agreement under the Bankruptcy Code.
(i)Each party agrees that the Agreement, the Transactions entered into hereunder and each of the Program Documents executed by the parties are part of an integrated, simultaneously-closing suite of financial contracts.
15.Submission to Jurisdiction and Waiver of Trial by Jury. Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement, (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile and (iii) waives any and all right to trial by jury in any legal proceeding arising out of or relating to the Agreement or any Transaction hereunder.
16.Waiver of Immunity. To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from setoff or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement.
17.Recording. The parties agree that each may electronically record all telephone conversations between them and that any such recordings may be submitted in evidence in any legal proceedings for the purpose of establishing any matters relating to the Agreement or any Transactions hereunder.
18.Counterparts. The Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Use of electronic signatures is consented to by Buyer and by Seller, and delivery of an executed counterpart of a signature page to any Program Document in an electronic (i.e., “PDF”) format shall be effective as delivery of a manually executed counterpart.
19.Construction. Save for the amendments made hereby, the parties agree that the text of the body of the Agreement is intended to conform with the Master Repurchase Agreement dated September 1996 promulgated by The Bond Market Association and shall be construed accordingly.
20.Contractual recognition of UK stay in resolution.
(I)     Each party acknowledges and accepts that liabilities arising under the Agreement (other than Excluded Liabilities) may be subject to the exercise of the UK Bail-in Power by the relevant resolution authority and acknowledges and accepts to be bound by any Bail-in Action and the effects thereof (including any variation, modification and/or amendment to the terms of the Agreement as may be necessary to give effect to any such Bail-in Action), which if the Bail-in Termination Amount is payable by BBPLC to the Seller may include, without limitation:
(a)     a reduction, in full or in part, of the Bail-in Termination Amount; and/or
(b)     a conversion of all, or a portion of, the Bail-in Termination Amount into shares or other instruments of ownership, in which case the Seller acknowledges and accepts that any such shares or other instruments of ownership may be issued to or conferred upon it as a result of the Bail-in Action.
(II)     Each party acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understanding between the parties relating to the subject matter of the Agreement and that no further notice shall be required between the parties pursuant to the Agreement in to order to give effect to the matters described herein.

(III)     The acknowledgements and acceptances contained in paragraphs (I) and (II) above will not apply if:
(a)     the relevant resolution authority determines that the liabilities arising under the Agreement may be subject to the exercise of the UK Bail-in Power pursuant to the law of the third country governing such liabilities or a binding agreement concluded with such third country and in either case the UK Regulations have been amended to reflect such determination; and/or
(b)     the UK Regulations have been repealed or amended in such a way as to remove the requirement for the acknowledgements and acceptances contained in paragraphs (I) and (II).
For purposes of this paragraph:
“Bail-in Action” means the exercise of the UK Bail-in Power by the relevant resolution authority in respect of all transactions (or all transactions relating to one or more netting sets, as applicable) under the Agreement.
“Bail-in Termination Amount” means the early termination amount or early termination amounts (howsoever described), together with any accrued but unpaid interest thereon, in respect of all transactions (or all transactions relating to one or more netting sets, as applicable) under the Agreement (before, for the avoidance of doubt, any such amount is written down or converted by the relevant resolution authority).
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
“Excluded Liabilities” means liabilities excluded from the scope of the contractual recognition of bail-in requirement pursuant to the UK Regulations.
“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the United Kingdom relating to the transposition of the BRRD as amended from time to time, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.
A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation

Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.
21.Contractual recognition of UK stay in resolution. Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking and that BRRD undertaking or any member of the same group as that BRRD undertaking is a party to the Agreement (any such party to the Agreement being an “Affected Party”), each other party to the Agreement agrees that it shall only be entitled to exercise any termination rights under or rights to enforce a security interest in connection with the Agreement against the Affected Party to the extent that it would be entitled to do so under the Special Resolution Regime if the Agreement were governed by the laws of any part of the United Kingdom.
For the purpose of this Clause, “resolution measure” means a ‘crisis prevention measure’, ‘crisis management measure’ or ‘recognised third-country resolution action’, each with the meaning given in the “PRA Rulebook: CRR Firms and Non-Authorised Persons: Stay in Resolution Instrument 2015”, as may be amended from time to time (the “PRA Contractual Stay Rules”), provided, however, that ‘crisis prevention measure’ shall be interpreted in the manner outlined in Rule 2.3 of the PRA Contractual Stay Rules; “BRRD undertaking”, “group”, “Special Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.
The terms of the ISDA UK (PRA Rule) Jurisdictional Module and the ISDA Resolution Stay Jurisdictional Modular Protocol (together, the “UK Module”) are incorporated into and form part of the Agreement, and, for purposes thereof: (a) the Agreement shall be deemed a Covered Agreement, (b) Seller shall be deemed a Module Adhering Party and (c) Barclays Bank PLC be deemed a Regulated Entity Counterparty with respect to Seller. In the event of any inconsistencies between the Agreement and the UK Module, the UK Module will prevail.
22.Notice Regarding Client Money Rules. BBPLC, as a CRD credit institution (as such term is defined in the rules of the FCA), holds all money received and held by it hereunder as banker and not as trustee. Accordingly, money that is received and held by BBPLC from you will not be held in accordance with the provisions of the FCA’s Client Asset Sourcebook relating to client money (the “Client Money Rules”) and will not be subject to the statutory trust provided for under the Client Money Rules. In particular, BBPLC shall not segregate money received by it from you from BBPLC money and BBPLC shall not be liable to account to you for any profits made by BBPLC use as banker of such cash and upon failure of BBPLC, the client money distribution rules within the Client Asset Sourcebook (the “Client Money Distribution Rules”) will not apply to these sums and so you will not be entitled to share in any distribution under the Client Money Distribution Rules.

23.Final Returns. If after the non-defaulting party has completed exercising its rights pursuant to the Agreement (including without limitation under Paragraph 11 of the Agreement, as well as Paragraph 7 of Annex I of the Agreement, the amounts (whether in the form of cash or Purchased Securities) recovered by the non-defaulting party exceed the amounts owed by the defaulting party hereunder (the “Excess Amount”), the non-defaulting party shall transfer such Excess Amount to the defaulting party promptly acting in good faith.
24.Limitation of Liability. Subject to Paragraph 11(g) of the Agreement, no party shall be required to pay or be liable to the other party for any consequential, indirect or punitive damages, opportunity costs or lost profits.
IN WITNESS WHEREOF, the parties have caused this Annex I to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

Barclays Bank PLC, as Buyer	Nationstar Mortgage LLC, as Seller
By: /s/ Grace Park Title: Managing Director Name: Grace Park	By: /s/ Lola Akibola Title: Senior Vice President & Treasurer Name: Lola Akibola

Annex I.A.
Additional Supplemental Terms and Conditions
This Annex I.A. (this “Annex I.A.”) forms a part of the TBMA/ISMA Master Repurchase Agreement (September 1996 Version) dated as of March 27, 2025 (collectively with each other annex, the “Agreement” or the “Third Amended and Restated Master Repurchase Agreement”) between Barclays Bank PLC (“BBPLC”), as buyer (“Buyer”), and Nationstar Mortgage LLC (“Nationstar”), as seller (“Seller”), but shall only apply to Transactions between Buyer and Seller (as defined herein) as contemplated by the terms hereof. For purposes of this Annex I.A., “Purchased Security” means each SUBI Certificate transferred by Seller to Buyer in a Transaction under the Agreement (collectively, “Purchased Securities”). The Facility shall be full recourse as to Seller. Capitalized terms used, but not defined in this Annex I.A., shall have the meanings ascribed to them in the Agreement.
Seller and Buyer previously entered into that certain Second Amended and Restated Master Repurchase Agreement dated of January 29, 2016, as further amended from time to time through the date hereof (the “Existing Agreement”). Seller and Buyer have agreed that the Agreement amends, restates, replaces and supersedes the Existing Agreement in its entirety.
Seller owns each of the SUBI Certificates of the Trust evidencing an exclusive 100% undivided beneficial ownership interest in the related SUBI in the Trust. On or prior to the initial Purchase Date, Nationstar issued Participation Interests to each of the SUBIs pursuant to certain Master Participation Agreement, which Participation Interests represent 100% of the beneficial interests in certain Mortgage Loans and REO Properties owned by Seller. On the initial Purchase Date, Buyer will purchase each SUBI Certificate from Seller in connection with a transaction on such date.
Buyer may from time to time, upon the terms and conditions set forth herein, agree to enter into transactions on a committed basis with respect to the Committed Amount and an uncommitted basis with respect to the Uncommitted Amount in which Seller agrees to cause the Trust to purchase and allocate to the applicable SUBI additional Participation Interests in additional Eligible Assets against the transfer of funds by the Buyer; provided, that the Aggregate MRA Purchase Price shall not exceed, as of any date of determination, the lesser of (a) the Maximum Aggregate Purchase Price (less the sum of the Aggregate EPF Purchase Price and the MSR Facility Borrowed Amount) and (b) the aggregate Purchase Price of all Purchased Securities and all Eligible Mortgage Loans proposed to be participated in connection with such transaction. Seller hereby acknowledges that Buyer is under no obligation to enter into any Transaction with respect to the Uncommitted Amount. Each such transaction involving the transfer of a Purchased Security or the allocation of additional Participated Assets that are Eligible Assets to the applicable Transaction SUBI resulting in an increase or decrease in the value of the Purchased Security shall be referred to herein as a “Transaction,” and shall be governed by the Agreement.
1.Inconsistency. In the event of any inconsistency between the terms of Annex I and this Annex I.A., this Annex I.A. shall govern.
Annex I.A.-1

2.Definitions.
(a)Paragraph 2 of the Agreement is hereby supplemented to add the following definitions and, in any case where the definition already exists in Paragraph 2, the definition is deleted in Paragraph 2 in its entirety and replaced with the following:
“30+ Day Delinquent Mortgage Loan” means any Mortgage Loan at any time the Monthly Payment for which was not received within twenty-nine (29) days after its Due Date.
“Accepted Servicing Practices” means with respect to any Mortgage Loan, those accepted, customary and prudent mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions that service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with the requirements of each Agency Program, applicable law, FHA regulations and VA regulations, if applicable, and the requirements of any private mortgage insurer so that the FHA insurance, VA guarantee or any other applicable insurance or guarantee in respect of any Mortgage Loan is not voided or reduced.
“Act” shall have the meaning assigned thereto in Section 39.
“Act of Insolvency” means, with respect to any Person,
(i)the filing of a voluntary petition (or the consent by such Person to the filing of any such petition against it), commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another; or such Person shall consent or seek to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official of such Person, or for any substantial part of its Property, or any general assignment for the benefit of creditors;
(ii)a proceeding shall have been instituted against such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency or liquidation law of any jurisdiction, whether now or subsequently in effect, or a custodian, receiver, conservator, liquidator, trustee, sequestrator or similar official for such Person or such Person’s Property (as a debtor or creditor protection procedure) is appointed by any Governmental Authority having the jurisdiction to do so or takes possession of such Property and any such proceeding is not dismissed within sixty (60) days of filing; provided, that if, under any other agreement for Indebtedness, Seller is subject to a shorter time period to dismiss any such proceeding, such shorter time period shall be automatically incorporated into the Agreement as if fully set forth herein without the need of any further action on the part of any party;
Annex I.A.-2

(iii)that such Person shall become insolvent;
(iv)that such Person shall (a) admit in writing its inability to pay or discharge its debts or obligations generally as they become due or mature, (b) admit in writing its inability to, or intention not to, perform any of its material obligations, or (c) generally fail to pay any of its debts or obligations as they become due or mature;
(v)any Governmental Authority shall have seized or appropriated, or assumed custody or control of, all or any substantial part of the Property of such Person, or shall have taken any action to displace the executive management of such Person; or
(vi)the audited annual financial statements of Person or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of such Person as a “going concern” or a reference of similar import or shall indicate that such Person has a negative net worth or is insolvent; or
(vii)if such Person is a corporation, such Person or any Affiliate or any of their Subsidiaries, shall take any corporate action in furtherance of, or the action of which would result in any of the foregoing actions.
“Additional Eligible Loan Criteria” shall have the meaning assigned thereto in the Pricing Side Letter.
“Additional Participated Mortgage Loans” shall have the meaning assigned thereto in Section 6(b) hereof.
“Adjustable Rate Mortgage Loan” means a Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.
“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling,” “controlled by” and “under common control with” have meanings correlative to the meaning of “control.”
“Aged Mortgage Loan” means a Mortgage Loan for which the time between the Origination Date and the date of determination is more than (i) sixty (60) days, with respect to Fannie Mae Mortgage Loans, Freddie Mac Mortgage Loans and Ginnie Mae Mortgage Loans (other than FHA Buyout Loans and VA Buyout Loans), (ii) sixty (60) days, with respect to Jumbo Mortgage Loans and (iii) sixty (60) days, with respect to Modified Loans.
“Aged REO Property” means an REO Property for which the time between the date on which the Seller first obtained marketable title to such REO Property and the date of determination is more than twelve (12) months.
Annex I.A.-3

“Agency” means Freddie Mac, Fannie Mae or Ginnie Mae, as applicable.
“Agency Guide” means the Freddie Mac Guide, the Fannie Mae Guide, or the Ginnie Mae Guide, as applicable.
“Agency Program” means the Freddie Mac Program, the Fannie Mae Program, or the Ginnie Mae Program, as applicable.
“Agency SUBI” means the “Transaction SUBI” as defined in the Agency SUBI Supplement.
“Agency SUBI Certificate” means the “Transaction SUBI Certificate” as defined in the Agency SUBI Supplement.
“Agency SUBI Supplement” means the Transaction SUBI Supplement, Series AG to Trust Agreement, dated as of March 27, 2025, by and among the Nationstar as settlor, initial beneficiary and trust manager, and WTNA as UTI trustee and SUBI trustee.
“Aggregate EPF Purchase Price” means as of any date of determination, an amount equal to the aggregate Outstanding Purchase Price (as defined in the Mortgage Loan Participation Purchase and Sale Agreement) for all Participation Certificates (as defined in the Mortgage Loan Participation Purchase and Sale Agreement) then owned by BBPLC under the Mortgage Loan Participation Purchase and Sale Agreement.
“Aggregate MRA Purchase Price” means as of any date of determination, an amount equal to the aggregate Outstanding Purchase Price for all Purchased Securities then subject to Transactions under the Agreement.
“Allowable Variance” shall have the meaning assigned thereto in Section 3(c) hereof.
“Applicable Agency” means Ginnie Mae, Fannie Mae, or Freddie Mac, as applicable.
“Applicable Margin” shall have the meaning assigned thereto in the Pricing Side Letter.
“Approvals” means with respect to Seller and Servicer the approvals obtained from the Applicable Agency or HUD in designation of Seller and/or Servicer as a Ginnie Mae-approved issuer, an FHA-approved mortgagee, a VA-approved lender, a Fannie Mae-approved lender or a Freddie Mac-approved Seller/Servicer, as applicable, in good standing.
“Asset Base” shall have the meaning assigned thereto in the Pricing Side Letter.
“Assignment and Acceptance” shall have the meaning assigned thereto in Section 29(b).
Annex I.A.-4

“Assignment of Mortgage” means, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Buyer.
“Available Facility Amount” has the meaning assigned to it in the Loan Agreement.
“Backup Servicer Agreement” means any backup servicing agreement among Buyer, Seller and a backup servicer appointed pursuant to Section 23(d), as the same may be amended, modified or supplemented from time to time.
“Bail-In Action” means the exercise by the Bank of England (or any successor resolution authority) of any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period and together with any power to terminate and value transactions) under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom relating to the transposition of the European Banking Recovery and Resolution Directive as amended from time to time, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which BBPLC’s obligations (or those of BBPLC’s affiliates) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of BBPLC or any other person.
“Bank” means (i) JPMorgan Chase Bank, N.A. and its successors and permitted assigns or (ii) such other bank as may be mutually acceptable to the Seller and the Buyer.
“Bankruptcy Code” means 11 U.S.C. Section 101 et seq., as amended from time to time.
“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior Benchmark pursuant to Section 17.
“Benchmark Replacement” means the sum of:
(1)the alternate benchmark rate that has been selected by Calculation Agent giving due consideration to
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(i)any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body at such time; or
(ii)any evolving or then-prevailing market convention for determining a rate of interest for Dollar-denominated syndicated or bilateral credit facilities; and
(2)the Benchmark Replacement Adjustment,
provided that, if at any time, the Benchmark Replacement as so determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of the Agreement and any other Program Documents.
“Benchmark Replacement Adjustment” means, for each applicable Pricing Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Calculation Agent giving due consideration to the factors set forth in clauses (1)(a) and (1)(b) in the definition of Benchmark Replacement.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Pricing Period,” timing and frequency of determining rates and making payments of interest, timing of seller requests for repurchase, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Calculation Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Calculation Agent in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Calculation Agent decides is reasonably necessary in connection with the administration of the Agreement).
“Benchmark Replacement Date” means the date on which a Benchmark Replacement becomes effective pursuant to Section 17.
“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating
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that (a) such administrator has ceased or will cease on a specified date to provide all applicable tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any applicable tenor of such Benchmark, (b) all applicable tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored or that such Benchmark is or will not be in compliance or aligned with the International Organization of Securities Commissions Principals for Financial Benchmarks, (c) Calculation Agent determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining such Benchmark, or (d) Calculation Agent determines in its sole discretion that the adoption of any Change in Law or in the interpretation or application thereof shall make it unlawful for Calculation Agent to accrue Price Differential based on such Benchmark.
“BPO” means an opinion of the BPO Value of a Converted REO Property.
“BPO Value” means the stated dollar value contained in a BPO regarding the fair market value of a Converted REO Property and given by a licensed real estate agent or broker (such agent or broker being independent from Seller and acceptable to Buyer) which generally shall include three (3) comparable sales and three (3) comparable listings. For the avoidance of doubt, a “BPO Value” may not be determined or derived in connection with an automated valuation methodology.
“Breakage Costs” shall have the meaning assigned thereto in Section 7(f).
“Business Day” means (A) any day other than (i) a Saturday or Sunday, (ii) a day upon which the New York Stock Exchange or the Federal Reserve Bank of New York is closed or (iii) with respect to any day on which the parties hereto have obligations to the Custodian or on which the Custodian has obligations to any party hereto, a day upon which the Custodian’s offices are closed, and (B) with respect to any calculation of Term SOFR, a U.S. Government Securities Business Day.
“Buyer” shall have the meaning set forth in the preamble hereof.
“Buyer’s Wire Instructions” means:
Bank Name: Bank of New York Mellon
Address: New York, NY
ABA Routing Number: 021-000-018
DDA Number: GLA 111569 BHQ
Account Name: BBPLC LNBR Firm Cash W/H Gest USD
Ref: Nationstar Repurchase Facility
Attention: Whole Loan Operations/Matt Lederman (201) 499-4456
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“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of the Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Cash Equivalents” means any of the following:
(i)marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within ninety (90) days from the date of acquisition;
(ii)certificates of deposit, time deposits, or eurodollar time deposits, in each case such deposits having maturities of ninety (90) days or less from the date of acquisition, or overnight bank deposits issued or held by any commercial bank organized under the laws of the United States or of any state thereof having combined capital and surplus of not less than $500,000,000 unless otherwise approved by Buyer in writing in its sole discretion;
(iii)repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days, with respect to securities issued or fully guaranteed or insured by the United States government;
(iv)commercial paper of a domestic issuer rated at least A-1 by S&P and P-1 by Moody’s and maturing within ninety (90) days from the date of acquisition;
(v)securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P and A2 by Moody’s;
(vi)securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; or
(vii)unencumbered shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
“Change in Control” means an event or series of events whereby (a) Mr. Cooper Group Inc. (“Parent”) shall cease to own and control, directly or indirectly, more than
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50% on a fully diluted basis of the aggregate issued and outstanding voting stock (or comparable voting interests) of the Seller or (b) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than one or more Permitted Holders shall either (i) acquire beneficial ownership of more than 35% of any outstanding class of common equity interest of the Parent having ordinary voting power in the election of directors of the Parent or (ii) obtain the power (whether or not exercised) to elect a majority of the Parent’s directors. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative of the foregoing.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of the Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of the Agreement or (c) compliance by Buyer (or any Affiliates thereof) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of the Agreement.
“Closing Instruction Letter” shall mean, with respect to any Wet-Ink Mortgage Loan that becomes a Participated Mortgage Loan, the closing instruction letter delivered by Seller to the related Settlement Agent which sets forth the procedures to be followed by such Settlement Agent in connection with the origination of such Wet-Ink Mortgage Loan, which closing instruction letter shall include, without limitation, (i) instructions that govern the execution, retention and delivery of the underlying Mortgage Loan Documents by such Settlement Agent to Seller or its designee, (ii) instructions with respect to the disbursement of funds by such Settlement Agent, and (iii) any other conditions precedent required by the Seller in connection with the origination and/or closing of such Wet-Ink Mortgage Loan.
“Closing Protection Letter” shall mean, with respect to any Wet-Ink Mortgage Loan that becomes a Participated Mortgage Loan, a letter of indemnification (which may be in the form of a blanket letter) addressed to Seller in any jurisdiction where insured closing letters are permitted under applicable law and regulation, that (i) is issued by a title company approved by BBPLC, in its sole discretion, (ii) is fully assignable to the Buyer, with coverage that is customarily acceptable to Persons engaged in the origination of mortgage loans, (iii) identifies the Settlement Agent covered thereby, and (iv) indemnifies Seller for losses incurred in connection with the such Settlement Agent’s (a) failure to follow the instructions of Seller with respect to obtaining the related Mortgage Loan Documents and/or disbursing any amounts in connection with the origination of the related Wet-Ink Mortgage Loan, and (b) fraud or dishonesty with respect to obtaining the related Mortgage Loan Documents and/or disbursing any amounts in connection with the origination of the related Wet-Ink Mortgage Loan.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
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“Collection Account” means the following account established by the Seller in accordance with Section 23(e) for the benefit of BBPLC, Account Number: 691365263, ABA: #021000021.
“Collection Account Control Agreement” means that certain Collection Account Control Agreement, dated as of February 2, 2022, by and among Buyer, the Seller and Bank with respect to the Collection Account, as the same may be amended, modified or supplemented from time to time.
“Combined LTV” shall have the meaning assigned thereto in the Pricing Side Letter.
“Committed Amount” shall have the meaning assigned thereto in the Pricing Side Letter.
“Confirmation” means a purchase confirmation in electronic format containing the information identified in Paragraph 3(b) of the Agreement duly completed, delivered and agreed to by the Seller and Buyer in accordance with Paragraph 3 of the Agreement.
“Contract” means an agreement between an originator and any Obligor, pursuant to or under which such Obligor shall be obligated to pay for merchandise, insurance or services from time to time.
“Converted REO Property” means a Participated REO Property that results from the foreclosure of any Participated Mortgage Loan, or transfer of the related Mortgaged Property in lieu of foreclosure or other transfer of such real property, and (i) which is titled in the name of the Seller and (ii) with respect to which such REO Property has satisfied the conditions of Section 3(i)(iii).
“Corporate Advances” shall mean advances made by the Servicer in connection with the foreclosure or servicing of a Mortgage Loan, other than, for the avoidance of doubt, Servicing Advances made on account of delinquent principal and interest payments.
“Correspondent Loan” means a Mortgage Loan that is (i) originated by a Correspondent Seller and underwritten in accordance with Seller’s underwriting guidelines and (ii) acquired by Seller from a Correspondent Seller in the ordinary course of business.
“Correspondent Seller” means a mortgage loan originator that sells Mortgage Loans originated by it to Seller as a “correspondent” or “private label” client.
“Correspondent Seller Release” means, with respect to any Correspondent Loan, a release by the related Correspondent Seller, substantially in the form of Exhibit H hereto (as the same may be modified, supplemented and in effect from time to time, subject to
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the approval of Buyer), of all right, title and interest, including any security interest, in such Correspondent Loan.
“Custodial Agreement” means the DB Custodial Agreement or the U.S. Bank Custodial Agreement, as applicable.
“Custodian” means U.S. Bank National Association or Deutsche Bank National Trust Company, as the case may be, and their successors and permitted assigns.
“DB Custodial Agreement” means that certain Third Amended and Restated Custodial and Disbursement Agreement, dated as of the Effective Date, among Trust, Servicer, BBPLC and Deutsche Bank National Trust Company, as custodian and the Disbursement Agent, entered into in connection with the Agreement and the Mortgage Loan Participation Purchase and Sale Agreement, as the same may be amended, amended and restated, modified or supplemented from time to time.
“Default” means any event that, with the giving of notice or the passage of time or both, would constitute an Event of Default.
“Default Rate” shall have the meaning assigned thereto in the Pricing Side Letter.
“Disbursement Agent” means Deutsche Bank National Trust Company, and its successors and permitted assigns.
“Dollars” or “$” means, unless otherwise expressly stated, lawful money of the United States of America.
“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.
“Due Diligence Review Percentage” shall have the meaning assigned thereto in the Pricing Side Letter.
“E-Sign” means the federal Electronic Signatures in Global and National Commerce Act, as amended from time to time.
“Economic and Trade Sanctions and Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time.
“Effective Date” means March 27, 2025.
“Electronic Tracking Agreement” means the Electronic Tracking Agreement in form and substance acceptable to BBPLC and Seller, dated as of March 25, 2011, among BBPLC, Seller, MERSCORP Holdings, Inc. and Mortgage Electronic Registration Systems, Inc., entered into in connection with the Agreement and the Mortgage Loan
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Participation Purchase and Sale Agreement, as the same may be amended, modified or supplemented from time to time.
“Electronic Transmission” means the delivery of information in an electronic format acceptable to the applicable recipient thereof. An Electronic Transmission shall be considered written notice for all purposes hereof (except when a request or notice by its terms requires execution).
“Eligible Asset” means any Eligible Mortgage Loan or REO Property, as the context requires and shall include all outstanding Servicing Advances to the extent that such Servicing Advances are related to an FHA Buyout Loan, VA Buyout Loan, or any Converted REO Property related thereto.
“Eligible Mortgage Loan” means a Mortgage Loan that (i) satisfies each of the representations and warranties in Exhibit B-1 to the Agreement, as applicable, in all material respects, (ii) if such Mortgage Loan is (a) a Ginnie Mae Mortgage Loan, Fannie Mae Mortgage Loan or Freddie Mac Mortgage Loan, it is in Strict Compliance with the eligibility requirements of the Ginnie Mae Program, Fannie Mae Program, or Freddie Mac Program, as applicable, or (b) an FHA Buyout Loan or a VA Buyout Loan, it meets the additional eligibility requirements as set forth in Exhibit G, provided that, no VA Buyout Loan shall be eligible unless approved by Buyer in its sole discretion; (iii) with respect to all Second Lien Mortgage Loans, has been originated in accordance with underwriting guidelines reviewed and approved by Buyer as of the related Participation Date, (iv) contains all required documents in the Mortgage Loan File without exceptions unless otherwise waived by the Buyer or permitted below, and (iv) meets each of the applicable Additional Eligible Loan Criteria.
“EPF Custodial Account Control Agreement” means that certain Deposit Account Control Agreement (Custodial Account), dated as of March 25, 2011, among Seller, BBPLC and Bank entered into in connection with the Mortgage Loan Participation Purchase and Sale Agreement, as the same shall be amended, supplemented or otherwise modified from time to time.
“EPF Pricing Side Letter” means that certain Pricing Side Letter, dated as of March 25, 2011, between Seller and BBPLC entered into in connection with the Mortgage Loan Participation Purchase and Sale Agreement, as the same shall be amended, supplemented or otherwise modified from time to time.
“EPF Program Documents” means the Mortgage Loan Participation Purchase and Sale Agreement, the EPF Pricing Side Letter, the EPF Custodial Account Control Agreement and all other agreements, documents and instruments entered into by Seller on the one hand, and BBPLC or one of its Affiliates (or Custodian on its behalf) and/or Buyer or one of its Affiliates, in connection herewith or therewith with respect to the transactions contemplated hereunder or thereunder and all amendments, restatements, modifications or supplements thereto.
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“ERISA” means, with respect to any Person, the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.
“Escrow Advance” shall mean advances made by the Servicer to pay Escrow Payments.
“Escrow Instruction Letter” means the Escrow Instruction Letter (if required) from Seller to the Settlement Agent, in form and substance acceptable to Buyer in its sole discretion.
“Escrow Payments” means, with respect to a Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of the Mortgage or any other document.
“Estimated Purchase Price” shall have the meaning assigned thereto in Section 3(c) hereof.
“Event of Default” shall have the meaning assigned thereto in Section 8 hereof.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Buyer or required to be withheld or deducted from a payment to a Buyer, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Buyer being organized under the laws of, or having its principal office located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Buyer with respect to an applicable interest in a Transaction pursuant to a law in effect on the date on which such Buyer enters into a Transaction or such Buyer changes its lending office, except in each case to the extent that, pursuant to Section 16, amounts with respect to such Taxes were payable either to such Buyer’s assignor immediately before such Buyer became a party hereto or to such Buyer immediately before it changed its lending office, (c) Taxes attributable to a Buyer’s failure to comply with Section 16(d) and (d) any withholding Taxes imposed under FATCA.
“Expiration Date” means March 27, 2026.
“Fannie Mae” means Fannie Mae or any successor thereto.
“Fannie Mae Guide” means the Fannie Mae MBS Selling and Servicing Guide, as such Guide may hereafter from time to time be amended.
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“Fannie Mae Mortgage Loan” means a mortgage loan that is in Strict Compliance on the related Participation Date with the eligibility requirements specified for the applicable Fannie Mae Program described in the Fannie Mae Guide.
“Fannie Mae Non-Traditional Loan” means a Fannie Mae Mortgage Loan that fully conforms to the requirements for the Fannie Mae program recently created to serve borrowers without traditional credit scores, as such program is amended, supplemented or otherwise modified, from time to time.
“Fannie Mae Program” means the Fannie Mae Guaranteed Mortgage-Backed Securities Programs, as described in the Fannie Mae Guide.
“Fannie Mae Security” means an ownership interest in a pool of Fannie Mae Mortgage Loans, evidenced by a book-entry account in a depository institution having book-entry accounts at the Federal Reserve Bank of New York, issued and guaranteed, with respect to timely payment of interest and ultimate payment of principal, by Fannie Mae and backed by a pool of Fannie Mae Mortgage Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such Fannie Mae Security in the related Takeout Commitment, if any.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FCA” means the United Kingdom Financial Conduct Authority.
“FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.
“FHA” means the Federal Housing Administration, an agency within HUD, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA regulations.
“FHA Buyout Loan” means an Eligible Mortgage Loan that (a) is insured by FHA, (b) is a Ginnie Mae Mortgage Loan, (c) (1) has been purchased out of a Ginnie Mae Security or (2) or was purchased out of a Ginnie Mae Security as a result of delinquent mortgage payments, but, without any loan modifications, subsequently became reperforming and (d)  is not a Modified Loan. Solely for purposes of determining the Applicable Margin and Purchase Price Percentage Amount, “FHA Buyout Loans” shall include Converted REO Property related such Mortgage Loans.
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“FICO Score” means the credit score of the Mortgagor provided by Fair, Isaac & Company, Inc. or such other organization providing credit scores on the Origination Date of a Mortgage Loan.
“Floor” shall have the meaning assigned thereto in the Pricing Side Letter.
“Foreclosure Date” shall have the meaning assigned thereto in Section 3(i)(iii) hereof.
“Foreign Buyer” shall have the meaning assigned thereto in Section 16(d).
“Freddie Mac” means Freddie Mac, and its successors in interest.
“Freddie Mac Guide” means the Freddie Mac Single-Family Seller/Servicer Guide, as such Guide may hereafter from time to time be amended.
“Freddie Mac Mortgage Loan” means a mortgage loan that is in Strict Compliance on the related Participation Date with the eligibility requirements specified for the applicable Freddie Mac Program described in the Freddie Mac Guide.
“Freddie Mac Program” means the Freddie Mac Home Mortgage Guarantor Program or the Freddie Mac FHA/VA Home Mortgage Guarantor Program, as described in the Freddie Mac Guide.
“Freddie Mac Security” means a modified pass-through mortgage-backed participation certificate, evidenced by a book-entry account in a depository institution having book-entry accounts at the Federal Reserve Bank of New York, issued and guaranteed, with respect to timely payment of interest and ultimate payment of principal, by Freddie Mac and backed by a pool of Freddie Mac Mortgage Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such Freddie Mac Security in the related Takeout Commitment, if any.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Ginnie Mae” means the Government National Mortgage Association and its successors in interest, a wholly-owned corporate instrumentality of the government of the United States of America.
“Ginnie Mae Guide” means the Ginnie Mae Mortgage-Backed Securities Guide, as such Guide may hereafter from time to time be amended.
“Ginnie Mae Mortgage Loan” means a mortgage loan that is in Strict Compliance on the related Participation Date with the eligibility requirements specified for the applicable Ginnie Mae Program in the applicable Ginnie Mae Guide, and such mortgage loan has not been purchased out of a Ginnie Mae Security.
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“Ginnie Mae Program” means the Ginnie Mae Mortgage-Backed Securities Programs, as described in the Ginnie Mae Guide.
“Ginnie Mae Security” means a modified pass-through mortgage-backed certificate guaranteed by Ginnie Mae, evidenced by a book-entry account in a depository institution having book-entry accounts at the Federal Reserve Bank of New York and backed by a pool of Ginnie Mae Mortgage Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such Ginnie Mae Security in the related Takeout Commitment.
“Ginnie SUBI” means the “Transaction SUBI” as defined in the Ginnie SUBI Supplement.
“Ginnie SUBI Certificate” means the “Transaction SUBI Certificate” as defined in the Ginnie SUBI Supplement.
“Ginnie SUBI Supplement” means the Transaction SUBI Supplement, Series GN to Trust Agreement, dated as of March 27, 2025, by and among the Nationstar as settlor, initial beneficiary and trust manager, and WTNA as UTI trustee and SUBI trustee.
“Governmental Authority” means any nation or government, any state or other political subdivision, agency or instrumentality thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over Seller, any of its Subsidiaries or any of their Property.
“Hedge Instrument” means any interest rate cap agreement, interest rate floor agreement, interest rate swap agreement or other interest rate hedging agreement entered into by Seller with a counterparty reasonably acceptable to Buyer, in each case with respect to the Mortgage Loans.
“High Cost Mortgage Loan” means a Mortgage Loan that is (a) subject to, covered by or in violation of the provisions of the Homeownership and Equity Protection Act of 1994, as amended, (b) a “high cost,” “covered,” “abusive,” “predatory” or “high risk” mortgage loan under any federal, state or local law, or any similarly classified loan using different terminology under any law imposing heightened regulation, scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees, or any other state or other regulation providing assignee liability to holders of such mortgage loans, (c) subject to or in violation of any such or comparable federal, state or local statutes or regulations, or (d) a “High Cost Loan” or “Covered Loan,” as applicable, as such terms are defined in the current version of the Standard & Poor’s LEVELS® Glossary Revised, Appendix E.
“HUD” means the Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA mortgage insurance. The term “HUD,” for purposes of the
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Agreement, is also deemed to include subdivisions thereof such as the FHA and Ginnie Mae.
“IBA” means the ICE Benchmark Administration.
“Income” means, with respect to any Purchased Security at any time, any principal and/or interest thereon and all dividends, sale proceeds and all other proceeds as defined in Section 9-102(a)(64) of the Uniform Commercial Code and all other collections and distributions thereon (including, without limitation, any proceeds received in respect of mortgage insurance) and all reimbursement payments or collections of Servicing Advances but excluding, for the avoidance of doubt, any amounts related to escrow payments.
“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under Capital Lease Obligations; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person by a note, bond, debenture or similar instrument; provided that “Indebtedness” shall not include Non-Recourse Debt.
“Indemnified Party” shall have the meaning assigned thereto in Section 12(a).
“Indemnified Tax” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Program Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Incremental Purchase Price” has the meaning assigned thereto in Section 3(h) hereof.
“Incremental Purchase Price Request” has the meaning assigned thereto in Section 3(h) hereof.
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“Investment Company Act” means the Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.
“Jumbo Mortgage Loan” means a first lien mortgage loan that is underwritten as a jumbo mortgage loan in compliance with Seller’s underwriting guidelines. Any changes to Seller’s underwriting guidelines are subject to Buyer’s approval, which shall not be unreasonably withheld or delayed.
“Lien” means any mortgage, deed of trust, lien, claim, pledge, charge, security interest or similar encumbrance.
“Liquidity” means, as of any date, the sum of (a) Seller’s Unrestricted Cash and (b) the aggregate amount of unused committed capacity available to Seller (taking into account applicable haircuts) under mortgage loan warehouse and servicer advance facilities (other than the facilities provided under the Program Documents) for which Seller has unencumbered eligible collateral to pledge thereunder.
“Loan Agreement” means that certain Loan and Security Agreement, dated as of June 20, 2014, by and between the Seller, as borrower thereunder, and the Buyer, as lender thereunder, as the same may be amended, modified or supplemented from time to time.
“Margin Call” shall have the meaning assigned thereto in Section 6(b) hereof.
“Margin Deficit” shall have the meaning assigned thereto in Section 6(b) hereof.
“Market Value” means, with respect to (x) any Transaction and as of any date of determination, (i) the value ascribed to an Underlying Asset (other than the Participated REO Properties) by Calculation Agent in its sole good faith discretion, using methodology and parameters customarily used by Calculation Agent to value similar assets, as may be as marked to market daily, and (ii) zero, with respect to any Mortgage Loan that is not an Eligible Mortgage Loan and (y) a Participated REO Property as of any date of determination (i) the value ascribed to each such Participated REO Property by Calculation Agent in its sole good faith discretion, using methodology and parameters customarily used by Calculation Agent to value similar assets, as may be marked to market daily or (ii) zero, with respect to any related Participated REO Property that does not satisfy the representations and warranties set forth in Exhibit B-2. In order to determine Market Value, the Calculation Agent will consider, among a number of factors, the value of outstanding Servicing Advances related to the Eligible Assets.
“Master Netting Agreement” means that certain Amended and Restated Global Netting and Security Agreement, dated as of May 17, 2013, among Buyer, Seller and certain Affiliates and Subsidiaries of Buyer and/or Seller, entered into in connection with the Agreement and the Mortgage Loan Participation Purchase and Sale Agreement, as the same shall be amended, supplemented or otherwise modified from time to time.
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“Material Adverse Change” means, with respect to a Person, any material adverse change in the business, condition (financial or otherwise), operations, performance or Property of such Person including the insolvency of such Person or its Parent Company, if applicable.
“Material Adverse Effect” means (a) a Material Adverse Change with respect to Seller, Servicer or any of their respective Affiliates; (b) a material impairment of the ability of Seller, Servicer or any of their respective Affiliates that is a party to any Program Document to perform under any Program Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Document against Seller, Servicer or any of their respective Affiliates that is a party to any Program Document; (d) a material adverse effect on the Market Value of the Underlying Assets; or (e) a material adverse effect on the Approvals of Seller or Servicer.
“Maximum Age Since Origination” means for (a) each Eligible Mortgage Loan (other than Wet-Ink Mortgage Loans, FHA Buyout Loans and VA Buyout Loans), the following period of time commencing with the related Origination Date for which such Eligible Mortgage Loan may be subject to a Transaction hereunder: (i) ninety (90) days for Fannie Mae Mortgage Loans, Freddie Mac Mortgage Loans and Ginnie Mae Mortgage Loans, (ii) ninety (90) days for Modified Loans and (iii) 364 calendar days for Jumbo Mortgage Loans and (b) for each REO Property, the 364 day period of time commencing with the date the such REO Property becomes a Participated REO Property hereunder.
“Maximum Aggregate Purchase Price” means, with respect to the Agreement, the Mortgage Loan Participation Purchase and Sale Agreement and the Loan Agreement in the aggregate, an amount equal to the sum of the Committed Amount and the Uncommitted Amount.
“MERS” means Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.
“MERS Designated Mortgage Loan” means any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage, has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.
“MERS Identification Number” shall have the meaning assigned thereto in the Custodial Agreement.
“Minimum Transfer Amount” means $250,000, provided that if an Event of Default has occurred, the Minimum Transfer Amount shall be zero.
“Modified Loan” means an Eligible Mortgage Loan that (a) is insured by FHA or VA, (b) was purchased out of a Ginnie Mae Security solely as a result of modifications to such Eligible Mortgage Loan and (c) is a Ginnie Mae Mortgage Loan and is expected to be repooled into a Ginnie Mae Security.
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“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Mortgage Loan as adjusted in accordance with changes in the mortgage interest rate pursuant to the provisions of the Mortgage Note for an Adjustable Rate Mortgage Loan.
“Monthly Payment Date” means the twentieth (20th) day of each calendar month beginning in April 2025; provided that if such day is not a Business Day, the next succeeding Business Day.
“Moody’s” means Moody’s Investors Service, Inc. or its successors in interest.
“Mortgage” means a mortgage, deed of trust, or other security instrument, securing a Mortgage Note.
“Mortgage Interest Rate” means, with respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.
“Mortgage Loan” means a Jumbo Mortgage Loan, a Ginnie Mae Mortgage Loan, a Fannie Mae Mortgage Loan, a Freddie Mac Mortgage Loan or a Second Lien Mortgage Loan.
“Mortgage Loan File” shall have the meaning assigned thereto in the Custodial Agreement.
“Mortgage Loan Participation Purchase and Sale Agreement” means that certain Mortgage Loan Participation Purchase and Sale Agreement, dated as of March 25, 2011, between BBPLC and Seller, as the same may be amended, modified or supplemented from time to time.
“Mortgage Note” means a promissory note or other evidence of indebtedness of the obligor thereunder, evidencing a Mortgage Loan, and secured by the related Mortgage.
“Mortgaged Property” means the real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.
“Mortgagee” means the record holder of a Mortgage Note secured by a Mortgage.
“Mortgagor” means the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.
“MSR Facility Borrowed Amount” means the Outstanding Aggregate Loan Amount, as defined under the Loan Agreement, as of any date of determination.
“Negative Amortization” means the portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on the related Mortgage
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Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.
“Net Worth” means, with respect to any Person, such Person’s assets minus such Person’s liabilities, each determined in accordance with GAAP.
“New Construction One-Time Close Loan” means a Ginnie Mae Mortgage Loan, Fannie Mae Mortgage Loan or Freddie Mac Mortgage Loan that is in Strict Compliance with the eligibility requirements of the Ginnie Mae Program, Fannie Mae Program or Freddie Mac Program, as applicable, created to serve borrowers to single-close construction-to-permanent financing transactions, as such program may be amended, supplemented or otherwise modified, from time to time.
“Non-Agency SUBI” means the “Transaction SUBI” as defined in the Non-Agency SUBI Supplement.
“Non-Agency SUBI Certificate” means the “Transaction SUBI Certificate” as defined in the Non-Agency SUBI Supplement.
“Non-Agency SUBI Supplement” means the Transaction SUBI Supplement, Series Non-AG to Trust Agreement, dated as of March 27, 2025, by and among the Nationstar as settlor, initial beneficiary and trust manager, and WTNA as UTI trustee and SUBI trustee.
“Non-Recourse Debt” shall mean liabilities for which the assets securing such obligations are the only source of repayment.
“Non-Utilization Fee” shall have the meaning assigned thereto in the Pricing Side Letter.
“Notice Date” shall have the meaning assigned thereto in Section 3(c) hereof.
“Obligations” means (a) all amounts due and payable by Seller to Buyer in connection with a Transaction hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and other obligations and liabilities of Seller to Buyer arising under, or in connection with, the Program Documents or directly related to the Purchased Securities or Underlying Assets, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer pursuant to the Program Documents in order to preserve the Purchased Securities and any Underlying Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Security or Underlying Asset, or of any exercise by Buyer of its rights under the Program Documents, including without
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limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Buyer pursuant to the Program Documents.
“Obligor” means a Person obligated to make payments pursuant to a Contract; provided, that in the event that any payments in respect of a Contract are made by any other Person, such other Person shall also be deemed to be an Obligor.
“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.
“OFSI” means the Office of Financial Sanctions Implementation of the United Kingdom’s HM Treasury.
“Operating Income” means for any period, the operating income of Seller for such period as determined in accordance with GAAP; provided, that (i) charges of up to a maximum aggregate amount of $15,000,000 which directly relate to Seller’s stock-based management equity plan and (ii) mark-to-market adjustments to Seller’s mortgage servicing rights recorded at fair value, shall be excluded from this calculation.
“Origination Date” means the date on which a Mortgage Loan was originated or, in the case of (i) Modified Loans, the date on which such Mortgage Loan became a Modified Loan and (ii) Correspondent Loans, the date on which a Correspondent Loan was acquired by Seller.
“Originator” means Seller or any other third party originator as mutually agreed upon by Buyer and Seller.
“Other Connection Taxes” means with respect to any Buyer, Taxes imposed as a result of a present or former connection between such Buyer and the jurisdiction imposing such Tax (other than connections arising from such Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Program Document, or sold or assigned an interest in any Purchased Security, Underlying Asset or Program Document).
“Other Taxes” shall have the meaning assigned thereto in Section 16(b).
“OTS” means Office of Thrift Supervision or any successor thereto.
“Outstanding Purchase Price” means, for any Purchased Security, as of any date of determination, the initial Purchase Price thereof on the related Purchase Date, as reduced by any amount thereof repaid to the Buyer pursuant to the terms of the Agreement and as increased by any Incremental Purchase Price related to such Purchased Security.
“Parent Company”: A corporation or other entity owning at least 50% of the outstanding shares of voting stock of Seller.
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“Participated Asset” means any Participated Mortgage Loan or Participated REO Property, as applicable.
“Participated Mortgage Loan” means any Mortgage Loan in which Participation Interests have been acquired by the Trust with respect to a Transaction SUBI of the Trust for which the related SUBI Certificate is subject to a Transaction hereunder.
“Participated REO Property” means any REO Property acquired by the Seller in which Participation Interests have been acquired by the Trust with respect to the REO SUBI (for which the related REO SUBI Certificate is subject to a Transaction hereunder).
“Participation Agreement” means the Master Participation Agreement, dated as of March 27, 2025, by and among the Trust, acting with respect to the Transaction SUBIs, and Seller.
“Participation Date” means, with respect to a Participated Asset, the date on which Nationstar conveys and allocates Participation Interests in such Participated Asset to the Trust with respect to the applicable Transaction SUBI of the Trust; provided that a Participation Date for any FHA Buyout Loan or VA Buyout Loan may occur no more than five (5) times within a calendar month and shall occur within the first three (3) weeks of such calendar month.
“Participation Interest” means a participation interest created pursuant to the Participation Agreement, representing a 100% of the economic and beneficial ownership interest in a Mortgage Loan or REO Property.
“Permitted Holders” shall mean KKR & Co. LLP, management of WMIH, KKR & Co. LLP controlled investment affiliates and any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with KKR & Co. LLP (but, in each case, excluding any “portfolio company” (as such term is customarily used in the private equity business) of KKR & Co. LLP). For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.
“Person” means any legal person, including any individual, corporation, partnership, association, joint stock company, trust, limited liability company, unincorporated organization, governmental entity or other entity of similar nature.
“Price Differential” means, with respect to any Purchased Security or Transaction as of any date of determination, an amount equal to the product of (A) the Pricing Rate (or during the continuation of an Event of Default, the Default Rate) and (B) the Outstanding Purchase Price for such Purchased Security or Transaction, and (C) 1/360.
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Price Differential will be calculated in accordance with Section 3 herein for the actual number of days elapsed during a given Pricing Period.
“Price Differential Determination Date” means, with respect to any Monthly Payment Date, the second (2nd) Business Day preceding such date.
“Pricing Period” means, for any Purchased Security, the period commencing on and including the first (1st) day of each calendar month and ending on and including the final calendar date of such calendar month (in the case of the first Payment Date, prorated for the actual number of days in such calendar month).
“Pricing Rate” means, as of any date of determination and with respect to an Pricing Period for any Purchased Security or Transaction, an amount equal to the sum of (i) the greater of the Benchmark and the Floor plus (ii) the Applicable Margin.
“Pricing Side Letter” means that certain Third Amended and Restated Pricing Side Letter, dated as of the Effective Date, between Seller and Buyer, entered into in connection with the Agreement, as the same may be amended, modified or supplemented from time to time.
“Program Documents” means the Agreement, the Pricing Side Letter, all Confirmations, the Participation Agreement, the Custodial Agreements, the Trust Agreement, the SUBI Supplements, the Collection Account Control Agreement, any assignment of Hedge Instrument, the Electronic Tracking Agreement, the Master Netting Agreement, the Verification Agent Letter, the Wire Confirmation, any Backup Servicer Agreement, the EPF Program Documents and all other agreements, documents and instruments entered into by Seller on the one hand, and any Buyer or one of its Affiliates (or Custodian on its behalf), in connection herewith or therewith with respect to the transactions contemplated hereunder or thereunder and all amendments, restatements, modifications or supplements thereto.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Purchase Date” means, with respect to each Transaction, the date on which Purchased Securities are sold by Seller to Buyer hereunder.
“Purchase Price” means in respect of each Transaction and related Purchased Security, the price at which such Purchased Security is sold by Seller to Buyer on the related Purchase Date, as set forth in the related Confirmation (which includes a mutually negotiated premium allocable to the portion of the related Purchased Securities that constitutes the related Servicing Rights), which shall be no greater than the aggregate Asset Base for such Purchased Security.
“Purchase Price Percentage” shall have the meaning assigned thereto in the Pricing Side Letter.
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“Purchase Price Percentage Amount” shall have the meaning assigned thereto in the Pricing Side Letter.
“Purchased Security” shall have the meaning set forth in the preamble hereof.
“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other person or entity with respect to an Underlying Asset. Records shall include, without limitation (i) with respect to each Participated REO Property, the related REO Property File and any other instruments necessary to document ownership of such Participated REO Property, and (ii) with respect to the other Underlying Assets, the Mortgage Notes, any Mortgages, the Mortgage Loan Files, the Servicing Files, and any other instruments necessary to document or service an Eligible Asset that is an Underlying Asset, including, without limitation, the complete payment and modification history of each Eligible Asset that is an Underlying Asset.
“REO Deed” means, with respect to each Participated REO Property acquired by or transferred to the Seller, the instrument or document required by the law of the jurisdiction in which the REO Property is located to convey fee title.
“REO Property” means a residential real property, including land and improvements, together with all buildings, fixtures and attachments thereto, all insurance proceeds, liquidation proceeds, condemnation proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection therewith that satisfies each of the representations and warranties in Exhibit B-2 to the Agreement.
“REO Property File” means the original or a certified copy of (i) the unrecorded REO Deed showing that such REO Deed is being recorded to evidence the ownership of the related REO Property by Seller and (ii) the recorded REO Deed evidencing the ownership of the related REO Property by the Seller.
“REO SUBI” means the “Transaction SUBI” as defined in the REO SUBI Supplement.
“REO SUBI Certificate” means the “Transaction SUBI Certificate” as defined in the REO SUBI Supplement.
“REO SUBI Supplement” means the Transaction SUBI Supplement, Series REO to Trust Agreement, dated as of March 27, 2025, by and among the Nationstar as settlor, initial beneficiary and trust manager, and WTNA as UTI trustee and SUBI trustee, in form and substance acceptable to the Buyer.
“REO SUBI Schedule of Assets” means an electronic schedule of assets, identifying the Participated REO Properties, whereupon delivery of such schedule, Seller designates which items have been added to or removed from such schedule as compared to the version of such schedule most recently provided by Seller.
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“REO Transfer Date” has the meaning assigned thereto in Section 3(i)(ii) hereof.
“Repurchase Date” means, with respect to any Transaction, the earliest of (i) the Termination Date, (ii) the date set forth in the related Confirmation as the scheduled Repurchase Date, (iii) the second (2nd) Business Day following Seller’s written notice to the Buyer requesting a repurchase of such Transaction or (iv) at the conclusion of the Maximum Age Since Origination for each Participated Mortgage Loan allocated to a SUBI Certificate that is subject to such Transaction, or if such day is not a Business Day, the immediately following Business Day.
“Repurchase Price” means the price at which a Purchased Security is to be transferred from the Buyer or such Buyer’s designee to Seller upon termination of the related Transaction, which will be determined in each case as the sum of: (i) the Outstanding Purchase Price for such Purchased Security, and in the case of a Participated Asset, such unpaid portion of the Outstanding Purchase Price attributable to the Participated Asset subject to repurchase, (ii) the Price Differential accrued and unpaid thereon, (iii) Breakage Costs, if any, and (iv) any accrued and unpaid fees or expenses or indemnity amounts and any other outstanding amounts owing under the Program Documents from Seller to such Buyer as of such date of determination.
“Request for Release of Documents” shall mean the Request for Release of Documents set forth as Annex 5 of the DB Custodial Agreement or U.S. Bank Custodial Agreement, as applicable.
“Requirement of Law” means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Restricted Mortgage Loan” means (i) a “Growing Equity Loan,” “Manufactured Home Loan,” “Graduated Payment Loan,” “Buydown Loan” or “Project Loan,” “Construction Loan,” each as defined in the applicable Agency Guide, (ii) a 30+ Day Delinquent Mortgage Loan, (iii) a Mortgage Loan for which the related Escrow Payments have not been made by the next succeeding Due Date, or (iv) a High Cost Mortgage Loan.
“S&P” means S&P Global Ratings or any successor in interest.
“Sanctions Lists” shall have the meaning ascribed thereto in Section 39 hereof.
“SEC” shall have the meaning ascribed thereto in Section 36 hereof.
“Second Lien Mortgage Loan” means a closed end Mortgage Loan that is secured by a second lien on the related Mortgaged Property and has been originated in accordance
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with the Seller’s underwriting guidelines reviewed and approved by Buyer as of the related Participation Date.
“Section 404 Notice” means the notice required pursuant to Section 404 of the Helping Families Save Their Homes Act of 2009 (P.L. 111-22), which amends 15 U.S.C. Section 1641 et seq., to be delivered by a creditor that is an owner or an assignee of a Mortgage Loan to the related Mortgagor within thirty (30) days after the date on which such Mortgage Loan is sold or assigned to such creditor.
“Security” means a Ginnie Mae Security, a Fannie Mae Security or a Freddie Mac Security, as applicable.
“Seller” shall have the meaning set forth in the preamble hereof.
“Seller Mortgage Asset Schedule” means the list of Underlying Assets proposed to be participated under the Participation Agreement, in the form of Exhibit F hereto, that will be delivered in an excel spreadsheet format by Seller to Buyer and Custodian together with each Confirmation and attached by the Custodian to the related Trust Receipt.
“Separateness Covenants” means the covenants located in Section 9.6 of the Trust Agreement.
“Servicer” means any servicer approved by Buyer in its sole discretion, which may be Seller.
“Servicing Advances” shall mean, with respect to any FHA Buyout Loan, VA Buyout Loan or any Converted REO Property related thereto, any advances (including existing delinquency advances, Corporate Advances and Escrow Advances and all future Corporate Advances and Escrow Advances) by the Servicer, which advances shall be owned by the owner of the related Eligible Asset, and to the extent first advanced by Servicer shall be reimbursed by the owner of the Eligible Asset pursuant to the terms of the applicable servicing agreement. For the avoidance of doubt, the rights of Servicer to reimbursement are a contract right derived solely from the applicable servicing agreement and shall be subordinated to the rights of Seller, the Trust and the Transaction SUBIs as owner of the related Eligible Assets and the Participation Interests therein, as applicable, and Buyer as the purchaser hereunder.
“Servicing File” means with respect to each Participated Asset, the file retained by Seller or its designee consisting of all documents that a prudent originator and servicer would include (including copies of the Mortgage Loan File), all documents necessary to document and service the Mortgage Loans and REO Properties and any and all documents required to be delivered in connection with any transfer of servicing pursuant to the Program Documents.
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“Servicing Records” means with respect to a Participated Mortgage Loan, the related servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Mortgage Loan.
“Servicing Rights” means contractual, possessory or other rights of Seller or any other Person to administer or service a Participated Mortgage Loan or to possess the Servicing File.
“Servicing Term” shall have the meaning assigned thereto in Section 23(b).
“Set Off Eligible Agreement” means any lending or hedging agreement (including, without limitation, the Agreement) entered into between Seller or any of its Subsidiaries on the one hand, and Buyer or any of its Affiliates on the other hand. For avoidance of doubt, Buyer agrees that any flow agreement for the purchase and sale of Mortgage Loans (other than the Mortgage Loan Participation Purchase and Sale Agreement) or any securitization, debt or equity transaction with respect to which Buyer or any of its Affiliates acts as underwriter, placement agent, securities administrator or in a similar capacity shall not constitute a Set Off Eligible Agreement.
“Settlement Agent” means, with respect to any Participated Mortgage Loan the subject of which is a Wet-Ink Mortgage Loan, the entity approved by Buyer, in its sole good-faith discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated.
“Settlement Date” means the date specified in a Takeout Commitment upon which the related Security is scheduled to be delivered to the specified Takeout Investor on a “delivery versus payment” basis.
“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the SOFR Administrator on the SOFR Administrator’s website, currently at http://www.newyorkfed.org, or any successor source identified by the SOFR Administrator from time to time.
“SOFR Administrator” means the Federal Reserve Bank of New York, as administrator of SOFR (or a successor administrator).
“Streamline Mortgage Loan” means any Mortgage Loan that is refinanced pursuant to the FHA Streamline Refinance program or the VA Interest Rate Reduction Refinancing program.
“Strict Compliance” means compliance of Seller and the Mortgage Loans with the requirements of the Agency Guide as amended by any agreements between Seller and the
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Applicable Agency, sufficient to enable Seller to issue and to service and Ginnie Mae to guarantee or Fannie Mae or Freddie Mac to issue and guarantee a Security; provided, that until copies of any such agreements between Seller and the Applicable Agency have been provided to Buyer by Seller and agreed to by Buyer, such agreements shall be deemed, as between Seller and BBPLC, not to amend the requirements of the Agency Guide.
“SUBI Certificate” means the Agency SUBI Certificate, the Ginnie SUBI Certificate, the Non-Agency SUBI Certificate and the REO SUBI Certificate (individually or collectively as the context may require) with respect to which the representations and warranties set forth on Exhibit B-3 are true and correct.
“SUBI Supplement” means the Agency SUBI Supplement, the Ginnie SUBI Supplement, the Non-Agency SUBI Supplement and the REO SUBI Supplement, individually or collectively as the context may require.
“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Takeout Commitment” means a fully executed trade confirmation from the related Takeout Investor to Seller confirming the details of a forward trade between the Takeout Investor and Seller with respect to one or more Participated Assets, which trade confirmation shall be enforceable and in full force and effect, and shall be validly and effectively assigned to BBPLC pursuant to a Trade Assignment, and relate to pools of Mortgage Loans that satisfy the “good delivery standards” of the Securities Industry and Financial Markets Association as set forth in the Securities Industry and Financial Markets Association Uniform Practices Manual, as amended from time to time.
“Takeout Investor” means either (i) Barclays Capital Inc., or any successor thereto, or (ii) any other Person approved by Buyer in its sole discretion.
“Taxes” shall have the meaning assigned thereto in Section 16(a).
“Tangible Net Worth” means, with respect to any Person at any date of determination, (i) the Net Worth of such Person and its consolidated Subsidiaries, determined in accordance with GAAP, minus (ii) all intangibles determined in accordance with GAAP (including, without limitation, goodwill, capitalized financing costs and capitalized administration costs but excluding originated and purchased mortgage servicing rights and retained residual securities) and any and all advances to,
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investments in and receivables held from Affiliates; provided, however, that the non-cash effect (gain or loss) of any mark-to-market adjustments made directly to stockholders’ equity for fluctuation of the value of financial instruments as mandated under the Statement of Financial Accounting Standards No. 133 (or any successor statement) shall be excluded from the calculation of Tangible Net Worth.
“Term SOFR” means, with respect to any date of determination, the forward-looking term rate based on SOFR, for a corresponding tenor of one month, as of two (2) Business Days prior to the first day of the corresponding Pricing Period containing such date of determination, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any such date Term SOFR has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be the Term SOFR as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such determination date.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (or any successor administrator of a forward-looking term rate based on SOFR approved by Buyer in its sole discretion).
“Termination Date” means the earliest to occur of (i) the Expiration Date, (ii) the termination of the Mortgage Loan Participation Purchase and Sale Agreement, (iii) at the option of Buyer, the occurrence of an Event of Default under the Agreement after the expiration of any applicable grace period and (iv) with respect to the Uncommitted Amount, the fifteenth (15th) Business Day after the Buyer delivers a notice of termination to the Seller.
“Total Net Indebtedness” means, with respect to any Person, for any period, (i) the aggregate Indebtedness of such Person and its Subsidiaries during such period minus (ii) the amount of any non-recourse debt (including any securitization debt).
“Trade Assignment” means an assignment to BBPLC of a forward trade between the Takeout Investor and Seller with respect to one or more Participated Mortgage Loans, together with the related trade confirmation from the Takeout Investor to Seller that has been fully executed, is enforceable and is in full force and effect and confirms the details of such forward trade.
“Transaction” shall have the meaning set forth in the preamble hereof.
“Transaction SUBIs” means the Agency SUBI, the Ginnie SUBI, the Non-Agency SUBI and the REO SUBI, individually or collectively as the context may require.
“Trust” means Nationstar 1B Trust, a Delaware statutory trust organized in series.
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“Trust Agreement” means the Trust Agreement, dated as of March 27, 2025, by and between Nationstar, as settlor and initial beneficiary and trust manager, and WTNA as UTI trustee, as amended, restated, supplemented or otherwise modified from time to time.
“Trust Receipt” shall have the meaning assigned thereto in the DB Custodial Agreement or the U.S. Bank Custodial Agreement, as applicable.
“Trustee” means WTNA, not in its individual capacity but solely in each of its respective capacities as UTI trustee and SUBI trustee under the Trust Agreement and each SUBI Supplement.
“UETA” means the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999.
“Uncommitted Amount” shall have the meaning assigned thereto in the Pricing Side Letter.
“Underlying Assets” means, with respect to each Participated Asset, whether now existing or hereafter acquired: (i) the Participated Mortgage Loans, (ii) the Servicing Rights, (iii) Seller’s rights under any related Hedge Instruments to the extent related to the Participated Mortgage Loans, (iv) such other Property related to the Participated Asset, (v) all mortgage guarantees and insurance relating to the individual Participated Mortgage Loans (issued by governmental agencies or otherwise) or the related Mortgaged Property and any mortgage insurance certificate or other document evidencing such mortgage guarantees or insurance and all claims and payments related to the Mortgage Loans, (vi) all guarantees or other support for the Participated Mortgage Loans, (vii) all rights to Income and the rights to enforce such payments arising from the Participated Mortgage Loans and any other contract rights, payments, rights to payment (including payments of interest or finance charges) with respect thereto (including, with respect to any FHA Buyout Loan, VA Buyout Loan or any Converted REO Property related thereto, any rights to reimbursement of related Servicing Advances), (viii) all Takeout Commitments and Trade Assignments (including the rights to receive the related purchase price related therefor) to the extent related to such Participated Asset, (ix) the Collection Account and all amounts on deposit therein, (x) the Participated REO Properties and the related REO Property File with respect to any Participated REO Property, (xi) any proceeds related to any Part A FHA Claim and Part B FHA Claim or any related VA Claim, as applicable related to such Participated Asset, (xii) all “accounts,” “deposit accounts,” “securities accounts,” “chattel paper,” “commercial tort claims,” “deposit accounts,” “documents,” “general intangibles,” “instruments,” “investment property,” and “securities accounts,” relating to the foregoing, as each of those terms is defined in the Uniform Commercial Code and all cash and cash equivalents and all products and proceeds relating to or constituting any or all of the foregoing, (xiii) any purchase agreements or other agreements or contracts relating to or constituting any or all of the foregoing, (xiv) any other collateral pledged or otherwise relating to any or
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all of the foregoing, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, accounting records and other books and records relating to the foregoing, (xv) with respect to any Underlying Asset that is an FHA Buyout Loan, VA Buyout Loan or any Converted REO Property related thereto, the related Servicing Advances and rights to reimbursement thereof and (xvi) any and all replacements, substitutions, distributions on, or proceeds with respect to, any of the foregoing.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Underlying Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
“Unrestricted Cash” means, as of any date of determination, the sum of (i) Seller’s cash, (ii) Seller’s Cash Equivalents that are not, in either case, subject to a Lien in favor of any Person or that are not required to be reserved by Seller in a restricted escrow arrangement or other similarly restricted arrangement pursuant to a contractual agreement or requirement of law.
“U.S. Bank Custodial Agreement” means that certain Amended and Restated Custodial Agreement, dated as of the Effective Date, among Seller, Buyer and U.S. Bank National Association, entered into in connection with the Agreement, as the same may be amended, modified or supplemented from time to time.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the U.S. Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“Utilized Amount” shall have the meaning assigned thereto in the Pricing Side Letter.
“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.
“VA Buyout Loan” means an Eligible Mortgage Loan that (a) is insured by VA, (b) is a Ginnie Mae Mortgage Loan, (c) has been purchased out of a Ginnie Mae Security, and (d) is not a Modified Loan.
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“Verification Agent” means an entity appointed by the Buyer to perform specific services with respect to the Eligible Mortgage Loans, or its successors and assigns.
“Verification Agent Letter” means the agreement pursuant to which the Verification Agent performs services with respect to the Eligible Mortgage Loans.
“Warehouse Lender” means any lender providing financing to Seller for the purpose of warehousing, originating or purchasing a Mortgage Loan, which lender has a security interest in such Mortgage Loan to be purchased by BBPLC.
“Warehouse Lender’s Release” means a letter, in the form of Exhibit E, from a Warehouse Lender to BBPLC, unconditionally releasing all of Warehouse Lender’s right, title and interest in certain Mortgage Loans identified therein upon payment to the Warehouse Lender.
“Wet-Ink Mortgage Loan” means a Mortgage Loan that Seller is participating to the Trust simultaneously with the origination thereof that is funded as part, either directly or indirectly, with the Purchase Price paid by Buyer hereunder and prior to receipt by Buyer or its Custodian of the original Mortgage Note.
“Wet-Ink Mortgage Loan Document Receipt Date” means for any Wet-Ink Mortgage Loan, the date that the Custodian executes an original trust receipt without exceptions.
“WMIH” means WMIH Corp., a Delaware corporation.
“WTNA” means Wilmington Trust, National Association, a national banking association.
(a)Interpretation.
(i)Headings are for convenience only and do not affect interpretation. The following rules of this subsection (b) apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to a subsection, Section, Annex or Exhibit is, unless otherwise specified, a reference to a section of, or annex or exhibit to, the Agreement. A reference to a party to the Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns. A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited by any Program Document. A reference to legislation or to a provision of legislation includes any modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes a facsimile
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transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing. The words “hereof,” “herein,” “hereunder” and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement. An Event of Default exists until it has been waived in writing by Buyer or has been cured. The term “including” is not limiting and means “including without limitation.” In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under the Agreement shall be made, in accordance with GAAP, consistently applied. References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of Seller.
(ii) Except where otherwise provided in the Agreement, any determination, consent, approval, statement or certificate made or confirmed in writing with notice to Seller by Buyer or authorized officers of Buyer as required by the Agreement is conclusive in the absence of manifest error. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing related to such agreement.
(iii)A reference to a document includes an agreement in writing or a certificate, notice, instrument or document, or any information recorded in electronic form. Where Seller is required to provide any document to Buyer under the terms of the Agreement, the relevant document shall be provided in writing or printed form unless Buyer request otherwise.
(iv)The Agreement is the result of negotiations among, and has been reviewed by counsel to, Buyer and Seller, and is the product of all parties. In the interpretation of the Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of the Agreement or the Agreement itself. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents and may form opinions and make determinations in their absolute sole discretion. Except as specifically required herein, any requirement of good faith, discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation
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not immediately available from or with respect to Seller, any other Person, the Purchased Securities or the Underlying Assets themselves.
3.The Transactions.
(d)It is acknowledged and agreed that, notwithstanding any other provision of the Agreement to the contrary, the facility provided under the Agreement is (i) a committed facility with respect to the Committed Amount and (ii) an uncommitted facility with respect to the Uncommitted Amount, and Buyer shall have no obligation to enter into any Transactions hereunder with respect to the Uncommitted Amount. All purchases of the SUBI Certificates hereunder shall be first deemed committed up to the Committed Amount and then the remainder, if any, shall be deemed uncommitted up to the Uncommitted Amount.
(e)Subject to the terms and conditions of the Program Documents, Buyer may enter into Transactions provided, that the Aggregate MRA Purchase Price shall not exceed, as of any date of determination, the lesser of (a) the Maximum Aggregate Purchase Price (less the sum of the Aggregate EPF Purchase Price and MSR Facility Borrowed Amount) and (b) the aggregate Asset Base of all Underlying Assets and all Eligible Mortgage Loans proposed to be participated in connection with such Transaction.
(f)Unless otherwise agreed, Seller shall request that Buyer enter into a Transaction with respect to any SUBI Certificate or add any additional Eligible Asset as a Participated Asset for any Transaction by delivering to (i) Buyer, with respect to each Transaction, a Confirmation and (ii) the indicated required parties (each, a “Required Recipient”) the required delivery items (each, a “Required Delivery Item”) set forth in the table below by the corresponding required delivery time (the “Required Delivery Time”), and such Transaction or addition shall occur no later than the corresponding required purchase time (the “Required Purchase Time”):

Underlying Asset Type	Required Delivery Items	Required Delivery Time	Required Recipient	Required Participation Time
Eligible Mortgage Loans (other than Wet-Ink Mortgage Loans, FHA Buyout Loans, VA Buyout Loans and Modified Loans)	Seller Mortgage Asset Schedule	No later than 3:00 p.m. (New York City time) on the Business Day prior to the requested Participation Date	Buyer and Custodian	No later than 5:00 p.m. (New York City time) on the requested Participation Date
	For Correspondent Loans, the Correspondent Seller Release, duly executed and delivered by each applicable Correspondent Seller	No later than 3:00 p.m. (New York City time) on the Business Day prior to the requested Participation Date	Buyer
	The complete Mortgage Files to Custodian for each Mortgage Loan subject to such Transaction	No later than 3:00 p.m. (New York City time) on the Business Day prior to the requested Participation Date	Custodian
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AM Funded Wet-Ink Mortgage Loans	Seller Mortgage Asset Schedule	No later than 4:00 p.m. (New York City time) on the Business Day prior to the requested Participation Date	Buyer, Custodian and Disbursement Agent	No later than 9:00 a.m. (New York City time) on the requested Participation Date
PM Funded Wet-Ink Mortgage Loans	Seller Mortgage Asset Schedule	No later than 1:00 p.m. (New York City time) on the requested Participation Date	Buyer, Custodian and Disbursement Agent	No later than 4:00 p.m. (New York City time) on the requested Participation Date
Wet-Ink Mortgage Loans	(i) Seller Mortgage Asset Schedule and (ii) Wet-Ink Mortgage Loan Funding Report	No later than 2:00 p.m. (New York City time) on the requested Participation Date	Buyer and Custodian	No later than 4:00 p.m. (New York City time) on the requested Participation Date
FHA Buyout Loans, VA Buyout Loans and Modified Loans	Seller Mortgage Asset Schedule	No later than 10:00 a.m. (New York City time) on the Business Day prior to the requested Participation Date	Buyer and Custodian	No later than 5:00 p.m. (New York City time) on the requested Participation Date
The date on which any notice pursuant to this Section 3(c) is given is known as the “Notice Date”. By submitting a Seller Mortgage Asset Schedule, Seller hereby agrees that it shall be deemed to have made all of the representations and warranties set forth in Exhibit C attached hereto. With respect to each Wet-Ink Mortgage Loan, immediately following the Participation Date, Seller shall cause the related Settlement Agent to deliver to the Custodian the remaining documents in the Mortgage Loan File. In addition, with respect to the participation of any Eligible Mortgage Loans that are Wet-Ink Mortgage Loans, Seller shall deliver to BBPLC and Custodian, no later than 5:00 p.m. (New York City time) one (1) Business Day prior to the proposed Purchase Date, the estimated Outstanding Purchase Price (the “Estimated Purchase Price”) of the Wet-Ink Mortgage Loans to be participated on such Participation Date within a variance not to exceed $5,000,000 of the actual Outstanding Purchase Price on such Participation Date (the “Allowable Variance”).
(g)Upon Seller’s request to enter into a Transaction pursuant to Section 3(c) and assuming all conditions precedent set forth in this Section 3 and in Section 10 of Annex I.A. of the Agreement have been met, and provided no Default or Event of Default shall have occurred and be continuing, on the requested Purchase Date, Buyer shall, in the case of a Transaction with
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respect to the Committed Amount, and may, in its sole discretion, in the case of a Transaction with respect to the Uncommitted Amount, purchase the related Purchased Securities included in the related Confirmation by transferring the initial Purchase Price (net of any related fees and expense then due and payable by Seller to Buyer pursuant to the Agreement) in accordance with the following wire instructions or as otherwise provided:
Receiving Bank: J.P. Morgan Chase Bank, N.A.
ABA#: 021000021
Account Name: Nationstar Mortgage LLC
Account Number: 5539021
Seller acknowledges and agrees that the Outstanding Purchase Price includes a mutually negotiated premium allocable to the portion of the Participated Assets that constitutes the related Servicing Rights.
(h)On the related Price Differential Determination Date, Calculation Agent shall calculate the Price Differential for each outstanding Transaction payable on the Monthly Payment Date utilizing the Pricing Rate. Not less than two (2) Business Days prior to each Monthly Payment Date, Calculation Agent shall provide Seller with an invoice for the amount of the Price Differential due and payable with respect to all outstanding Transactions, setting forth the calculations thereof in reasonable detail and all accrued fees and expenses then due and owing to Buyer. On the earliest of (1) the Monthly Payment Date or (2) the Termination Date, Seller shall pay to Buyer the Price Differential then due and payable for (x) all outstanding Transactions and (y) Purchased Securities for which Buyer has received the related Repurchase Price (other than Price Differential) pursuant to Section 3(f) during the prior calendar month.
(i)With respect to a Transaction, upon the earliest of (1) the Repurchase Date and (2) the Termination Date, Seller shall pay to Buyer the related Repurchase Price (other than the related accrued Price Differential) together with any other Obligations then due and payable, and shall repurchase all Purchased Securities then subject to such Transaction; provided that Seller may, within ninety (90) days of Calculation Agent’s notification of the Benchmark Replacement, (A) give notice to Calculation Agent (with reasonable corroborative evidence upon request by the Calculation Agent) that the Benchmark Replacement is materially different from the successor rate of interest implemented by the majority of financial institutions similar to Calculation Agent for assets similar to the Purchased Securities in warehouse facilities in the United States similar to the Agreement and (B) elect to repurchase all Purchased Securities at the related Outstanding Purchase Price together with any other Obligations then due and payable and terminate the Agreement without penalty or premium on an elected Termination Date that is on or after the date the Benchmark Replacement is effective. The Repurchase Price shall be transferred directly to Buyer, and Buyer shall transfer to Seller the related Purchased Securities.
(j)If Buyer determines in its sole discretion that any Change in Law or any change in accounting rules regarding capital requirements has the effect of reducing the rate of return on Buyer’s capital or on the capital of any Affiliate of Buyer under the Agreement as a consequence of such Change in Law or change in accounting rules, then from time to time Seller will compensate the Buyer or the Buyer’s Affiliate, as applicable, for such reduced rate of return suffered as a consequence of such Change in Law or change in accounting rules on terms similar to those imposed by the Buyer. Further, if due to the introduction of, any change in, or the compliance by Buyer with (i) any eurocurrency reserve requirement, or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority whether or not having the force of law, there shall be an increase in the cost to Buyer or any Affiliate of Buyer in engaging in the present or any future Transactions, then Seller shall,
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from time to time and upon demand by the Buyer, compensate the Buyer or the Buyer’s Affiliate for such increased costs, and such amounts shall be deemed a part of the Obligations hereunder. The Buyer shall provide Seller with notice as to any such Change in Law, change in accounting rules or change in compliance promptly following such Buyer’s receipt of actual knowledge thereof.
(k)To the extent that the Asset Base for any Purchased Security is greater than the Outstanding Purchase Price for such Purchased Security (including as a result of the addition of additional Eligible Mortgage Loans as Participated Mortgage Loans in accordance with Section 6(b)), Seller may request (an “Incremental Purchase Price Request”) that Buyer transfer an additional purchase price amount less than or equal to the positive difference between the Asset Base and the Outstanding Purchase Price for such Purchased Security (each such additional purchase price amount, an “Incremental Purchase Price”). Each Incremental Purchase Price Request and Buyer’s transfer of the applicable Incremental Purchase Price shall be made with respect to the Transaction for such Purchased Security and will be subject to all conditions precedent and other terms required to be satisfied prior to execution of each such Transaction under the Agreement. In connection with each Incremental Purchase Price Request, Seller may direct Buyer to transfer the applicable Incremental Purchase Price in full or in part to reduce the Exposure that is a positive number under the other Relevant Master Agreements identified under the Master Netting Agreement; provided however that pursuant to Section 4.2 and Section 4.3 of the Master Netting Agreement, BBPLC in its capacity as the Designated Barclays Entity under the Master Netting Agreement shall have the right to require Seller to transfer all or a portion of the Incremental Purchase Price to reduce the Exposure that is a positive under the other Relevant Master Agreements identified under the Master Netting Agreement, to zero.
(l)REO Property.
(i)The Seller may from time to time, in connection with a new Transaction, issue Participation Interests in REO Properties unrelated to the Underlying Assets to the Trust with respect to the REO SUBI, along with written notice of such transfer in the form of a REO SUBI Schedule of Assets to BBPLC (any such date, an “REO Transfer Date”) and shall (x) subject to any applicable redemption period, deliver to Buyer within seven (7) Business Days following the related REO Transfer Date, a foreclosure sale deed or evidence, as described in clause (iii) hereof, that Seller has caused the REO Deed to be sent for recording in the applicable office of the applicable jurisdiction and (y) promptly transfer to the Custodian the related REO Property File as the documents contained therein come into existence.
(ii)At any time that a Participated Mortgage Loan is foreclosed upon, (A) the marketable title in the related REO Property shall promptly be vested in and retained by the Seller and such Participated Mortgage Loan shall automatically convert to a Participated REO Property (any such date, a “Foreclosure Date”) and (B) Seller shall (x) subject to any applicable redemption period, deliver to Buyer within seven (7) Business Days following the related Foreclosure Date a foreclosure sale deed or evidence, as described in clause (iii) hereof, that Seller has caused the REO Deed to be sent for recording in the applicable office of the applicable jurisdiction; provided that if Seller fails to deliver such evidence within the applicable time period, the related Participated REO Property shall no longer be considered an Eligible Asset and (y) promptly transfer to the Custodian the related REO Property File as the documents contained therein come into existence.
(iii)For purposes of the Agreement, a Participated Mortgage Loan shall be deemed to have converted into an REO Property upon the earliest to occur of the following:
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(1)an REO Deed shall have been received in the name of the Seller with respect to the Mortgaged Property related to such Participated Mortgage Loan;
(2)the Seller shall have received a receipt or other written acknowledgment acceptable to Buyer from the filing clerk evidencing the submission for filing of an REO Deed with respect to the Mortgaged Property related to such Participated Mortgage Loan;
(3)the Seller shall have received a receipt issued by a Governmental Authority evidencing the Seller’s right to receive the REO Deed for the Mortgaged Property related to such Participated Mortgage Loan; or
(4)Buyer shall have received such other evidence of the Seller’s interest in such REO Property acceptable to Buyer in its reasonable discretion.
(iv)On any Foreclosure Date, Participation Interests in such Converted REO Property shall automatically be issued to the Trust with respect to the REO SUBI, whereupon the Participation Interests in the related Participated Mortgage Loan shall automatically be extinguished pursuant to the Participation Agreement, and the portion of the Repurchase Price attributable to the related Participated Mortgage Loan shall be reduced by the Outstanding Purchase Price attributable to such Converted REO Property. Seller shall provide prompt written notice in the form of a REO SUBI Schedule of Assets to Buyer upon such deemed conversion.
4.Voting Rights. So long as the Purchased Securities are subject to the Agreement, the Buyer, as holder of such Purchased Securities, hereby grants to Seller a revocable license to exercise all voting and direction rights inuring to holder under the Program Documents; provided, however, that no vote shall be cast or direction right exercised or other action taken which would impair the Purchased Securities, Buyer’s rights thereto or thereunder or the Participated Mortgage Loans or which would be inconsistent with, or result in a violation of, any provision of the Agreement or the Program Documents. Notwithstanding the foregoing, the license granted by Buyer pursuant to the prior sentence is revocable by Buyer at any time during the continuance of an Event of Default. Upon revocation of such license, Buyer shall not cast any vote or exercise any direction right or other action taken which would impair the Purchased Securities, the Participated Assets or which would be inconsistent with or result in a violation of any provision of the Agreement or the Program Documents; provided, however, that the Buyer may direct the sale and liquidation of the Participated Assets only upon the occurrence and during the continuance of an Event of Default.
5.Confirmation. For purposes of this Annex I.A., Paragraph 3(b) of the Agreement is hereby amended by deleting the second sentence thereof in its entirety and replacing it with the following:
The Confirmation shall describe the Purchased Securities (including the CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase
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Price, (iii) the Repurchase Date, (iv) the Margin Notice Deadline (if applicable), (v) the Pricing Rate and (vi) any additional terms or conditions of the Transaction not inconsistent with the Agreement. In the event of any conflict between the Agreement and a Confirmation, the terms of the Confirmation shall control with respect to the related Transaction.
6.Margin Maintenance. For purposes of this Annex I.A., each of (x) Paragraph 7(b) of Annex I to the Agreement and (y) Paragraph 4 of the Agreement are hereby amended by deleting such Paragraphs in their entirety and replacing them with the following:
(a)Calculation Agent shall determine the Market Value of the Purchased Securities or Participated Assets on a daily basis as determined by the Calculation Agent in its sole good faith discretion, including the right to determine that the Market Value with respect to one or more of the Participated Assets may be zero. After making that determination, Calculation Agent may determine the Asset Base of any Underlying Asset on such day.
(b)If, as of any date of determination, the Calculation Agent determines that the aggregate Asset Base of all Purchased Securities is less than the aggregate Outstanding Purchase Price of all Purchased Securities then subject to Transactions (such occurrence, a “Margin Deficit”), and such Margin Deficit exceeds the Minimum Transfer Amount, then Calculation Agent may, by notice to the Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to transfer to the Buyer or the Buyer’s designee cash or, at the Buyer’s option (and provided Seller has additional Eligible Mortgage Loans), additional Eligible Mortgage Loans as Participated Mortgage Loans (“Additional Participated Mortgage Loans”) to cure the Margin Deficit. If the Calculation Agent delivers a Margin Call to the Seller on or prior to 11:00 a.m. (New York City time) on any Business Day, then the Seller shall transfer cash or Additional Participated Mortgage Loans to the Buyer or its designee no later than (i) 5:00 p.m. (New York City time) on the same Business Day. In the event the Calculation Agent delivers a Margin Call to Seller after 11:00 a.m. (New York City time) on any Business Day, Seller shall be required to transfer cash or Additional Participated Mortgage Loans no later than (i) 12:00 p.m. (New York City time) on the next succeeding Business Day.
(c)Any cash transferred to Buyer or its designee in satisfaction of a Margin Call or pursuant to Section 23(f)(i) herein shall reduce the Outstanding Purchase Price of the related Transactions.
(d)The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions of the Agreement or limit the right of the Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive the Buyer’s rights under the Agreement or otherwise existing by law or in any way create additional rights for Seller.
(e)For the avoidance of doubt, it is hereby understood and agreed that Seller shall be responsible for satisfying any Margin Deficit existing as a result of any reduction of the Principal Balance of any Participated Mortgage Loan pursuant to any action by any bankruptcy court.
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7.Application of Income; Facility Fees.
(a)Seller shall have the option to (i) withdraw from a Collection Account all Income on deposit therein with respect to the Underlying Assets and use such funds at its discretion or (ii) cause the Bank to disburse such Income to the Buyer, which amounts shall be applied by Buyer in the following order of priority (i) to reduce outstanding Price Differential due and payable, (ii) to reduce the Outstanding Purchase Price for all outstanding Transactions, and (iii) to pay all other Obligations then due and payable to such Buyer.
(b)Notwithstanding anything herein or in the Collection Account Control Agreements to the contrary, Seller shall in no event be permitted to withdraw funds from the Collection Account to the extent that such action would result in the creation of a Margin Deficit (unless prior thereto or simultaneously therewith Seller cures such Margin Deficit in accordance with Section 6), or if an Event of Default is then continuing. Further, if an uncured Margin Deficit exists as of such Monthly Payment Date, Seller shall cause the Bank to disburse the Income related to the Transaction for which the Margin Deficit exists to the Buyer (up to the amount of such Margin Deficit), which amounts shall be applied by the Buyer to reduce the related Outstanding Purchase Price.
(c)If a successor servicer takes delivery of the Participated Assets either under the circumstances set forth in Section 23(g) or otherwise, all amounts deposited in the related Collection Account shall be paid to the Buyer promptly upon such delivery.
(d)For purposes of this Annex I.A., Paragraph 5 of the Agreement is hereby amended by adding the following subparagraph at the end of such Paragraph:
Seller to Remain Liable. If the amounts remitted to Buyer as provided in this Paragraph 5 are insufficient to pay all amounts due and payable from Seller to Buyer under the Agreement or any other Program Document on a Monthly Payment Date or a Repurchase Date, upon the occurrence of an Event of Default or otherwise, Seller shall nevertheless remain liable for and shall pay to Buyer when due all such amounts.
(e)On a monthly basis and on the Termination Date, Calculation Agent shall determine the Utilized Amount, and Seller shall pay to Buyer the related Non-Utilization Fee, if any, on each Monthly Payment Date or the Termination Date, as applicable.
(f)Seller shall indemnify the Buyer and hold the Buyer harmless from any losses, costs and/or expenses that Buyer may sustain or incur as a result of Seller’s termination of any Transaction on or before a Repurchase Date arising from the reemployment of funds obtained by the Buyer hereunder or from actual out-of-pocket fees and expenses payable to terminate the deposits from which such funds
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were obtained (“Breakage Costs”). Buyer shall use good faith efforts to mitigate all Breakage Costs. The Calculation Agent shall deliver to Seller a statement setting forth the amount and basis of determination of any Breakage Costs in such detail as determined in good faith by the Buyer to be adequate, it being agreed that such statement and the method of its calculation shall be adequate and shall be conclusive and binding upon Seller, absent manifest error. The provisions of this Section 7(f) shall survive termination of the Agreement.
8.Events of Default. The definition of “Event of Default” under Paragraph 11 of the Agreement is hereby deleted. The occurrence of any one or more of the following events shall constitute an “Event of Default” under the Agreement, which for the avoidance of doubt, shall be in addition to, and in no way limit, the Events of Default set forth in Annex I to the Agreement and entitle the non-defaulting party to exercise the termination rights under Paragraph 11 of the Agreement:
Seller fails to transfer the Purchased Securities to the Buyer on the applicable Purchase Date (provided the Buyer has tendered the related initial Purchase Price);
Seller either fails to repurchase the Purchased Securities on the applicable Repurchase Date or fails to perform its obligations under Section 6 hereof or the last sentence of Section 22;
(c)Seller shall fail to (i) remit to Buyer when due (x) the any payments of Repurchase Price or any Price Differential required to be made hereunder or (y) any other payment required to be made under the terms of the Agreement, any other Program Document or any other contracts or agreements delivered in connection herewith or therewith and such failure with respect to clause (y) remains unremedied for one (1) Business Day, or (ii) perform, observe or comply with any material term, condition, covenant or agreement contained in the Agreement or any of the other Program Documents (other than the other “Events of Default” set forth in this Section 8) or any other contracts or agreements delivered in connection herewith or therewith, and such failure is not cured within the time period expressly provided for therein, or, if no such cure period is provided, within five (5) Business Days of the earlier of (x) Seller’s receipt of written notice of such breach or (y) the date on which Seller obtains notice or knowledge thereof;
(d)Any representation or warranty made by Seller (or any of Seller’s officers) in the Program Documents or in any other document delivered in connection therewith, or in any other contract or agreement, shall have been incorrect or untrue in any material respect when made or repeated or deemed by the terms thereof to have been incorrect or untrue in any material respect when made or repeated (other than the representations or warranties in Exhibit B-1, B-2 or B-3, as applicable, which shall be considered solely for the purpose of determining whether the related Underlying Asset is an Eligible Asset, unless Seller shall have made any such representation or warranty with the knowledge that it was materially false or
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misleading at the time made or repeated or deemed to have been made or repeated) and such incorrect or untrue statement is not cured within five (5) Business Days of the earlier of (x) Seller’s receipt of written notice of such breach or (y) the date on which Seller obtains notice or knowledge thereof;
(e)Seller, the Trust, any Transaction SUBI or any of their respective Subsidiaries shall (A) be in default under, or fail to perform as requested under, or shall otherwise breach, beyond any applicable cure period, the terms of any warehouse, credit, repurchase, line of credit, financing or other similar agreement relating to any Indebtedness between Seller, the Trust, any Transaction SUBI or any of their respective Subsidiaries, on the one hand, and any Person, on the other, which default or failure entitles any party to require acceleration or prepayment of any Indebtedness thereunder; or (B) fail to satisfy, when due and beyond any applicable cure period, any payment obligation under any other material agreement between Seller, the Trust, any Transaction SUBI or any of their respective Subsidiaries, on the one hand, and any Person, on the other (it being understood that for the purposes of this clause (B) an agreement is material if the payment obligations thereunder exceed $25,000,000 in the aggregate over the term of such agreement);
(f)Any Act of Insolvency of Seller, the Trust or any Transaction SUBI;
(g)Any final judgment or order for the payment of money in excess of $15,000,000 in the aggregate (to the extent that it is, in the reasonable determination of Buyer, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against Seller, the Trust, any Transaction SUBI or any of their respective Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provisions shall not be made for such discharge) satisfied, or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and Seller, the Trust, any Transaction SUBI or any of their respective Affiliates, as applicable, shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal;
(h)Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority (i) shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, the Trust or any Transaction SUBI, or shall have taken any action to displace the management of Seller, the Trust or any Transaction SUBI or to curtail its authority in the conduct of the business of Seller or such Trust, or (ii) takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller, as an issuer, purchaser or a seller/servicer of Mortgage Loans or securities backed thereby;
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(i)Seller shall fail to comply with any of the financial covenants set forth in Section 3 of the Pricing Side Letter;
(j)Any Material Adverse Effect shall have occurred;
(k)The Agreement shall for any reason cease to create a valid first priority security interest or ownership interest upon transfer in any material portion of the Purchased Securities or Participated Assets purported to be covered hereby;
(l)A Change in Control of Seller shall have occurred that has not been approved by Buyer;
(m)Buyer shall reasonably request from Seller, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of Seller or the Trust, and such reasonable information and/or responses shall not have been provided within ten (10) Business Days of such request;
(n)A default by Seller, the Trust, any Transaction SUBI or any of their respective Subsidiaries shall have occurred and be continuing beyond the expiration of any applicable cure periods under any material agreement (including, without limitation, the Program Documents, the EPF Program Documents) or any other obligation entered into between such Person, the Buyer or any of its Affiliates;
(o)The Trust ceases for any reason to have a valid ownership interest in the Participation Interests (other than as a result of the sale or other liquidation of the same pursuant to the terms of the Agreement);
(p)Seller ceases to be a member of MERS in good standing for any reason (unless MERS is no longer acting in such capacity);
(q)Change of Servicer without consent of the Buyer;
(r)Failure of Servicer to service the Mortgage Loans in accordance with Accepted Servicing Practices in any material respect, and such failure remains unremedied within five (5) Business Days of Seller’s receipt of notice or actual knowledge thereof;
(s)Failure of Servicer to meet the qualifications to maintain all requisite Approvals, such Approvals are revoked or such Approvals are materially modified;
(t)If, at any time, Servicer’s HUD ranking falls below “Tier 2” lender;
(u)Failure by Servicer or Seller to remit when due Income payments or FHA claims, VA Claims or payments with respect to an FHA Buyout Loan or VA Buyout Loan sold to BBPLC hereunder when such remittance is required to be made
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under the terms of the Agreement or such Mortgage Loan and such failure remains unremedied for one (1) Business Day;
(v)The Servicer or any of its Affiliates fails to operate or conduct its business operations or any material portion thereof in the ordinary course; and
(w)The Verification Agent is terminated by the Buyer, or resigns and the selection and approval by the Buyer of a successor Verification Agent (such approval not to be unreasonably withheld or delayed) and the assumption of the Verification Agent’s duties by such successor verification agent does not become effective within thirty (30) days of such termination or resignation.
9.Remedies upon an Event of Default. In addition to the remedies provided in Paragraph 11 of the Agreement, upon the occurrence and continuance of (a) an Event of Default (other than that referred to in Section 8(f), the Buyer, at its option, shall have the right to exercise any or all of the following rights and remedies, and (b) an Event of Default referred to in Section 8(f), the following rights and remedies shall immediately and automatically take effect without any further action by any Person.
(a)Repurchase Date and Termination.
(i)The Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Seller’s Obligations hereunder to repurchase all Purchased Securities at the Repurchase Price therefor on the Repurchase Date in such Transactions shall thereupon become immediately due and payable; all Income paid after such exercise or deemed exercise shall be remitted to and retained by Buyer and applied to the aggregate Repurchase Prices and any other amounts owing by Seller hereunder; Seller shall immediately deliver to Buyer or its designee any and all original papers, records and files relating to the Purchased Securities subject to such Transaction and Participated Assets then in its possession and/or control; and all right, title and interest in and entitlement to such Purchased Securities and Servicing Rights thereon shall become property of Buyer.
(ii)Buyer may (A) sell, on or following the Business Day following the date on which the Repurchase Price becomes due and payable pursuant to Section 9(a)(i) without notice or demand of any kind, at a public or private sale and at such price or prices as Buyer may reasonably deem satisfactory, any or all or portions of the Purchased Securities on a servicing-released or servicing-retained basis, as Buyer may determine in its sole discretion and/or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give Seller credit for such Purchased Securities (including credit for the Servicing Rights in respect of sales on a servicing-retained basis) in an amount equal to the Market Value of the Purchased Securities against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. Seller
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shall remain liable to Buyer for any amounts that remain owing to Buyer following a sale and/or credit under the preceding sentence. The proceeds of any disposition of Purchased Securities shall be applied first to the reasonable costs and expenses including but not limited to legal fees incurred by Buyer in connection with or as a result of an Event of Default; second to costs of cover and/or related hedging transactions; third to the aggregate Repurchase Prices; and fourth to all other Obligations.
The parties recognize that it may not be possible to purchase or sell all of the Purchased Securities on a particular Business Day, or in a transaction with the same Buyer, or in the same manner because the market for such Purchased Securities may not be liquid. In view of these characteristics of the Purchased Securities, the parties agree that liquidation of a Transaction or the underlying Purchased Securities does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect the time and manner of liquidating any Purchased Security and nothing contained herein shall obligate Buyer to liquidate any Purchased Security upon the occurrence of an Event of Default or to liquidate all Purchased Securities in the same manner or on the same Business Day or shall constitute a waiver of any right or remedy of Buyer. Notwithstanding the foregoing, the parties to the Agreement agree that the Transactions have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual obligation and that each Transaction has been entered into in consideration of the other Transactions.
The Buyer may terminate the Agreement.
Seller hereby acknowledges, admits and agrees that Seller’s obligations under the Agreement are recourse obligations of Seller. In addition to their rights hereunder, Buyer shall have the right to proceed against any of Seller’s assets which may be in the possession of Buyer, any of Buyer’s Affiliates or their designee (including the Custodian), including the right to liquidate such assets and to set-off the proceeds against monies owed by Seller to Buyer pursuant to the Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Securities and all other sums or obligations owed by Buyer to Seller or against all of Seller’s Obligations to Buyer, or Seller’s obligations to Buyer under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.
Buyer shall have the right to obtain physical possession of the Records and all other files of Seller relating to the Purchased Securities and Participated Assets and all documents relating to the Purchased Securities and Participated Assets which are then or may thereafter come into the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request.
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Buyer shall have the right to direct all Persons servicing the Purchased Securities and Participated Assets to take such action with respect to the Purchased Securities and Participated Assets as Buyer determines appropriate, including, without limitation, using its rights under a power of attorney granted pursuant to Section 18 hereof.
Buyer shall, without regard to the adequacy of the security for the Obligations, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Securities, Participated Assets or any portion thereof, collect the payments due with respect to the Purchased Securities, Participated Assets or any portion thereof, and do anything that Buyer is authorized hereunder to do. Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver, and such shall be deemed part of the Obligations hereunder.
Buyer may, at its option, enter into one or more hedging transactions covering all or a portion of the Purchased Securities, and Seller shall be responsible for all damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against Buyer relating to or arising out of such hedging transactions; including without limitation any losses resulting from such hedging transactions, and such shall be deemed part of the Obligations hereunder.
In addition to all the rights and remedies specifically provided herein, Buyer shall have all other rights and remedies provided by applicable federal, state, foreign and local laws, whether existing at law, in equity or by statute, including, without limitation, all rights and remedies available to a Buyer/secured party under the Uniform Commercial Code.
Except as otherwise expressly provided in the Agreement, Buyer shall have the right to exercise any of their rights and/or remedies without presentment, demand, protest or further notice of any kind, other than as expressly set forth herein, all of which are hereby expressly waived by Seller.
Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives, to the extent permitted by law, any right Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have to the Obligations, or any guaranty thereof, arising from use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Securities or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
Seller shall cause all sums received by it with respect to the Purchased Securities to be deposited promptly upon receipt thereof but in no event later than twenty-four (24) hours
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thereafter. Seller shall be liable to Buyer for the amount of all losses, costs and/or expenses (plus interest thereon at a rate equal to the Default Rate) which Buyer may sustain or incur in connection with hedging transactions relating to the Purchased Securities, conduit advances and payments for mortgage insurance.
1.Conditions Precedent.
(a)The Buyer shall not enter into any initial Transaction or purchase any initial Purchased Securities unless Buyer shall have received on or before the Effective Date each of the following, in form and substance satisfactory to Buyer and duly executed by each party thereto (as applicable):
(i)Each of the Program Documents duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver;
(ii)Certificate of an officer of Nationstar, as Seller and as administrator of the Trust attaching certified copies of Seller’s and the Trust’s certificate of formation, certificate of trust, operating agreement, trust agreement and manager resolutions, as applicable, approving the Program Documents and Transactions thereunder (either specifically or by general resolution), and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Documents;
(iii)Certified copies of good standing certificates from the jurisdictions of organization of each of Seller and the Trust, dated as of no earlier than the date which is ten (10) Business Days prior to the Purchase Date with respect to the initial Transaction hereunder;
(iv)An incumbency certificate of Nationstar certifying the names, true signatures and titles of Nationstar’s respective representatives who are duly authorized to request Transactions hereunder and to execute on behalf of the Seller and as administrator of the Trust the Program Documents and the other documents to be delivered thereunder;
(v)An opinion of Seller’s and Trust’s counsels as to such matters as Buyer may reasonably request including, without limitation, with respect to Buyer’s perfected security interest in the Purchased Securities, a no material litigation, non-contravention, enforceability and corporate opinion with respect to Seller and the Trust, an opinion with respect to the inapplicability of the Investment Company Act of 1940 (the “1940 Act Opinion”) to Seller and the Trust, an opinion that the Agreement constitutes a “repurchase agreement”, “master netting agreement” and a “securities contract” within the meaning of the Bankruptcy Code and an opinion that no Transaction constitutes an avoidable transfer under Section 546(f) of the Bankruptcy Code, in form and substance acceptable
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to Buyer in their reasonable discretion, and from nationally recognized outside counsel acceptable to Buyer in their reasonable discretion;
(vi)Seller shall have paid to Buyer and Buyer shall have received all accrued and unpaid fees and expenses owed to Buyer in accordance with the Program Documents, then due and owing pursuant to Section 7 of this Annex I.A and any fees due and owing to the Verification Agent, in each case, in immediately available funds, and without deduction, set-off or counterclaim;
(vii)A copy of the insurance policies required by Section 21(q) of this Annex I.A.;
(viii)Duly completed and filed Uniform Commercial Code financing statements acceptable to Buyer and covering the Purchased Securities and the Participated Assets on Form UCC1;
(ix)Evidence that all other actions necessary to perfect and protect Buyer’s interest in the related Participated Assets have been taken, including, without limitation, the establishment of the Collection Account;
(x)Buyer shall have completed the due diligence review pursuant to Section 37, and such review shall be satisfactory to Buyer in its sole discretion;
(xi)Seller shall have provided evidence, satisfactory to Buyer, that Seller’s Approvals are in good standing; and
(xii)Any other documents reasonably requested by Buyer.
As conditions precedent to each Transaction pursuant to the Agreement (including the initial Transaction), each of the following conditions precedent must have been satisfied:
Buyer or its designee shall have received on or before the Purchase Date with respect to Eligible Assets that are to become Participated Assets (unless otherwise specified in the Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:
A.Seller shall have paid to Buyer and Buyer shall have received all accrued and unpaid fees and expenses owed to Buyer in accordance with the Program Documents in immediately available funds, and without deduction, set-off or counterclaim;
B.The Confirmation and Seller Mortgage Asset Schedule with respect to the applicable Purchased Securities and related Participated Assets, delivered pursuant to Section 3(c) of this Annex I.A;
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C.Such certificates, customary opinions of counsel or other documents as Buyer may reasonably request, provided that such opinions of counsel shall not be required routinely in connection with each Transaction but shall only be required from time to time as deemed necessary by Buyer in its commercially reasonable judgment;
D.Buyer shall have received any Non-Utilization Fee in respect of such Transaction then due and owing pursuant to Section 7(e) of this Annex I.A, in immediately available funds, and without deduction, set-off or counterclaim;
E.(x) With respect to an Eligible Asset that is an Eligible Mortgage Loan (other than Wet-Ink Mortgage Loans), an original Trust Receipt executed by the Custodian without exceptions; and (y) with respect to an Eligible Asset that is a REO Property, an original Trust Receipt executed by the Custodian identifying that the Custodian has received an electronic copy of the REO Deeds relating to the REO Properties transferred to the Seller;
F.Such other certifications of Custodian as are required under the related Custodial Agreement;
G.With respect to any table-funded Wet-Ink Mortgage Loan that is participated under the Participation Agreement in connection with such Transaction, (i) a copy of the Closing Instruction Letter delivered to the applicable Settlement Agent and (ii)(a) a copy of the Closing Protection Letter from the applicable title company, or (b) a copy of the Escrow Instruction Letter signed by the applicable Settlement Agent;
H.A duly executed Warehouse Lender’s Release from any Warehouse Lender (including any party that has a precautionary security interest in a Mortgage Loan) having a security interest in any Mortgage Loans, substantially in the form of Exhibit E (or such other form approved by Buyer in writing), addressed to BBPLC, releasing any and all of its right, title and interest in, to and under such Mortgage Loan (including, without limitation, any security interest that such secured party or secured party’s agent may have by virtue of its possession, custody or control thereof) and, to the extent applicable, has filed Uniform Commercial Code termination statements in respect of any Uniform Commercial Code filings made in respect of such Mortgage Loan, and each such Warehouse Lender’s Release and Uniform Commercial Code termination statement has been delivered to BBPLC prior to such
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Transaction and to the Custodian as part of the Mortgage Loan File; and
I.With respect to any FHA Buyout Loan or VA Buyout Loan, evidence that such FHA Buyout Loan or VA Buyout Loan, as applicable, is fully insured by FHA or VA, as applicable.
No Default or Event of Default shall have occurred and be continuing;
Buyer shall not have reasonably determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any requirement of law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with the applicable Pricing Rate;
Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, all representations and warranties in the Program Documents shall be true and correct on the date of such Transaction (with the same force and effect as if made on such date, or such other date specified therein) and Seller and the Trust is in compliance with the terms and conditions of the Program Documents, other than as may be expressly waived by the Buyer;
The then Aggregate MRA Purchase Price when added to the Purchase Price for the requested Transaction shall not exceed, as of any date of determination, the lesser of (a) the Maximum Aggregate Purchase Price (less the sum of the Aggregate EPF Purchase Price and MSR Facility Borrowed Amount) and (b) the aggregate Asset Base of all Underlying Assets and all Eligible Mortgage Loans proposed to be participated in connection with such Transaction;
[Reserved];
Satisfaction of any conditions precedent to the initial Transaction as set forth in clause (a) of this Section 10 that were not satisfied prior to such initial Purchase Date;
Buyer shall have determined that all actions necessary to establish or maintain Buyer’s perfected security interest in the Purchased Securities and Participated Assets have been taken;
Buyer or its designee shall have received any other documents reasonably requested by Buyer
There is no Margin Deficit at the time immediately prior to entering into a new Transaction (other than a Margin Deficit that will be cured
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contemporaneous with such Transaction in accordance with the provisions of Section 6 hereof);
Solely with respect to any Transaction entered into with respect to the Uncommitted Amount, none of the following shall have occurred and/or be continuing:
(1)an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance Eligible Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or
(2)an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or
(3)there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under the Agreement.
With respect to FHA Buyout Loans and VA Buyout Loans, the FHA or VA, as applicable, continues to hold permanent indefinite authority to obtain funds directly from the United States Treasury without additional congressional approval.
Representations and Warranties. Paragraph 10 of the Agreement is hereby amended by deleting such Paragraph in its entirety and replacing it with the following:
Seller hereby represents and warrants to Buyer, and shall on and as of the Purchase Date for any Transaction and on and as of each date thereafter through and including the related Repurchase Date be deemed to represent and warrant to Buyer that:
(a)Due Organization, Qualification, Power, Authority and Due Authorization. Each of Seller and the Trust is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and it has qualified to do business in each jurisdiction in which it is legally required to do so. Each of Seller, Trust and the Trust acting with respect to the Transaction SUBIs has the power and authority under its certificate of formation, operating agreement (or equivalent organizational documents) and applicable law to enter into the
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Agreement and the Program Documents and to perform all acts contemplated hereby and thereby or in connection herewith and therewith; the Agreement and the Program Documents and the transactions contemplated hereby and thereby have been duly authorized by all necessary action and do not require any additional approvals or consents or other action by, or any notice to or filing with, any Person other than any that have heretofore been obtained, given or made.
(b)Noncontravention. The consummation of the transactions contemplated by the Agreement and Program Documents are in the ordinary course of business of Seller, Trust and Transaction SUBIs and will not conflict with, result in the breach of or violate any provision of the certificate of formation, the certificate of trust, operating agreement and trust agreement (including any supplements thereto) of Seller, Trust or Transaction SUBIs, as applicable, or result in the breach of any provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture, loan or credit agreement or other instrument to which Seller, Trust, the Trust acting with respect to the Transaction SUBIs, the Purchased Securities, the Participated Assets or any of Seller’s, Trust’s or Transaction SUBIs’ Property is or may be subject to, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller, Trust or the Transaction SUBIs, the Purchased Securities, the Participated Assets or Seller’s, Trust’s or Transaction SUBIs’ Property is subject. Without limiting the generality of the foregoing, the consummation of the transactions contemplated herein or therein will not violate any policy, regulation or guideline of the FHA or VA or result in the voiding or reduction of the FHA insurance, VA guarantee or any other insurance or guarantee in respect of any the Purchased Security, the Participated Asset, and such FHA insurance or VA guarantee is in full force and effect or shall be in full force and effect as required by the applicable Agency Guide.
(c)Legal Proceeding. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body pending or, to Seller’s knowledge, threatened against or affecting Seller, the Trust or the Transaction SUBIs (or, to Seller’s knowledge, any basis therefor) wherein an unfavorable decision, ruling or finding would adversely affect the validity of the Purchased Securities or the Participated Assets or validity or enforceability of the Agreement, the Program Documents or any agreement or instrument to which Seller, the Trust or the Trust with respect to the Transaction SUBIs is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby, would adversely affect the proceedings of Seller, the Trust or the Transaction SUBIs in connection herewith or would or could materially and adversely affect Seller’s, the Trust’s or the Trust with respect to the Transaction SUBIs’ ability to carry out its obligations hereunder.
(d)Valid and Binding Obligations. The Agreement, the Program Documents and every other document to be executed by Seller in connection with the Agreement is and will be legal, valid, binding and subsisting obligations of Seller, enforceable in accordance with their respective terms, except that (A) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
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(e)Financial Statements. The financial statements of Seller, copies of which have been furnished to Buyer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of Seller as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no Material Adverse Change with respect to Seller. Except as disclosed in such financial statements or pursuant to Section 21(i) hereof, Seller is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change with respect to Seller.
(f)Accuracy of Information. Neither the Agreement nor any representations and warranties or information relating to Seller that Seller has delivered or caused to be delivered to Buyer, including, but not limited to, all documents related to the Agreement, the Program Documents or Seller’s financial statements, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein or herein in light of the circumstances under which they were made, not misleading. Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change that would render any of such documents or information untrue or misleading in any material respect.
(g)No Consents. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental Person, is required in connection with the execution, delivery and performance by Seller or the Trust of the Agreement or any other Program Document, other than any that have heretofore been obtained, given or made.
(h)Compliance With Law, Etc. No practice, procedure or policy employed or proposed to be employed by Seller, the Trust or the Trust with respect to the Transaction SUBIs in the conduct of its businesses violates any law, regulation, judgment, agreement, regulatory consent, order or decree applicable to it which, if enforced, would result in a Material Adverse Effect.
(i)Solvency. Each of the Seller and the Trust is solvent and will not be rendered insolvent by any Transaction and, after giving effect to each such Transaction, each of the Seller and the Trust will not be left with an unreasonably small amount of capital with which to engage in its business. Each of the Seller and the Trust does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature. Each of the Seller and the Trust is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of each of the Seller and the Trust or any of its assets.
(j)Fraudulent Conveyance. The amount of consideration being received by Seller in respect of each Transaction, taken as a whole, constitutes reasonably equivalent value and fair consideration for the related Purchased Securities. Seller is not transferring any Purchased Securities with any intent to hinder, delay or defraud any of its creditors. The Agreement and the Program Documents, any other
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document contemplated hereby or thereby and each Transaction has not been entered into fraudulently by Seller hereunder, or with the intent to hinder, delay or defraud any creditor or Buyer.
(k)Investment Company Act Compliance. None of Seller, the Trust or the Transaction SUBIs or any of their respective Subsidiaries is required to be registered as an “investment company” as defined under the Investment Company Act or as an entity under the control of an entity required to be registered as an “investment company” as defined under the Investment Company Act. Each of the Transaction SUBIs (i) is not required to register under the Investment Company Act either pursuant to Section 3(c)(5)(C) of the Investment Company Act or based upon the definition of “Investment Company” in Section 3(a)(1)(C) of the Investment Company Act, and (ii) is not a “covered fund” within the meaning of the final regulations issued December 10, 2013, implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, commonly known as the “Volcker Rule.”
(l)Taxes. Each of Seller, the Trust and the Transaction SUBIs has filed all federal, state and other material Tax returns and reports that are required to be filed and paid all federal, state and other material Taxes, including any assessments received by it, to the extent that such Taxes have become due (other than for Taxes that are being contested in good faith or by appropriate proceedings diligently conducted and for which it has established adequate reserves in accordance with GAAP). Any Taxes, fees and other governmental charges payable by Seller in connection with a Transaction and the execution and delivery of the Program Documents have been paid.
(m)Additional Representations. With respect to each Participated Asset related to a Purchased Security to be sold hereunder by Seller to Buyer, Seller hereby makes all of the applicable representations and warranties set forth in Exhibit B-1, B-2 or B-3 of this Annex I.A., as applicable, as of the date the related Mortgage Loan File is delivered to Buyer or the Custodian with respect to the related Participated Mortgage Loan, or as of the date the related Foreclosure Date or REO Transfer Date with respect to the related Participated REO Property, as applicable, and continuously while such Participated Asset relates to a Purchased Security that is subject to a Transaction. Further, as of each Purchase Date, Seller shall be deemed to have represented and warranted in like manner that Seller has no knowledge that any such representation or warranty may have ceased to be true in a material respect as of such date, except as otherwise stated in a Confirmation to Buyer, any such exception to identify the applicable representation or warranty and specify in reasonable detail the related knowledge of Seller.
(n)No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Securities pursuant to the Agreement; provided, that if Seller has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Securities pursuant to the Agreement, such commission or compensation shall have been paid in full by Seller.
(o)Good Title. Seller has not sold, assigned, transferred, pledged or hypothecated any interest in any individual Purchased Security subject to a Transaction or any associated Participated Assets to any person other than any sale, assignment,
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transfer, pledge or hypothecation that is released in conjunction with the sale to Buyer hereunder or to the Transaction SUBIs as contemplated in the Agreement and the Program Documents, and upon delivery of a Purchased Security to Buyer, the Buyer will be the sole owner thereof (other than for tax and accounting purposes), free and clear of any lien, claim or encumbrance other than those arising under the Agreement.
(p)Approvals. Seller has all requisite Approvals.
(q)Custodian. The Custodian is an eligible custodian under each Agency Guide and each Agency Program, and is not an Affiliate of Seller.
(r)No Adverse Actions. Seller has not received from any Agency a notice of extinguishment or a notice indicating material breach, default or material non-compliance which may entitle an Agency to terminate, suspend, sanction or levy penalties against the Seller, or a notice from any Agency, HUD, FHA or VA indicating any adverse fact or circumstance in respect of Seller which may entitle such Agency, HUD, FHA or VA, as the case may be, to revoke any Approval or otherwise terminate, suspend Seller as an Agency approved issuer or servicer, or with respect to which such adverse fact or circumstance has caused any Agency, HUD, FHA or VA, as the case may be, to terminate Seller, without any subsequent rescission thereof in such notice.
(s)Mortgage Recordation. Seller has submitted the original Mortgage in respect of each Mortgage Loan for recordation in the appropriate public recording office in the applicable jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the applicable Mortgagor.
(t)Affiliated Parties. Seller is not an Affiliate of the Custodian or any other party (other than the Trust and the Transaction SUBIs) to a Program Document hereunder.
(u)[Reserved].
Trust. The Trust validly exists as a statutory trust formed under the laws of the State of Delaware. Seller, as settlor, has conveyed to the Trust with respect to each Transaction SUBI for the benefit of the Holder of the related SUBI Certificate, all right, title and interest in and to each of the related Participation Interests and the Trust with respect to such Transaction SUBI holds such Participation Interests for the benefit of the Holder of the related SUBI Certificate; provided, however, the Participation Interests may be titled in the name of the SUBI Trustee pursuant to Section 3805(f) of the Statutory Trust Statute (as such term is defined in the Trust Agreement).
The representations and warranties set forth in the Agreement shall survive transfer of the Purchased Securities to Buyer and shall continue for so long as the Purchased Securities are subject to the Agreement.
Indemnity.
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(a)Seller agrees to indemnify and hold harmless Buyer and its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same is incurred within thirty (30) days following receipt of an invoice therefor) any and all claims, damages, losses, liabilities, increased costs and all other expenses including out-of-pocket expenses (including, without limitation, reasonable fees and expenses of outside counsel and audit and due diligence fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including without limitation, in connection with) (i) any investigation, litigation or other proceeding (whether or not such Indemnified Party is a party thereto) relating to, resulting from or arising out of any of the Program Documents and all other documents related thereto, any breach by Seller of any representation or warranty or covenant in the Agreement or any other Program Document, and all actions taken pursuant thereto, (ii) the Transactions, the actual or proposed use of the proceeds of the Transactions, the Agreement or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition, or any indemnity payable under the servicing agreement or other servicing arrangement, (iii) the actual or alleged presence of hazardous materials on any Property or any environmental action relating in any way to any Property, (iv) the actual or alleged violation of any federal, state, municipal or local predatory lending laws, or (v) the reduction of the unpaid principal balance of any Participated Mortgage Loan due to a cram down or similar action authorized by any bankruptcy proceeding or other case arising out of or relating to any petition under the Bankruptcy Code, in each case, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly from such Indemnified Party’s gross negligence or willful misconduct or is the result of a claim made by Seller against the Indemnified Party, and Seller is ultimately the successful party in any resulting litigation or arbitration. Seller hereby agrees not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Program Documents, the actual or proposed use of the proceeds of the Transactions, the Agreement or any of the transactions contemplated thereby. This paragraph (a) shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-tax claim. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.
If Seller fails to pay when due any costs, expenses or other amounts payable by it under the Agreement, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Buyer, in its sole discretion and Seller shall remain liable for any such payments by Buyer and such amounts shall be deemed part of the Obligations hereunder. No such payment by Buyer shall be deemed a waiver of any of the Buyer’s rights under the Program Documents.
Without prejudice to the survival of any other agreement of Seller hereunder, the covenants and obligations of Seller contained in this Section 12 shall survive the
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payment in full of the Repurchase Price and all other amounts payable hereunder and delivery of the Purchased Securities by Buyer against full payment therefor.
13.Notices. Notwithstanding anything in the Agreement or this Annex I.A. to the contrary, all notices, demands and other communications referred to in this Annex I.A. and in connection with any Transaction, including, without limitation, those made in connection with a margin call or otherwise contemplated by the applicable Confirmation, shall be in writing and sent by email, facsimile, messenger or otherwise to the address specified in Annex II (provided that notices of Events of Default and exercise of remedies or under Sections 6 or 19 shall be sent via overnight mail and by Electronic Transmission), or so sent to such party at any other place specified in a notice of change of address hereafter received by the other.
14.Takeout Commitments.
Seller hereby assigns to BBPLC, free of any security interest, lien, claim or encumbrance of any kind, Seller’s rights under each Takeout Commitment to deliver the Participated Mortgage Loans specified therein to the related Takeout Investor and to receive the purchase price therefor from such Takeout Investor. Seller shall deliver to BBPLC a duly executed and enforceable Trade Assignment on the date such Trade Assignment is executed by the related Takeout Investor. Subject to BBPLC’s rights hereunder, BBPLC agrees that it will satisfy the obligation under the Takeout Commitment to release the Participated Mortgage Loans of a Participation Interest that has been allocated to a SUBI subject to a Transaction to the Takeout Investor on the date specified therein. Seller understands that, as a result of this Section 14 and each Trade Assignment, BBPLC will succeed to the rights and obligations of Seller with respect to each Takeout Commitment subject to a Trade Assignment, and that in satisfying each such Takeout Commitment, BBPLC will stand in the shoes of Seller and, consequently, will be acting as a non-dealer in exercising its rights and fulfilling its obligations assigned pursuant to this Section 14 and each Trade Assignment. Each Trade Assignment delivered by Seller to BBPLC shall be delivered by Seller in a timely manner sufficient to enable BBPLC to facilitate the settlement of the related trade on the trade date in accordance with “good delivery standards” of the Securities Industry and Financial Markets Association as set forth in the Securities Industry and Financial Markets Association Uniform Practices Manual, as amended from time to time.
15.Payment and Transfer. The first sentence of Paragraph 7 of the Agreement is hereby deleted in its entirety and replaced with the following:
Unless otherwise agreed by Seller and Buyer, all transfers of funds hereunder shall be in Dollars in immediately available funds, without deduction, set-off or counterclaim in accordance with the related Buyer’s Wire Instructions. Seller shall remit (or, if applicable, shall cause to be remitted) directly to the Buyer all payments required to be made by it to the Buyer hereunder or under any other Program Document in accordance with wire instructions provided by the Buyer. Any payments received by Buyer after 5:00 p.m. (New York City time) shall be applied on the next succeeding Business Day.
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16.Taxes; Tax Treatment.
All payments made by or on account of any obligation of Seller under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding), assessments, fees or other charges and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority therewith or thereon (“Taxes”), except as required by applicable law. If Seller is required by applicable law or regulation (as determined in the good faith discretion of Seller) to deduct or withhold any Taxes from or in respect of any amount payable hereunder, it shall: (a) make such deduction or withholding, (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due and in accordance with applicable law, (c) deliver to the Buyer, promptly, original tax receipts and other evidence satisfactory to the Buyer of the payment when due of the full amount of such Taxes; and (d) if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made.
In addition, Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp, court or documentary intangible, recording, filing or similar taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, any Program Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment (“Other Taxes”).
Seller agrees to indemnify Buyer within ten (10) days after written demand therefor for the full amount of Taxes (including additional amounts attributable to amounts payable under this Section) and Other Taxes, paid by Buyer or required to be withheld or deducted from a payment to Buyer, and any reasonable expenses (including penalties, interest and expenses arising thereon or with respect thereto) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Buyer shall provide Seller with evidence of payment of Taxes or Other Taxes, as the case may be, and such evidence shall be conclusive absent manifest error.
(1) Any Buyer that is either (A) not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (B) not otherwise treated as a U.S. Person (a “Foreign Buyer”) that is entitled to an exemption from or reduction of
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withholding Tax with respect to payments made under any Program Document shall deliver to the Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable the Seller to determine whether or not such Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 16(d)(2)(A), 16(d)(2)(B) and 16(d)(2)(D)) shall not be required if in the Buyer’s reasonable judgment such completion, execution or submission would subject such Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer.
(2) Without limiting the generality of the foregoing, in the event that Seller is a U.S. Person:
(A) any Buyer that is a U.S. Person shall deliver to Seller on or about the date on which such Buyer becomes a Buyer under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of Internal Revenue Service (“IRS”) Form W-9 certifying that such Buyer is exempt from U.S. federal backup withholding tax;
(B) any Foreign Buyer shall, to the extent it is legally entitled to do so, deliver to the Seller (in such number of copies as shall be requested by Seller) on or about the date on which such Foreign Buyer becomes a Buyer under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable:
(i) in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Program Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Program Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii) executed copies of IRS Form W-8ECI;
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(iii) in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) an executed certificate to the effect that such Foreign Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Seller as described in Section 881(c)(3)(C) of the Code and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(iv) to the extent a Foreign Buyer is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable.
(C) any Foreign Buyer shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or about the date on which such Foreign Buyer becomes a Buyer under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Seller to determine the withholding or deduction required to be made; and
(D) if a payment made to a Buyer under any Program Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that such Buyer has complied with such Buyer’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.
Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of the parties contained in this Section 16 shall
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survive the assignment of rights by, or the replacement of, a Buyer, the termination of this Agreement, and the repayment, satisfaction or discharge of all obligations under any Program Document. Nothing contained in this Section 16 shall require Buyer to make available any of its tax returns or other information that it deems to be confidential or proprietary.
Each party to this Agreement acknowledges that it is its intent solely for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Securities and that the Purchased Securities are owned by Seller in the absence of an Event of Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.
17.Benchmark Replacement.
(a)Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Program Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided by the Calculation Agent to the Buyer and the Seller without any amendment to, or further action or consent of any other party to, the Agreement or any other Program Document, so long as the Calculation Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Buyer. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Seller may revoke any request for a Transaction to be made or continued that would bear interest by reference to such then-current Benchmark until the Seller’s receipt of notice from the Calculation Agent that a Benchmark Replacement has replaced such Benchmark.
(b)In connection with the implementation and administration of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Program Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to the Agreement.
(c)The Calculation Agent will promptly notify the Seller and the Buyer of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes.
(d)Any determination, decision or election that may be made by the Calculation Agent or Buyer pursuant to this Section 17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in
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its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 17.
18.Buyer’s Appointment as Attorney-in-Fact.
(a)Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion, to file such financing statement or statements relating to the Purchased Securities and Underlying Assets as Buyer at its option may deem appropriate, and if an Event of Default shall have occurred and be continuing, for the purpose of carrying out the terms of the Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of the Agreement, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller, to do the following if an Event of Default shall have occurred and be continuing and Buyer has elected to exercise its remedies pursuant to Section 9 hereof:
in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Purchased Securities and Underlying Assets and to file any claim or to take any other action or initiate and maintain any appropriate proceeding in any appropriate court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Purchased Securities and Underlying Assets whenever payable;
to pay or discharge Taxes and Liens levied or placed on or threatened against the Purchased Securities and Underlying Assets;
(A) to direct any party liable for any payment under any Purchased Securities and Underlying Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct, (B) in the name of Seller, or in its own name, or otherwise as appropriate, to directly send or cause the applicable servicer to send “hello” letters, “goodbye” letters in the form of Exhibit D, and Section 404 Notices; (C) to ask or demand for, collect, receive payment of and receipt for any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Securities and Underlying Assets; (D) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Securities and Underlying Assets; (E) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Securities, Underlying Assets or any proceeds thereof and to enforce any other right in respect of any Purchased
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Securities and Underlying Assets; (F) to defend any suit, action or proceeding brought against Seller with respect to any Purchased Securities and Underlying Assets; (G) to settle, compromise or adjust any suit, action or proceeding described in clause (F) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Purchased Securities and Underlying Assets as fully and completely as though Buyer was the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Purchased Securities and Underlying Assets and Buyer’s Liens thereon and to effect the intent of the Agreement, all as fully and effectively as Seller might do.
Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
Seller also authorizes Buyer, from time to time if an Event of Default shall have occurred and be continuing, to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Securities and Underlying Assets in connection with any sale provided for in Section 9 hereof.
The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Purchased Securities and Underlying Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither Buyer nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder.
19.Release of Purchased Securities.
Upon timely payment in full of the Repurchase Price and all other Obligations (if any) then owing with respect to a Purchased Security pursuant to Section 3(e) hereof, unless a Margin Deficit shall exist or an Event of Default shall have occurred and be continuing: (a) Buyer shall be deemed to have terminated any security interest that Buyer may have in such Purchased Security, (b) all of the Buyer’s right, title and interest in such Purchased Security shall automatically transfer to Seller, and (c) with respect to the related Participated Assets, Buyer shall or shall direct Custodian to release such Participated Assets to Seller or the applicable Takeout Investor, as the case may be. Except as set forth in Section 22, Seller shall give at least two (2) Business Days’ prior written notice to the Buyer if such repurchase shall occur on any date other than the Repurchase Date.
If such a Margin Deficit is applicable, Buyer shall notify Seller of the amount thereof and Seller may thereupon satisfy the Margin Call in the manner specified in Section 7.
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20.Reliance.
With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction on Seller’s behalf.
21.Covenants of Seller. Seller hereby covenants and agrees with Buyer as follows:
(a)Defense of Title. Seller warrants and will defend (and will cause the Trust to defend) the right, title and interest of Buyer in and to all Purchased Securities and Participated Assets against all adverse claims and demands.
No Amendment or Compromise. None of Seller, the Trust or those acting on Seller’s or the Trust’s behalf shall amend, modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Securities, the Participated Assets, any related rights or any of the Program Documents without the prior written consent of Buyer, unless such amendment or modification does not (i) affect the amount or timing of any payment of principal or interest payable with respect to a Purchased Security or Participated Asset, extend its scheduled maturity date, modify its interest rate, or constitute a cancellation or discharge of its outstanding principal balance or (ii) materially and adversely affect the security afforded by the real property, furnishings, fixtures, or equipment securing the Purchased Security or Participated Asset. Notwithstanding the foregoing, the Seller may amend, modify or waive any term or condition of the individual Participated Mortgage Loans in accordance with Accepted Servicing Practices and the Agency Guides; provided, that Seller shall promptly notify Buyer of any amendment, modification or waiver that causes any Participated Mortgage Loan to cease to be an Eligible Mortgage Loan.
No Assignment; No Liens. Except as permitted herein, Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in, or Lien on or otherwise encumber (except pursuant to the Program Documents) any of the Purchased Securities, Participated Assets or any interest therein, provided that this Section 21(c) shall not prevent any of the following: any contribution, sale, assignment, transfer or conveyance of Purchased Securities and Participated Assets in accordance with the Program Documents and any forward purchase commitment or other type of take out commitment for the Purchased Securities and Participated Assets (without vesting rights in the related Buyers as against Buyer).
No Economic Interest. Neither Seller nor any affiliate thereof will acquire any economic interest in or obligation with respect to any Purchased Security except for record title to the Mortgage relating to such Purchased Security and the right and obligation to repurchase the Purchased Security hereunder and the right to receive amounts pursuant to Section 23.
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Preservation of Purchased Securities and Participated Assets. Seller shall take all actions necessary or, in the opinion of Buyer, desirable, to preserve the Purchased Securities and Participated Assets so that they remain subject to a first priority perfected security interest hereunder or under any other applicable Program Document and deliver evidence that such actions have been taken, including, without limitation, duly executed and filed Uniform Commercial Code financing statements on Form UCC1. Without limiting the foregoing, Seller will comply and shall cause the Trust to comply in all material respects with all applicable laws, rules, regulations and other laws of any Governmental Authority applicable to Seller relating to the Purchased Securities and Participated Assets and cause the Purchased Securities and Participated Assets to comply in all material respects with all applicable laws, rules, regulations and other laws of any such Governmental Authority. Seller will not allow any default to occur for which Seller is responsible under any Purchased Securities, Participated Assets or any Program Documents and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Securities, Participated Assets or the Program Documents.
Maintenance of Papers, Records and Files.
Seller shall maintain all Records relating to the Purchased Securities and Participated Assets not in the possession of Custodian in good and complete condition in accordance with industry practices and preserve them against loss. Seller shall collect and maintain or cause to be collected and maintained all such Records in accordance with industry custom and practice, and all such Records shall be in Buyer’s or Custodian’s possession unless Buyer otherwise approves in writing. Seller will not cause or authorize any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Mortgage Loan, in which event Seller will obtain or cause to be obtained a receipt from the Custodian for any such paper, record or file, or as otherwise permitted under the Custodial Agreement.
For so long as Buyer has an interest in or Lien on any Purchased Security, Seller will hold or cause to be held all related Records for the sole benefit of Buyer.
Upon reasonable advance notice from Custodian or Buyer, Seller shall (x) make any and all such Records available to Custodian for examination, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.
Financial Statements, Warehouse Capacity and Other Information; Financial Covenants.
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Financial Statements. Seller shall keep or cause to be kept in reasonable detail books and records setting forth an account of its assets and business and, as applicable, shall clearly reflect therein the transfer of Purchased Securities to Buyer. Seller shall furnish or cause to be furnished to Buyer the following:
Financial Statements.
Within ninety (90) days after the end of each fiscal year of Seller, the consolidated audited balance sheets of Seller and its consolidated Subsidiaries, which will be in conformity with GAAP, and the related consolidated audited statements of income and changes in equity showing the financial condition of Seller, and its consolidated Subsidiaries as of the close of such fiscal year and the results of operations during such year, and consolidated audited statements of cash flows, as of the close of such fiscal year, setting forth, in each case, in comparative form the corresponding figures for the preceding year. The foregoing consolidated financial statements are to be reported on by, and to carry the unqualified report (acceptable in form and content to Buyer) of, an independent public accountant of national standing acceptable to Buyer, which shall include KPMG LLP, PricewaterhouseCoopers LLP, Deloitte LLP, and any other similarly situated independent public account;
Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Seller, consolidated unaudited balance sheets and consolidated statements of income and changes in equity and unaudited statement of cash flows, all to be in a form acceptable to Buyer, showing the financial condition and results of operations of Seller and its consolidated Subsidiaries, each on a consolidated basis as of the end of each such quarter and for the then elapsed portion of the fiscal year, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, certified by a financial officer of Seller (acceptable to Buyer) as presenting fairly the financial position and results of operations of Seller and its consolidated Subsidiaries and as having been prepared in accordance with GAAP consistently applied, in each case, subject to normal year-end audit adjustments;
Within forty-five (45) days after the end of each month, consolidated unaudited balance sheets and consolidated statements of income and changes in equity and unaudited statement of cash flows, all to be in a form acceptable to Buyer, showing the financial condition and results of operations of Seller and its consolidated Subsidiaries on a consolidated basis as of the end of each such month and for the then elapsed portion of the fiscal year, setting forth, in each case, in
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comparative form the corresponding figures for the corresponding month of the preceding fiscal year, certified by a financial officer of Seller (acceptable to Buyer) as presenting fairly the financial position and results of operations of Seller and its consolidated Subsidiaries and as having been prepared in accordance with GAAP consistently applied, in each case, subject to normal year-end audit adjustments;
[Reserved];
Promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by Seller’s Parent Company, Seller or any of Seller’s consolidated Subsidiaries in a general mailing to their respective stockholders and of all reports and other material (including copies of all registration statements under the Securities Act of 1933, as amended) filed by any of them with any securities exchange or with the SEC or any governmental authority succeeding to any or all of the functions of the SEC;
Promptly upon becoming available, copies of any press releases issued by Seller’s Parent Company or Seller and copies of any annual and quarterly financial reports and any reports on Form H-(b)12 that Seller’s Parent Company or Seller may be required to file with the SEC, the FDIC or the OTS or comparable reports which such Parent Company or Seller may be required to file with the SEC, the FDIC or the OTS or any other federal banking agency containing such financial statements and other information concerning such Parent Company’s or Seller’s business and affairs as is required to be included in such reports in accordance with the rules and regulations of the SEC, the OTS, the FDIC or such other banking agency, as may be promulgated from time to time; and
Such supplements to the aforementioned documents and such other information regarding the operations, business, affairs and financial condition of Seller’s Parent Company, Seller or any of Seller’s consolidated Subsidiaries as Buyer may reasonably request.
Seller’s obligation to deliver any report or other document under this Section 21(g)(i)(A) shall be deemed to have been satisfied if, and as of the date, such report or other document is filed with the SEC pursuant to the SEC’s Electronic Data Gathering, Analysis, and Retrieval system.
Warehouse Capacity. On or prior to the date on which Seller is required to deliver the monthly financial report required under Section 21(g)(i)(A)(3), Seller shall provide to Buyer a report detailing its total warehouse capacity and utilization for the prior calendar month. Such warehouse capacity shall be (i) issued directly to Seller and (ii) in an amount equal to or greater than $1,000,000 or such other amount as may be required by a Governmental Authority.
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Other Information. Upon the request of Buyer, such other information or reports as Buyer may from time to time reasonably request.
Agency Reporting. Seller shall comply with the reporting requirements of each Agency Guide.
Notice of Material Events. Seller shall promptly inform Buyer in writing of any of the following:
any Default or Event of Default by Seller or any other Person (other than Buyer or Buyer’s Affiliates) of any material obligation under any Program Document, or the occurrence or existence of any event or circumstance that Seller reasonably expects will with the passage of time become a Default or Event of Default by Seller or any other Person;
any material change in the insurance coverage of Seller as required to be maintained pursuant to Section 21(q) hereof, or any other Person pursuant to any Program Document, with copy of evidence of same attached;
the commencement of, or any determination in, any material dispute, litigation, investigation, proceeding, sanctions or suspension between Seller or its Parent Company, on the one hand, and any Governmental Authority (or any other Person) on the other;
any material change in accounting policies or financial reporting practices of Seller which could reasonably be expected to have a Material Adverse Effect;
any event, circumstance or condition that has resulted, or has a reasonable likelihood of resulting in either a Material Adverse Change or a Material Adverse Effect with respect to Seller;
any material modifications to the Seller’s underwriting or acquisition guidelines;
any waiver of compliance with, any financial covenants or margin maintenance requirements Seller is obligated to comply with, in either case, under any agreement for Indebtedness;
any material penalties, sanctions or charges levied or threatened in writing, against Seller or any material change or threatened in writing, in Approval status, or actions taken or threatened in writing, against Seller by or disputes between Seller and any Applicable Agency, or any supervisory or regulatory Governmental Authority (including, but not limited to HUD, FHA and VA) supervising or regulating the origination or servicing of mortgage loans by, or the issuer status of, Seller;
any Change in Control of Seller; or
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promptly after Seller becoming aware of any termination or threatened termination by an Agency of the Custodian as an eligible custodian.
Maintenance of Approvals. Seller shall take all necessary actions to maintain its Approvals (including any obtained after the date of the Agreement) at all times during the term of the Agreement. If, for any reason, Seller ceases to maintain any such Approval, Seller shall so notify Buyer immediately.
Maintenance of Licenses. Seller shall (i) maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Documents, (ii) remain in good standing under, and comply in all material respects with, all laws of each state in which it conducts business or any Mortgaged Property is located, and (iii) conduct its business strictly in accordance with applicable law.
Taxes, Etc. Seller shall pay and discharge or cause to be paid and discharged, when due all Taxes imposed upon it or upon its income and profits or upon any of its Property, real, personal or mixed (including without limitation, the Purchased Securities) or upon any part thereof, as well as any other lawful claims which, if unpaid, might become a Lien upon such properties or any part thereof, except for any such Taxes as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided in accordance with GAAP. Seller shall file on a timely basis all federal, state and other material Tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it.
Nature of Business. Seller shall not make any material change in the nature of its business as carried on at the date hereof.
Limitation on Distributions. Seller shall have the right to pay dividends so long as Seller remains in compliance with the financial covenants set forth in Section 3 of the Pricing Side Letter immediately following such dividend distribution. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, Seller shall not make any payment of any dividends or make distributions on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any capital stock, senior or subordinate debt of Seller or other equity interests, respectively, thereof, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Property or in obligations of Seller.
Use of Custodian. Without the prior written consent of Buyer, Seller shall use no third party custodian as document custodian other than the Custodian for the Mortgage Loan File relating to the Participated Mortgage Loans.
Merger of Seller. Seller shall not, at any time, directly or indirectly (i) liquidate or dissolve or enter into any consolidation or merger or be subject to a Change in Control or sell all or substantially all of its Property (other than in connection with an asset-based
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financing or other secondary market transaction related to Seller’s assets in the ordinary course of Seller’s business) without providing Buyer with not less than forty-five (45) days’ prior written notice of such event; (ii) form or enter into any partnership, joint venture, syndicate or other combination which would have a Material Adverse Effect with respect to Seller; or (iii) make any Material Adverse Change with respect to Seller.
Insurance. Seller shall obtain and maintain insurance with responsible companies in such amounts and against such risks as are customarily carried by business entities engaged in similar businesses similarly situated, including without limitation, the insurance required to be obtained and maintained by each Agency pursuant to the Agency Guides, and will furnish Buyer on request full information as to all such insurance, and provide within fifteen (15) days after receipt of such request the certificates or other documents evidencing renewal of each such policy. Seller shall continue to maintain coverage, for itself and its Subsidiaries, that encompasses employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, Property (other than money and securities), and computer fraud in an aggregate amount of at least such amount as is required by each Agency.
Affiliate Transaction. Seller shall not, at any time, directly or indirectly, sell, lease or otherwise transfer any Property or assets to, or otherwise acquire any Property or assets from, or otherwise engage in any transactions with, any of its Affiliates unless the terms thereof are no less favorable to Seller, than those that could be obtained at the time of such transaction in an arm’s length transaction with a Person who is not such an Affiliate.
Change of Fiscal Year. Seller shall not, at any time, directly or indirectly, except upon ninety (90) days’ prior written notice to Buyer, change the date on which its fiscal year begins from its current fiscal year beginning date.
Transfer of Servicing Rights, Servicing Files and Servicing. With respect to the Servicing Rights of each Participated Mortgage Loan, Seller shall transfer such Servicing Rights to the Buyer or its designee on the related Purchase Date. With respect to the Servicing Files and the physical and contractual servicing of each Participated Mortgage Loan to the extent in the possession of Seller, Seller shall deliver such Servicing Files and the physical and contractual servicing to the Buyer or its designee upon the expiration of the Servicing Term unless either such Servicing Term is renewed by the Buyer or the termination of the Seller as servicer pursuant to Section 23. Seller’s transfer of the Servicing Rights, Servicing Files and the physical and contractual servicing under this Section shall be in accordance with customary standards in the industry including the transfer of the gross amount of all escrows held for the related Mortgagors (without reduction for unreimbursed advances or “negative escrows”).
Audit and Approval Maintenance. Seller shall (i) at all times maintain copies of relevant portions of all final written Agency audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing operations (including those prepared on a contract basis for any such agency) in which there are material adverse findings, including without limitation notices of defaults, notices of termination of approved status,
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notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, and all necessary approvals from each Agency, (ii) subject to any confidentiality restrictions imposed by a Governmental Authority or Agency, promptly provide Buyer with copies of such audits, examinations, evaluations, monitoring reviews and reports promptly upon receipt from any Agency or agent of any Agency, and (iii) take all actions necessary to maintain its respective Approvals.
MERS. Seller is a member of MERS in good standing and current in the payment of all fees and assessments imposed by MERS, and has complied with all rules and procedures of MERS. In connection with the assignment of any Participated Mortgage Loan registered on the MERS System, Seller agrees that at the request of the Buyer it will, at Buyer’s own cost and expense prior to the occurrence of an Event of Default, but at the Seller’s cost and expense following the occurrence and during the continuance of an Event of Default, promptly cause the MERS System to indicate that such Mortgage Loan has been transferred to the Buyer in accordance with the terms of the Agreement by including in MERS’ computer files (a) the code in the field which identifies the specific owner of the Mortgage Loans and (b) the code in the field “Pool Field” which identifies the series in which such Mortgage Loans were sold. Seller further agrees that it will not alter codes referenced in this paragraph with respect to any Mortgage Loan at any time that such Mortgage Loan is subject to the Agreement, and Seller shall retain its membership in MERS at all times during the term of the Agreement.
Fees and Expenses. Seller shall timely pay to Buyer all fees and actual out of pocket expenses required to be paid by Seller hereunder and under any other Program Document to Buyer in immediately available funds, and without deduction, set-off or counterclaim in accordance with the Buyer’s Wire Instructions.
Agency Status. Once Seller or any of its subservicers has obtained any status with an Agency mortgage loan pool for which Seller is issuer or servicer, Seller shall not take or omit to take any act that (i) would result in the suspension or loss of any of such status, or (ii) after which Seller or any such relevant subservicer would no longer be in good standing with respect to such status, or (iii) after which Seller or any such relevant subservicer would no longer satisfy all applicable Agency net worth, capital or liquidity requirements, if both (x) all of the material effects of such act or omission shall not have been cured by Seller or waived by the applicable Agency before termination of such status and (y) the termination of such status could reasonably be expected to have a Material Adverse Effect.
Further Documents. Seller shall, upon request of Buyer, promptly execute and deliver to Buyer all such other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action as Buyer may require to more effectively transfer, convey, assign to and vest in Buyer and to put Buyer in possession of the Property to be transferred, conveyed, assigned and delivered hereunder and otherwise to carry out more effectively the intent of the provisions under the Agreement.
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Due Diligence. Subject to the limitations contained in hereunder and the EPF Pricing Side Letter, Seller will permit Buyer or its agents or designees, including the Verification Agent, to perform due diligence reviews on the Participated Mortgage Loans allocated to the SUBI subject to each Transaction hereunder up to the Due Diligence Review Percentage and within thirty (30) days following the related Purchase Date. Seller shall cooperate in all respects with such diligence and shall provide Buyer or its respective agents or designees, including the Verification Agent, with all loan files and other information (including, without limitation, Seller’s quality control procedures and results) reasonably requested by Buyer or its agents or designees, including the Verification Agent, and shall bear all costs and expenses associated with such due diligence identified in this Section 21(z).
Trust Governance. Neither Seller nor the Trust shall, at any time, directly or indirectly modify each of the Trust’s or Transaction SUBI’s governing documents or otherwise permit such modification without the prior written consent of Buyer. Seller shall comply with, and shall cause the Trust to comply with, the Trust’s Separateness Covenants. Without the prior written consent of Buyer, Seller shall not (and Seller shall cause the Trust not to) issue any additional SUBIs (as defined in the Trust Agreement) or any right or option to acquire any interests or any security convertible into any SUBI other than the SUBI Certificates issued on or as of the Effective Date and sold to the Buyer in connection with a Transaction.
BPO or REO Property Valuation. With respect to each Converted REO Property, Seller shall deliver to Buyer a BPO or a substantially similar property valuation report (i) on or around the date of the foreclosure sale therefor and on each six (6) month anniversary of such date thereafter, and (ii) at the time Seller obtains marketable title thereto to the extent a new valuation is obtained at that time, for so long as such Converted REO Property remains a Participated REO Property.
22.Repurchase of Participated Assets.
Upon discovery by Seller of a breach of any of the representations and warranties set forth on Exhibit B-1, B-2 or B-3 to the Agreement, as applicable, Seller shall give prompt written notice thereof to Buyer. Upon any such discovery by the Buyer, the Buyer will notify Seller. It is understood and agreed that the representations and warranties set forth in Exhibit B-1, B-2 or B-3 to the Agreement, as applicable, with respect to the Participated Assets, as applicable, shall survive delivery of the respective Mortgage Loan Files to the Buyer or Custodian with respect to the Participated Mortgage Loans, or of the respective REO Property File with respect to the Participated REO Property, and shall inure to the benefit of Buyer. The fact that Buyer has conducted or has failed to conduct any partial or complete due diligence investigation in connection with its purchase of any Purchased Security shall not affect Buyer’s right to demand repurchase or any other remedy as provided under the Agreement. Seller shall, within five (5) Business Days of the earlier of Seller’s discovery or receipt of notice with respect to any Participated Asset of (i) any breach of a representation or warranty contained in Exhibit B-1, B-2 or B-3 to
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the Agreement, as applicable, or (ii) any failure to deliver any of the items required to be delivered as part of the Participated Mortgage Loan File or REO Property File within the time period required for delivery pursuant to the Custodial Agreement, promptly cure such breach or delivery failure in all material respects. If within five (5) Business Days after the earlier of Seller’s discovery of such breach or delivery failure or receipt of notice thereof that such breach or delivery failure has not been remedied by Seller, Seller shall promptly upon receipt of written instructions from Buyer, at Buyer’s option, repurchase such Participated Asset at a price equal to the Repurchase Price with respect to such Participated Asset by wire transfer to the account designated by the Buyer.
23.Servicing of the Mortgage Loans; Servicer Termination.
(a)Seller to Subservice.
Upon payment of the Purchase Price, Buyer shall beneficially own, through its ownership of the Purchased Securities, Participation Interests in respect of the servicing rights related to the Participated Assets, including the Mortgage Loan File related to Participated Mortgage Loans. Seller and Buyer agree and acknowledge that the Participated Assets subject to the Purchased Securities include certain Servicing Rights and that Buyer is engaging and hereby does engage Servicer to provide subservicing of each such Participated Asset for the benefit of Buyer.
So long as an Underlying Asset remains a Participated Asset, Seller and Servicer shall neither assign, encumber or pledge its obligation to subservice the Participated Assets in whole or in part, nor delegate its rights or duties under the Agreement (to other than a subservicer) without the prior written consent of Buyer, the granting of which consent shall be in the sole discretion of Buyer. Servicer hereby acknowledges and agrees that (i) Buyer is entering into the Agreement in reliance upon Servicer’s representations as to the adequacy of its financial standing, servicing facilities, personnel, records, procedures, reputation and integrity, and the continuance thereof; and (ii) Servicer’s engagement hereunder to provide mortgage servicing for the benefit of Buyer is intended by the parties to be a “personal service contract” and Servicer is hereunder intended by the parties to be an “independent contractor”.
Servicer shall subservice and administer the Participated Assets in accordance with Accepted Servicing Practices, in each case, on behalf of the Trust for the benefit of Buyer. Servicer shall have no right to modify or alter the terms of any such Participated Mortgage Loan or consent to the modification or alteration of the terms of any Participated Mortgage Loan except in Strict Compliance with the related Agency Program. Servicer shall at all times maintain accurate and complete records of its servicing of the Participated Assets, and Buyer may, at any time during Servicer’s business hours on reasonable notice, examine and make copies of such
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Servicing Records. Servicer agrees that Buyer, though its ownership of the Purchased Securities, is the 100% beneficial owner of all Servicing Records relating to the Participated Assets. Servicer covenants to hold or cause to be held such Servicing Records for the benefit of Buyer and to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer’s request or otherwise as required by operation of this Section 23.
Servicing Term. Seller shall service or cause the Servicer to service such Participated Assets on behalf of Buyer commencing as of the related Purchase Date until the first next Monthly Payment Date, which term may be extended in writing by Buyer in its sole discretion, until the next following Monthly Payment Date (each, a “Servicing Term”). Notwithstanding the foregoing, that Buyer shall have the right to immediately terminate the Seller, in its capacity as servicer, or any Servicer at any time following a Servicer Termination Event. If such Servicing Term is not extended by Buyer or if Buyer has terminated Seller, in its capacity as servicer, or Servicer as a result of a Servicer Termination Event, Seller shall transfer or shall cause such Servicer to transfer such servicing to Buyer or its designee at no cost or expense to Buyer as provided in Section 21(t). Seller, in its capacity as servicer, shall hold or cause to be held all Escrow Payments collected with respect to the Participated Mortgage Loans it or a Servicer is subservicing on behalf of purchaser in segregated accounts for the sole benefit of the related Mortgagor and shall apply the same for the purposes for which such funds were collected. If Seller or Servicer should discover that, for any reason whatsoever, it or the Servicer has failed to fully perform its servicing obligations in any material respect with respect to the Participated Assets it is subservicing on behalf of Buyer, Seller shall promptly notify Buyer.
Servicing Reports. As requested by Buyer from time to time, Seller shall furnish to Buyer and Verification Agent reports in form and scope satisfactory to Buyer, setting forth (i) data regarding the performance of the individual Participated Mortgage Loans, (ii) a summary report of all Participated Mortgage Loans serviced by the Seller and originated pursuant to an Agency Guide, HUD and/or FHA guidelines (on a portfolio basis) and all Participated REO Properties serviced by the Seller, in each case, for the immediately preceding month, including, without limitation, all collections, delinquencies, defaults, defects, claim rates, losses and recoveries and (iii) any other information reasonably requested by Buyer or Verification Agent.
Backup Servicer. The Buyer, in its sole discretion, may appoint a backup servicer at any time during the term of the Agreement. In such event, Seller shall commence monthly delivery to such backup servicer of the servicing information required to be delivered to Buyer pursuant to Section 23(c) hereof and any other information reasonably requested by backup servicer, all in a format that is reasonably acceptable to such backup servicer. Buyer shall pay all costs and expenses of
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such backup servicer, including, but not limited to all fees of such backup servicer in connection with the processing of such information and the maintenance of a servicing file with respect to the Underlying Assets. Seller shall cooperate fully with such backup servicer in the event of a transfer of servicing hereunder and will provide such backup servicer with all documents and information necessary for such backup servicer to assume the servicing of the Underlying Assets.
Collection Account. Prior to the initial Purchase Date, Seller shall establish and maintain a separate account (the “Collection Account”). Such account shall be subject to the Collection Account Control Agreement. The Seller shall deposit or credit to the Collection Account all amounts collected on account of the Participated Assets within two (2) Business Days of receipt and such amounts shall be deposited or credited irrespective of any right of setoff or counterclaim arising in favor of Seller (or any third party claiming through it) under any other agreement or arrangement. Amounts on deposit in the Collection Account shall be distributed as provided in Section 23(f). Seller shall have the right to withdraw amounts on deposit therein at any time subject to the restrictions set forth in Section 7(a) and (c); provided, that Buyer shall have the right to block such withdrawals at any time by providing written notice thereof to Seller and Bank in accordance with the terms of the Collection Account Control Agreement. Seller shall deliver, or cause Bank to deliver, to Buyer, daily account statements in respect of the Collection Account.
Income Payments.
Where a particular term of a Transaction extends over the date on which Income is paid in respect of any Purchased Security subject to that Transaction, (i) Seller shall deposit or cause to be deposited such Income into the Collection Account no later than two (2) Business Days upon receipt and identification thereof, and (ii) such Income shall be the Property of Buyer subject to Section 7(a) through (c) of this Annex I.A. below. The Collection Account shall be subject to the terms and conditions of the Collection Account Control Agreement.
With respect to each FHA Buyout Loan, (i) Seller shall deposit FHA claims payments on such FHA Buyout Loan into the Collection Account no later than one (1) Business Day upon receipt and identification thereof, and (ii) Seller shall service such FHA Buyout Loan in strict compliance with all FHA requirements.
With respect to each VA Buyout Loan, (i) Seller shall deposit VA claim payments on such VA Buyout Loan into the Collection Account no later than one (1) Business Day upon receipt and identification thereof, and (ii) Seller shall cause each Servicer to service the VA Buyout Loans in strict compliance with all VA requirements.
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Servicer Termination. Buyer, in its sole discretion, may terminate Seller’s rights and obligations as subservicer of the affected Mortgage Loans and REO Properties and require Seller to deliver the related Servicing Records to Buyer or its designee upon the occurrence of (i) an Event of Default or (ii) upon the expiration of the Servicing Term as set forth in Section 23(b) by delivering written notice to Seller requiring such termination. Such termination shall be effective upon Seller’s receipt of such written notice; provided, that Seller’s subservicing rights shall be terminated immediately upon the occurrence of any event described in Section 8(u), regardless of whether notice of such event shall have been given to or by Buyer or Seller. Upon any such termination, all authority and power of Seller respecting its rights to subservice and duties under the Agreement relating thereto, shall pass to and be vested in the successor servicer appointed by Buyer, and Buyer is hereby authorized and empowered to transfer such rights to subservice the Mortgage Loans and REO Properties for such price and on such terms and conditions as Buyer shall reasonably determine. Seller shall promptly take such actions and furnish to Buyer such documents that Buyer deem necessary or appropriate to enable Buyer to enforce such Mortgage Loans and manage such REO Properties and shall perform all acts and take all actions so that the Mortgage Loans and REO Properties and all files and documents relating to such Mortgage Loans and REO Properties held by Seller, together with all escrow amounts relating to such Mortgage Loans and REO Properties, are delivered to a successor servicer, including but not limited to preparing, executing and delivering to the successor servicer any and all documents and other instruments, placing in the successor servicer’s possession all Servicing Records pertaining to such Mortgage Loans and REO Properties and doing or causing to be done, all at Seller’s sole expense. To the extent that the approval of the Applicable Agency is required for any such sale or transfer, Seller shall fully cooperate with Buyer to obtain such approval. All amounts paid by any purchaser of such rights to service or subservice the Mortgage Loans and REO Properties shall be the Property of Buyer. The subservicing rights required to be delivered to the successor servicer in accordance with this Section 23(g) shall be delivered free of any servicing rights in favor of Seller or any third party (other than Buyer) and free of any title, interest, lien, encumbrance or claim of any kind of Seller other than record title to the Mortgages relating to the Mortgage Loans and the right and obligation to repurchase the Mortgage Loans and REO Properties hereunder. No exercise by Buyer of its rights under this Section 23(g) shall relieve Seller of responsibility or liability for any breach of the Agreement.
24.Use of Employee Plan Assets.
No assets of an employee benefit plan subject to any provision of ERISA shall be used by either party hereto in a Transaction.
25.Waiver of Redemption and Deficiency Rights.
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Seller hereby expressly waives, to the fullest extent permitted by law, every statute of limitation on a deficiency judgment, any reduction in the proceeds of any Purchased Securities as a result of restrictions upon Buyer or Custodian contained in the Program Documents or any other instrument delivered in connection therewith, and any right that they may have to direct the order in which any of the Purchased Securities shall be disposed of in the event of any disposition pursuant hereto.
26.Reimbursement; Set-Off.
(a)Seller agrees to pay on demand all reasonable out-of-pocket costs and expenses of Buyer in connection with the initial and subsequent negotiation, modification, renewal and amendment of the Program Documents (including, without limitation, (A) all collateral review and UCC search and filing fees and expenses and (B) the reasonable fees and expenses of outside counsel for Buyer with respect to advising Buyer as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Agreement and any other Program Document, with respect to negotiations with Seller or with other creditors of Seller arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto). Seller agrees to pay on demand, with interest at the Default Rate to the extent that an Event of Default has occurred, all costs and expenses, including without limitation, reasonable attorneys’ fees and disbursements (and fees and disbursements of Buyer’s outside counsel) expended or incurred by Buyer and/or Custodian in connection with the modification, renewal, amendment and enforcement (including any waivers) of the Program Documents (regardless of whether a Transaction is entered into hereunder), the taking of any action, including legal action, required or permitted to be taken by Buyer (without duplication to Buyer) and/or Custodian pursuant thereto or by refinancing or restructuring in the nature of a “workout.” Further, Seller agrees to pay, with interest at the Default Rate to the extent that an Event of Default has occurred, all costs and expenses, including without limitation, reasonable attorneys’ fees and disbursements (and fees and disbursements of Buyer’s outside counsel) expended or incurred by Buyer in connection with (a) the rendering of legal advice as to Buyer’s rights, remedies and obligations under any of the Program Documents, (b) the collection of any sum which becomes due to Buyer under any Program Document, (c) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (d) the protection, preservation or enforcement of any rights of Buyer. For the purposes of this Section 26(a), attorneys’ fees shall include, without limitation, fees incurred in connection with the following: (1) discovery; (2) any motion, proceeding or other activity of any kind in connection with a bankruptcy proceeding or case arising out of or relating to any petition under the Bankruptcy Code, as the same shall be in effect from time to time, or any similar law; (3) garnishment, levy, and debtor and third party examinations; and (4) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. Any and all of the foregoing amounts referred to in this Section 26(a) shall be deemed a part of the Obligations hereunder. Without prejudice to the survival of any other agreement of Seller hereunder, the covenants and obligations of Seller contained in this Section 26(a) shall survive the payment in full of the Repurchase Price and all
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other amounts payable hereunder and delivery of the Purchased Securities by Buyer against full payment therefor.
In addition to any rights and remedies of Buyer under the Agreement and by law, Buyer and its related Affiliates shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable (whether at the stated maturity, by acceleration or otherwise) by Seller hereunder or under any Set Off Eligible Agreement, to set-off and appropriate and apply against such amount (subject to any existing limitations on recourse) any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, or any other credits, indebtedness or claims, in any currency, or any other collateral (in the case of collateral not in the form of cash or such other marketable or negotiable form, by selling such collateral in a recognized market therefor or as otherwise permitted by law or as may be in accordance with custom, usage or trade practice), in each case, whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer or any Affiliate thereof to or for the credit or the account of Seller or any of its Subsidiaries (including, without limitation, the amount of any accrued and unpaid Completion Fees) except and to the extent that any of the same are held by Seller or such Subsidiary for the account of another Person. Buyer may also (subject to any existing limitations on recourse) set-off cash and all other sums or obligations owed by the Buyer or its Affiliates to Seller or its Subsidiaries hereunder or under any Set Off Eligible Agreement against all of Seller’s obligations to the Buyer or its Affiliates hereunder or under any Set Off Eligible Agreement, whether or not such obligations are then due. The exercise of any such right of set-off shall be without prejudice to any Buyer’s or its Affiliate’s right to recover any deficiency. The Buyer agrees to promptly notify Seller after any such set-off and application made by the Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.
27.Further Assurances.
Seller agrees to do such further acts and things and to execute and deliver to Buyer such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Buyer to carry into effect the intent and purposes of the Agreement, to perfect the interests of Buyer in the Purchased Securities or to better assure and confirm unto Buyer its rights, powers and remedies hereunder.
28.Termination.
The Agreement shall remain in effect until the Termination Date. However, no such termination shall affect Seller’s outstanding obligations to Buyer at the time of such termination. Seller’s obligations to indemnify Buyer pursuant to the Agreement and the other Program Documents shall survive the termination hereof.
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29.Rehypothecation; Assignment.
(a)Buyer may, in its sole election, and without the consent of the Seller engage in repurchase transactions with the Purchased Securities or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Securities with a counterparty of Buyer’s choice, in all cases subject to Buyer’s obligation to reconvey the Purchased Securities (and not substitutes therefor) on the Repurchase Date, all at no cost to the Seller. In connection with any Transaction, Buyer may assign its rights but not its obligations under such Transaction. No such repledge transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Sellers (and not substitutions thereof) pursuant to the terms hereof. Buyer is hereby authorized to share any information delivered hereunder with the repledge under such transaction; provided, that such repledgee or potential repledgee shall hold any such information in confidence pursuant to a confidentiality agreement containing provisions substantially similar to Section 36 of this Annex 1.A. In the event Buyer engages in a repurchase transaction with any of the Purchased Securities or otherwise pledges or hypothecates any of the Purchased Securities, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties in Exhibit B-1, B-2 or B-3 to the Agreement and the remedies for breach thereof, as they relate to the Purchased Securities that are subject to such repurchase transaction.
The Program Documents and Seller’s rights and obligations thereunder are not assignable by Seller without the prior written consent of Buyer. Any Person into which Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Seller shall be a party, or any Person succeeding to the business of Seller, shall be the successor of Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Without any requirement for further consent of the Seller and at no cost or expense to the Seller, the Buyer may, in its sole election, assign or participate all or a portion of its rights and obligations under the Agreement and the Program Documents with a counterparty of Buyer’s choice. Buyer shall notify Seller of any such assignment and participation and shall maintain, for review by Seller upon written request, a register of assignees and participants and a copy of any executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. Seller agrees that, for any such permitted assignment, Seller will cooperate with the prompt execution and delivery of documents reasonably necessary for such assignment process to the extent that Seller incurs any cost or expense that is not paid by the Buyer, as applicable. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it to either (i) an Affiliate of Buyer which assumes the obligations of Buyer hereunder or (ii) to another Person which assumes the obligations of Buyer hereunder, be released from their obligations hereunder accruing thereafter and under the Program Documents.
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Buyer may distribute to any prospective assignee, participant or pledgee any document or other information delivered to Buyer by Seller subject to the confidentiality restrictions contained in Section 36 hereof; accordingly, such prospective assignee, participant or pledgee shall be required to agree to confidentiality provisions similar to those set forth in Section 36 hereof.
30.Amendments, Etc.
No amendment or waiver of any provision of the Agreement nor any consent to any failure to comply herewith or therewith shall in any event be effective unless the same shall be in writing and signed by Seller and Buyer, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
31.Severability.
If any provision of any Program Document is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of the Program Documents, and each Program Document shall be enforced to the fullest extent permitted by law.
32.Counterparts.
The Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute the Agreement by signing and delivering one or more counterparts. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested. The parties agree that the Agreement, any addendum, exhibit or amendment hereto or any other document necessary for the consummation of the transactions contemplated by the Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with E-Sign, UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third-party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention as may be reasonably chosen by a signatory hereto, including but not limited to DocuSign.
33.Binding Effect; Governing Law.
The Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns. THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, GOVERNED BY AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT
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TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
34.Waiver of Jury Trial; Consent to Jurisdiction and Venue; Service of Process.
SELLER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT, THE PROGRAM DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS, ON BEHALF OF ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS IN ANY ACTION OR PROCEEDING. SELLER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, NON-EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS. SELLER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY ANOTHER PARTY IN CONNECTION WITH THE AGREEMENT OR THE OTHER PROGRAM DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF OR ITS PROPERTY, IN THE MANNER SPECIFIED IN THIS SECTION 34 AND TO SUCH PARTY’S ADDRESS SPECIFIED IN ANNEX II OR SUCH OTHER ADDRESS AS SUCH PARTY SHALL HAVE PROVIDED IN WRITING TO THE OTHER PARTIES HERETO. NOTHING IN THIS SECTION 34 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO (I) SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, OR (II) BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.
35.Single Agreement.
Seller and Buyer acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, Seller and Buyer, each agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other
Annex I.A.-82

transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transaction hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
36.Confidentiality.
Seller and Buyer each hereby acknowledge and agree that all written or computer-readable information provided by one party to the other in connection with the Program Documents or the Transactions contemplated thereby, including without limitation, Seller’s Mortgagor information in the possession of Buyer (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except for (i) disclosure to Seller’s direct and indirect parent companies, directors, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions or (ii) with prior (if feasible) written notice to Buyer, disclosure required by law, rule, regulation or order of a court or other regulatory body or (iii) with prior (if feasible) written notice to Buyer, disclosure to any approved hedge counterparty to the extent necessary to obtain any Hedge Instrument hereunder or (iv) with prior (if feasible) written notice to Buyer, any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws; provided that in the case of clause (iv), Seller shall not file the Pricing Side Letter. Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each party (and each employee, representative, or other agent of each party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. For this purpose, tax treatment and tax structure shall not include (i) the identity of any existing or future party (or any Affiliate of such party) to the Agreement or (ii) any specific pricing information or other commercial terms, including the amount of any fees, expenses, rates or payments arising in connection with the transactions contemplated by the Agreement.
37.Due Diligence.
Subject to Section 21(z) and the limitations contained in the EPF Pricing Side Letter, (i) Buyer, Verification Agent or any of their respective agents, representatives or permitted assigns shall have the right, upon reasonable prior notice and during normal business hours, to conduct inspection and perform continuing due diligence reviews of (x) Seller and its Affiliates, directors, officers, employees and significant shareholders, including, without limitation, their respective financial condition and performance of its obligations under the Program Documents, and (y) the Servicing File and the Underlying Assets (including, but not limited to, any documentation related to Seller’s FHA servicing practices) and (ii) Seller agrees promptly to provide Buyer, Verification Agent and their respective agents with access to, copies of and extracts from any and all documents,
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records, agreements, instruments or information (including, without limitation, any of the foregoing in computer data banks and computer software systems) relating to Seller’s respective business, operations, servicing, financial condition, performance of their obligations under the Program Documents, the documents contained in the Servicing Files or the Underlying Assets or assets proposed to be sold hereunder in the possession, or under the control, of Seller. In addition, Seller shall also make available to Buyer and/or Verification Agent, upon reasonable prior notice and during normal business hours, a knowledgeable financial or accounting officer of Seller for the purpose of answering questions respecting any of the foregoing. Without limiting the generality of the foregoing, Seller acknowledges that Buyer shall enter into transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer and/or Verification Agent, at its option, shall have the right at any time to conduct itself or through its agents, or require Seller to conduct quality reviews and underwriting compliance reviews of the individual Mortgage Loans at the expense of Seller. Any such diligence conducted by Buyer and/or Verification Agent shall not reduce or limit the Seller’s representations, warranties and covenants set forth herein. Seller agrees to reimburse Buyer and/or Verification Agent for all reasonable out-of-pocket due diligence costs and expenses incurred pursuant to this Section 37.
38.Contractual Recognition of Bail-In.
Seller acknowledges and agrees that notwithstanding any other term of the Agreement or any other agreement, arrangement or understanding with Buyer, any of Buyer’s liabilities, as the Bank of England (or any successor resolution authority) may determine, arising under or in connection with the Agreement may be subject to Bail-In Action and Seller accepts to be bound by the effect of:
any Bail-In Action in relation to such liability, including (without limitation):
a reduction, in full or in part, of any amount due in respect of any such liability;
a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, Seller; and
a cancellation of any such liability; and
a variation of any term of the Agreement to the extent necessary to give effect to Bail-In Action in relation to any such liability.
39.USA PATRIOT ACT; Sanctions and Anti-Terrorism. Buyer hereby notifies the Seller that pursuant to the requirements of the USA PATRIOT Improvement and Reauthorization Act, Title III of Pub. L. 109-177 (signed into law March 9, 2009) (the “Act”), it is required to obtain, verify, and record information that identifies the Seller, which information includes the name and address of the Seller and other information that will allow Buyer to identify the Seller in accordance with the Act. Seller hereby
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represents and warrants to Buyer, and shall on and as of the Purchase Date for any Transaction and on and as of each date thereafter through and including the related Repurchase Date be deemed to represent and warrant to Buyer that:
(a)(i) Neither the Seller, nor the Parent Company nor, to the Seller’s actual knowledge, any director, officer, or employee of the Seller or any of its subsidiaries, or to the Seller’s actual knowledge, any Originator of an Underlying Asset is named on the list of Specifically Designated Nationals maintained by OFAC or any similar sanctions list issued by OFAC, OFSI, or any other Governmental Authority (collectively, the “Sanctions Lists”) or is located, organized, or resident in a country or territory that is, or whose government is, the target of sanctions imposed by OFAC, OFSI, or any other Governmental Authority; (ii) no Person or Persons on the Sanctions Lists owns, whether individually or in the aggregate, directly or indirectly, a fifty percent or greater interest in, or otherwise controls, the Seller, the Parent Company or, to the Seller’s actual knowledge, any Originator; and (iii) to the knowledge of the Seller, the Buyer is not precluded by any Economic and Trade Sanctions and Anti-Terrorism Laws from entering into the Agreement or any transactions pursuant to the Agreement with the Seller due to the ownership or control by any person or entity of stocks, shares, bonds, debentures, notes, drafts or other securities or obligations of the Seller.
(i) Seller will not conduct business with or engage in any transaction with any Obligor that the Seller knows, after reasonable diligence or after being notified by an Originator of an Underlying Asset, (x) is named on any of the Sanctions Lists or is located, organized, or resident in a country or territory that is, or whose government currently is, the target of sanctions imposed by OFAC or any other Governmental Authority; (y) is owned fifty percent or more, directly or indirectly, or otherwise controlled, by a Person named on any Sanctions List; (ii) if the Seller obtains actual knowledge, after reasonable due diligence, that any Obligor is named on any of the Sanctions Lists or that any Person or Persons on the Sanctions Lists owns, whether individually or in the aggregate, directly or indirectly, a fifty percent or greater interest in, or otherwise controls, the Obligor, the Seller, or any Originator, as applicable, Seller will give prompt written notice to the Buyer of such fact or facts; and (iii) the Seller will (x) comply at all times with the requirements of the Economic and Trade Sanctions and Anti-Terrorism Laws applicable to any transactions, dealings or other actions relating to the Agreement and (y) will, upon the Buyer’s reasonable request from time to time during the term of the Agreement, deliver a certification confirming its compliance with the covenants set forth in this Section 39.
40.Notice Regarding Client Money Rules.
Buyer, as a CRD credit institution (as such term is defined in the rules of the FCA), holds all money received and held by it hereunder as banker and not as trustee. Accordingly, money that is received and held by Buyer from Seller will not be held in accordance with the provisions of the FCA’s Client Asset Sourcebook relating to client money (the “Client
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Money Rules”) and will not be subject to the statutory trust provided for under the Client Money Rules.
In particular, Buyer shall not segregate money received by it from Seller from Buyer money and Buyer shall not be liable to account to you for any profits made by Buyer use as banker of such cash and upon failure of Buyer, the client money distribution rules within the Client Asset Sourcebook (the “Client Money Distribution Rules”) will not apply to these sums and so you will not be entitled to share in any distribution under the Client Money Distribution Rules.
41.Delay Not Waiver; Remedies Are Cumulative.
No failure on the part of Buyer to exercise, and no delay by Buyer in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Buyer of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of Buyer provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Documents and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by Buyer to exercise any of its rights under any other related document. Buyer may exercise at any time after the occurrence of an Event of Default one or more remedies permitted hereunder, as it so desires, and may thereafter at any time and from time to time exercise any other remedy or remedies permitted hereunder.
42.Entire Agreement; Product Of Negotiation.
The Agreement supersedes and integrates all previous negotiations, contracts, agreements and understandings among the parties relating to the Underlying Assets and Additional Participated Mortgage Loans, and it, together with the other Program Documents, and the other documents delivered pursuant hereto or thereto, contains the entire final agreement of the parties. No prior negotiation, agreement, understanding or prior contract shall have any validity hereafter.
43.Contractual Recognition of UK Stay In Resolution.
(a)Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking and that BRRD undertaking or any member of the same group as that BRRD undertaking is a party to the Agreement (any such party to the Agreement being an “Affected Party”), each other party to the Agreement agrees that it shall only be entitled to exercise any termination right under the Agreement against the Affected Party to the extent that it would be entitled to do so under the Special Resolution Regime if the Agreement were governed by the laws of any part of the United Kingdom.
(a)For the purpose of this Section 43, “resolution measure” means a ‘crisis prevention measure’, ‘crisis management measure’ or ‘recognised third-country resolution action’, each with the meaning given in the “PRA Rulebook: CRR Firms and Non-Authorised Persons: Stay in Resolution Instrument 2015”, as may
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be amended from time to time (the “PRA Contractual Stay Rules”), provided, however, that ‘crisis prevention measure’ shall be interpreted in the manner outlined in Rule 2.3 of the PRA Contractual Stay Rules ; “BRRD undertaking”, “group”, “Special Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.
[SIGNATURE PAGE FOLLOWS]
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IN WITNESS WHEREOF, the parties have caused this Annex to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

Barclays Bank PLC, as Buyer	Nationstar Mortgage LLC, as Seller
By: /s/ Grace Park Title: Managing Director Name: Grace Park	By: /s/ Lola Akibola Title: Senior Vice President & Treasurer Name: Lola Akibola

EXHIBIT A
FORM OF MONTHLY CERTIFICATION
MONTHLY CERTIFICATION
I, _______________________, _______________________ of Nationstar Mortgage LLC (the “Seller”), in accordance with that certain Master Repurchase Agreement (“Agreement”), dated as of March 27, 2025, by and between Barclays Bank PLC and Seller do hereby certify that:

(i)    To the best of my knowledge, no Default or Event of Default has occurred and is continuing;
(ii)    Attached hereto as Schedule One is a schedule of each financial covenant that the Seller is subject to under any agreement (other than the Agreement), and a calculation which demonstrates compliance with each such financial covenant; and
(iii)    The Seller has complied with each of the covenants set forth in Section 3 of the Pricing Side Letter, as evidenced by the worksheet attached hereto as Schedule Two.

[Signature Page Follows]

Exhibit A-1 to Annex I.A.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.
IN WITNESS WHEREOF, I have signed this certificate.

Date: , 20[ ]
NATIONSTAR MORTGAGE LLC
By:
Name: Title:
[SEAL]
I,                 ,                  of Seller, do hereby certify that _______________________ is the duly elected     or appointed, qualified and acting __________________ of Seller, and the signature set forth above is the genuine signature of such officer on the date hereof.

Exhibit A-2 to Annex I.A.

SCHEDULE ONE TO EXHIBIT A
OTHER FINANCIAL COVENANTS

Exhibit A-3 to Annex I.A.

SCHEDULE TWO TO EXHIBIT A
FINANCIAL COVENANTS WORKSHEET
Exhibit A-4 to Annex I.A.

EXHIBIT B-1

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO PARTICIPATED MORTGAGE LOANS
Capitalized terms used but not defined in this Exhibit B-1 have the meanings assigned to such terms in the Master Repurchase Agreement dated as of March 27, 2025 (the “Agreement”), by and between Barclays Bank PLC (“Buyer”) and Nationstar Mortgage LLC (“Seller”). Seller hereby represents and warrants to the Buyer that, for each Participated Mortgage Loan, as of the related Participation Date and the Purchase Date and Repurchase Date of the related Purchased Security and on each date that such Mortgage Loan, is subject to a Transaction:
(a)All information provided to Buyer by Seller, including without limitation the information set forth in the Seller Mortgage Asset Schedule, with respect to the Mortgage Loan is true and correct in all material respects;
(b)Such Mortgage Loan is an Eligible Mortgage Loan;
(c)Such Mortgage Loan was owned solely by Seller, is not subject to any lien, claim or encumbrance, including, without limitation, any such interest pursuant to a loan or credit agreement for warehousing mortgage loans, and was originated or acquired by Seller from an Originator, underwritten and serviced in Strict Compliance (in respect of Fannie Mae Mortgage Loans, Freddie Mac Mortgage Loans and Ginnie Mae Mortgage Loans) or BBPLC’s underwriting guidelines (in respect of Jumbo Mortgage Loans) and has at all times remained in compliance with all applicable law and regulations, including without limitation the Federal Truth-in-Lending Act, the Real Estate Settlement Procedures Act, regulations issued pursuant to any of the aforesaid, and any and all rules, requirements, guidelines and announcements of each Agency, and, as applicable, the FHA and VA, as the same may be amended from time to time;
(d)The improvements on the land securing such Mortgage Loan are and will be kept insured at all times by responsible insurance companies reasonably acceptable to Buyer and the Applicable Agency against fire and extended coverage hazards under policies, binders or certificates of insurance with a standard mortgagee clause in favor of Seller and its assigns, providing that such policy may not be canceled without prior notice to Seller. Any proceeds of such insurance shall be held in trust for the benefit of Buyer. The scope and amount of such insurance shall satisfy the rules, requirements, guidelines and announcements of the Applicable Agency, and shall in all cases be at least equal to the lesser of (A) the principal amount of such Mortgage Loan or (B) the maximum amount permitted by applicable law, and shall not be subject to reduction below such amount through the operation of a coinsurance, reduced rate contribution or similar clause;
(e)Each Mortgage is a valid first lien, or in the case of a Second Lien Mortgage Loan, second lien, subject only to exceptions permitted by the applicable Agency Program. Seller shall hold for the benefit of Buyer such policy of title insurance,
Exhibit B-1-1 to Annex I.A.

and, upon request of Buyer, shall immediately deliver such policy to the Buyer or to the Custodian on behalf of the Buyer;
(f)Such Mortgage Loan (other than a Jumbo Mortgage Loan) is either (i) insured by the FHA under the National Housing Act, guaranteed by the VA under the Servicemen’s Readjustment Act of 1944 or (ii) with respect to Fannie Mae Mortgage Loans and Freddie Mac Mortgage Loans, is otherwise eligible to be insured or guaranteed in accordance with the requirements of the applicable Agency Program and, in either case, such Mortgage Loan is not subject to any defect that would prevent recovery in full or in part against the FHA, VA or other insurer or guarantor, as the case may be;
(g)A mortgage identification number (“MIN”) has been assigned by MERS and such MIN is accurately provided on the Seller Mortgage Asset Schedule, and either the Mortgage is in favor of MERS or an Assignment of Mortgage to MERS has been duly and properly recorded;
(h)Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;
(i)Each Mortgage Loan (other than a Jumbo Mortgage Loan, a VA Buyout Loan or an FHA Buyout Loan) is eligible for sale to the Applicable Agency and fully complies with all of the terms and conditions, including any covenants, representations and warranties, in the applicable Agency Guide and eligible for securitization by and/or sale to Fannie Mae, Freddie Mac or eligible for inclusion in a Ginnie Mae MBS pool;
(j)There are no restrictions, contractual or governmental, which would impair the ability of Seller from servicing the Mortgage Loans;
(k)Such Mortgage Loan may not result in Negative Amortization;
(l)The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Applicable Agency guidelines for such trusts;
(m)Such Mortgage Loan is not a High Cost Mortgage Loan;
(n)No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan. Such Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of the Fannie Mae Guide;
(o)With respect to any Mortgage Loan (other than a Streamline Mortgage Loan, a Mortgage Loan guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, a Fannie Mae Non-Traditional Loan, and any other Mortgage Loan underwritten
Exhibit B-1-2 to Annex I.A.

and originated in accordance with a program sponsored and/or administered by a Governmental Authority; provided, that such program has been approved by the Buyer in its sole discretion), on the Origination Date the related Mortgagor’s FICO Score was equal to or greater than 550 (for this purpose, it being acknowledged that, other than with respect to any Fannie Mae Non-Traditional Loan, the related Mortgagor shall be deemed to have a FICO Score of zero where no FICO Score is available);
(p)If such Mortgage Loan was pledged to another warehouse, credit, repurchase or other financing facility immediately prior to the related Purchase Date, (i) such pledge has been released immediately prior to, or concurrently with, the related Purchase Date hereunder and (ii) BBPLC has received a Warehouse Lender’s Release Letter in respect of such Mortgage Loan;
(q)Such Mortgage Loan has not been released from the possession of the Custodian under (i) Section 5 of the DB Custodial Agreement, to Seller or its bailee for a period in excess of thirty (30) calendar days (or if such thirtieth day is not a Business Day, the next succeeding Business Day); or (ii) Section 5 of the U.S. Bank Custodial Agreement, to Seller or its bailee for a period in excess of thirty (30) calendar days (or if such thirtieth day is not a Business Day, the next succeeding Business Day) or, in each case, such earlier time period as indicated on the related Request for Release of Documents;
(r)Each Streamline Mortgage Loan fully complies with all applicable terms and conditions, including any covenants, representations and warranties, of the related Agency Guide, the FHA regulations and the VA regulations, and the guidance issued by the Federal Housing Finance Authority, Fannie Mae and Freddie Mac for origination of mortgage loans under the Home Affordable Refinance Program, as applicable, unless the Seller has obtained a waiver in respect of any such noncompliance from the related Agency, FHA, VA or the Federal Housing Finance Authority, as applicable;
(s)Each Mortgage Loan is a MERS Designated Mortgage Loan;
(t)With respect to each Mortgage Loan that is a Wet-Ink Mortgage Loan, the Settlement Agent has been instructed in writing by Seller to hold the related Mortgage Loan File as agent and bailee for BBPLC or Buyer and to promptly forward such Mortgage Loan File in accordance with the provisions of the Custodial Agreement and the Escrow Instruction Letter (if applicable);
(u)Each Mortgage Loan has been fully disbursed and is secured by a first lien, or in the case of a Second Lien Mortgage Loan, a second lien;
(v)The Mortgage Loan does not have a loan-to-value ratio in excess of what is permitted under the Pricing Side Letter or the Agency Guides for mortgage loans of the same type as the Mortgage Loans; provided, that if any Mortgage Loan fails to comply with any loan-to-value representations and warranties required by any Agency, then Seller has obtained a waiver in respect of any such noncompliance from such Agency;
Exhibit B-1-3 to Annex I.A.

(w)The Mortgage Loan is not secured by property located in (a) a state where the Seller is not licensed as a lender/mortgage banker or (b) a state that the Buyer has notified Seller is unacceptable due to a high cost, predatory lending or other law in such state;
(x)The Mortgage Loan has not been converted to an ownership interest in real property through foreclosure or deed-in-lieu of foreclosure;
(y)The Mortgage Loan relates to Mortgaged Property that consists of (i) a detached single family dwelling, (ii) a two-to-four family dwelling, (iii) a one-family dwelling unit in a Freddie Mac eligible condominium project, (iv) a townhouse, or (v) a detached single family dwelling in a planned unit development none of which is a cooperative or commercial property; and is not related to Mortgaged Property that consists of (a) mixed use properties, (b) log homes, (c) earthen homes, (d) underground homes, (e) mobile homes or manufactured housing units (whether or not secured by real property), (f) any dwelling situated on more than ten acres of property or (g) any dwelling situated on a leasehold estate;
(z)The Mortgage Loan is not a Restricted Mortgage Loan; and
(aa)The Mortgage Loan made its first scheduled Monthly Payment when it was due.
Exhibit B-1-4 to Annex I.A.

EXHIBIT B-2
REPRESENTATIONS AND WARRANTIES
WITH RESPECT TO PARTICIPATED REO PROPERTIES
Capitalized terms used but not defined in this Exhibit B-2 have the meanings assigned to such terms in the Master Repurchase Agreement dated as of March 27, 2025 (the “Agreement”), by and between Barclays Bank PLC (“Buyer”) and Nationstar Mortgage LLC (“Seller”). Seller hereby represents and warrants to the Buyer that, for each REO Property that is a Participated Asset as of the date of the Buyer’s purchase of the Purchased Securities:
(a)The information set forth in the REO SUBI Schedule of Assets with respect to such REO Property is true and correct.
(b)The Seller is the sole owner and holder of the related REO Property and has the full right to pledge the REO Property. The REO Property is free and clear of any Lien or encumbrance other than (A) Liens for real estate taxes not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the related security instrument, such exceptions appearing of record being acceptable to mortgage lending institutions generally, and (C) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the use, enjoyment or marketability of the REO Property.
(c)The REO Property was foreclosed in the name of Seller. Except with respect to any right of redemption to which such title may be subject as identified on the related REO SUBI Schedule of Assets, the Seller has good and marketable title to the REO Property with full right to pledge the REO Property to Buyer. To Seller’s knowledge, the foreclosure sale was properly conducted and the interests of all persons in the related loan were foreclosed, other than any unexpired rights of redemption that inure to the related Mortgagor under applicable law.
(d)All buildings or other customarily insured improvements upon the REO Property are insured by an insurer against loss by fire, hazards of extended coverage and such other hazards in an amount not less than the greater of (i) 100% of the replacement cost of all improvements to the REO Property, or (ii) the amount necessary to avoid the operation of any co insurance provisions with respect to the REO Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Applicable Agency guidelines in place on the date of origination of the related Mortgage Loan. The REO Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related REO Property, in an amount customarily required by prudent institutional lenders. If any improvement on, or any portion of, the REO Property, at the time of origination, is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management
Exhibit B-2-1 to Annex I.A.

Agency is in effect with a generally acceptable insurance carrier. All individual insurance policies contain a standard insured party clause naming Seller and its successors and assigns as insured party, and all premiums thereon have been or will be paid. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Buyer upon the consummation of the transactions contemplated by the Agreement. The applicable Servicer has administered such insurance policies in accordance with the applicable servicing agreement. The Seller has not engaged in any act or omission which would impair the coverage of any such policy, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller.
(e)Except, as otherwise disclosed a REO SUBI Schedule of Asset, there are no real property taxes including supplemental or other taxes, if any, governmental assessments, insurance premiums, water, sewer and municipal charges, condominium charges and assessments, leasehold payments or ground rents that are delinquent by more than ninety (90) days; provided, however, that a disclosure of outstanding charges provided to Buyer may include the total amount without specifying the related categories of outstanding charges.
(f)Seller has not received any written notice that there exists a violation that would have a material adverse effect on the value of the REO Property or Buyer’s interest therein or of any local, state or federal environmental law, rule or regulation with respect to the REO Property. There has been no violation of any law or regulation or breach of any contractual obligation contained in any agreement included in the REO Property File, by Seller in connection with the management of the REO Property in each case which is material and adverse to Buyer.
(g)The REO Deed (or a copy thereof) other documents required to be delivered by Seller under the Custodial Agreement have been delivered to the Custodian or its designee, as applicable. Seller is in possession of complete, true and accurate REO Property File for each REO Property, except for such documents the originals of which have been delivered to the Custodian. The REO Deed is in recordable form and is acceptable in all respects for recording under the laws of the jurisdiction in which the REO Property is located and has been delivered for recordation to the appropriate recording office. The REO Deed has been properly recorded in the name of Seller or properly submitted for recording to the applicable recording office in accordance with the applicable servicing agreement. Notwithstanding the foregoing, the representation and warranty set forth in this clause (g) shall be deemed satisfied if (i) the Seller shall have provided a receipt or other written acknowledgment acceptable to Buyer from the filing clerk evidencing the submission for filing of an REO Deed with respect to the related Mortgaged Property, or (ii) Seller shall have received a receipt issued by a Governmental
Exhibit B-2-2 to Annex I.A.

Authority evidencing the Seller’s right to receive the REO Deed for the related Mortgaged Property.
(h)Except as otherwise disclosed in a REO SUBI Schedule of Assets, (i) the Seller has not received notice of any proceeding pending or threatened for the total or partial condemnation of the REO Property and (ii) the Seller has no actual knowledge of any REO Property that is damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado, vandalism, natural disaster or other casualty which would cause such REO Property to become uninhabitable.
(i)To the best of Seller’s knowledge the REO Property is free, in all material respects, from any and all toxic or hazardous substances, other than those commonly used for homeowner repair and maintenance and/or household purposes, and there exists no pending action or proceeding directly involving the REO Property in which material compliance with any environmental law, rule or regulation is at issue.
(j)To the best of Seller’s knowledge, any eviction proceeding relating to a REO Property that has been commenced has been commenced in accordance with applicable law and such eviction proceeding will not materially and adversely affect Buyer.
(k)The REO Property has been and is currently being managed and maintained by the applicable Servicer and any other prior property manager in compliance in all material respects with all applicable laws and regulations and customary practices employed by managers of similar REO Property in accordance with the applicable servicing agreement.
(l)Neither the Seller nor the Servicer has received notice from any Person (including without limitation any Governmental Authority) that any REO Property is subject to any consumer litigation which could have a material and adverse effect on the value of any such REO Property.
(m)Solely with respect to REO Properties which are condominium units, the Seller is not a “sponsor” or a nominee of a “sponsor” under any plan of condominium organization affecting the unit and the ownership and sale of any such condominium unit will not violate any federal, state or local law or regulation regarding condominiums or require registration, qualification or similar action under such law or regulation.
(n)To Seller’s actual knowledge, there are no valid and enforceable mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the REO Property, which are material and adverse to Buyer.
(o)There are no existing lease agreements with any tenant with respect to the REO Property.
Exhibit B-2-3 to Annex I.A.

(p)To the knowledge of Seller and the applicable Servicer, there are no material management, service, supply, security, maintenance or other similar contracts or agreements with respect to any REO Property which are not terminable at will and if not terminated would have a material adverse effect on the value of the REO Property or Buyer’s interest therein.
(q)Other than with respect to a REO Property as to which the redemption period has not yet expired or the eviction process has not yet been completed, no holdover borrower or other tenant has any right to occupy or is currently occupying any REO Property.
(r)Following the related date of conversion, each REO Property is covered by an ALTA owner’s title insurance policy, insuring the Seller as fee owner, or an ALTA lender’s title insurance policy, insuring the Seller as fee owner by virtue of it having succeeded to the interests of the borrower with respect to the insured mortgage loan, issued by a title insurer generally acceptable to institutional lenders, ensuring that the Seller, is the holder of good and marketable, fee simple title to the REO Property. The Seller or Trust with respect to the REO SUBI is the sole insured of such lender’s or owner’s title insurance policy, as applicable, and such lender’s or owner’s title insurance policy is in full force and effect and will be in full force and effect upon a sale of the REO Properties to Buyer. To the Seller’s knowledge no claims have been made under such owner’s title insurance policy by Seller and Seller has not taken or failed to take, an act or omission, anything which would impair the coverage of such owner’s title insurance policy.
(s)Each REO Property is covered by FHA Mortgage Insurance (including, without limitation, with respect to Part A FHA Claims and Part B FHA Claims) and there exists no impairment to full recovery in accordance with the terms of such FHA Mortgage Insurance without indemnity to HUD or the FHA under the FHA Mortgage Insurance. All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA to the full extent thereof, without surcharge, set-off or defense. There are no circumstances existing with respect to each REO Property that would permit HUD or the FHA, as applicable, to deny coverage under any applicable insurance or guaranty.
Exhibit B-2-4 to Annex I.A.

EXHIBIT B-3
REPRESENTATIONS AND WARRANTIES
WITH RESPECT TO THE SUBI CERTIFICATES
Capitalized terms used but not defined in this Exhibit B-3 have the meanings assigned to such terms in the Master Repurchase Agreement dated as of March 27, 2025 (the “Agreement”), by and between Barclays Bank PLC (“Buyer”) and Nationstar Mortgage LLC (“Seller”). Seller hereby represents and warrants to the Buyer that, for each SUBI Certificate that is a Purchased Security:
(a)Such SUBI Certificate constitutes all the issued and outstanding beneficial interests of the related Transaction SUBI and is certificated.
(b)Such SUBI Certificate complies in all material respects with, or is exempt from, all applicable requirements of federal, state or local law relating to such SUBI Certificate.
(c)Immediately prior to the sale, transfer and assignment to Buyer thereof, the Seller has good and marketable title to, and is the sole owner and holder of, such SUBI Certificate, and Seller is assigning such SUBI Certificate free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such SUBI Certificate. Upon consummation of the Transaction contemplated to occur in respect of such SUBI Certificate, Seller will have validly and effectively conveyed to Buyer, for non-tax and non-accounting purposes, all legal and beneficial interest in and to such SUBI Certificate free and clear of any pledge, lien, encumbrance or security interest (other than as contemplated by the Program Documents) and upon the filing of a financing statement covering each SUBI Certificate in the State of Delaware and naming Seller as debtor and Buyer as secured party, the Lien granted pursuant to the Agreement will constitute a valid, perfected first priority Lien on such SUBI Certificate in favor of Buyer for the benefit of Buyer enforceable as such against all creditors of Seller and any Persons purporting to purchase such SUBI Certificate from Seller.
(d)No fraudulent acts were committed by the Seller, the Trust or any Transaction SUBI in connection with the issuance of each SUBI Certificate, nor were any fraudulent acts committed by the Seller, the Trust or any Transaction SUBI in connection with the organization and formation of each Transaction SUBI.
(e)Except to the extent Buyer has consented in writing or as set forth in the Program Documents, Seller is not a party to any document, instrument or agreement, and there is no document to which Seller is a party, that by its terms modifies or affects the rights and obligations of any holder of such SUBI Certificate and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.
Exhibit B-3-1 to Annex I.A.

(f)Seller has full right, power and authority to sell and assign such SUBI Certificate and such SUBI Certificate has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
(g)Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such SUBI Certificate, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such SUBI Certificate, for Buyer’s exercise of any rights or remedies in respect of such SUBI Certificate or for Buyer’s sale, pledge or other disposition of such SUBI Certificate in accordance with the terms of the Program Documents. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such SUBI Certificate.
(h)Seller has delivered to Buyer the an original of such SUBI Certificate issued in Buyer’s name.
(i)Such SUBI Certificate has been duly and validly issued.
(j)Except as contemplated by the Program Documents, Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such SUBI Certificate is or may become obligated.
(k)For each SUBI Certificate, the Trust on behalf of the related Transaction SUBI is the sole owner of all related Participation Interests and the Seller is the sole owner of all related Participated Assets, and each of the Trust on behalf of the related Transaction SUBI, and the Seller, as applicable, has good and marketable title thereto free and clear of all Liens, and no Person, other than Buyer, has any Lien on the rights and interests with respect to such Participation Interests or the Participated Assets, as applicable, in each case, except for any Liens contemplated by the Program Documents.
Exhibit B-3-2 to Annex I.A.

EXHIBIT C
NOTICE DATE REPRESENTATIONS AND WARRANTIES
1.The Eligible Mortgage Loans have the characteristics on the electronic file or computer tape or disc delivered by Seller to the Buyer with respect thereto.
2.No Default or Event of Default has occurred and is continuing on the date hereof (or to the extent existing, shall be cured after giving effect to the Transaction or participation of the additional Eligible Mortgage Loans for the related Transaction) nor will occur after giving effect to such Transaction or participation as a result of such Transaction or participation.
3.Each of the representations and warranties made by the Seller in or pursuant to the Program Documents is true and correct in all material respects on and as of such date as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
4.The Seller is in compliance with all governmental licenses and authorizations and are qualified to do business and are in good standing in all required jurisdictions, except as would not be reasonably likely to have a Material Adverse Effect.
5.Seller has all requisite Approvals.
6.The Seller has satisfied all applicable conditions precedent in Section 10 of Annex I.A. of the Agreement and all other requirements of the Program Documents.
7.(1) (a) With respect to the Eligible Mortgage Loans subject to the Transaction or participation requested herein that are not Wet-Ink Mortgage Loans, the documents constituting the Mortgage Loan Files (as defined in the Custodial Agreement) and (b) with respect to Eligible Mortgage Loans that are Wet-Ink Mortgage Loans, the documents specifically identified on the Seller Mortgage Asset Schedule delivered to the BBPLC and the Custodian in connection herewith (the “Receipted Assets”), have been or are hereby submitted to Custodian and such required documents are to be held by the Custodian for the Buyer, (2) all other documents related to such Receipted Assets (including, but not limited to, mortgages, insurance policies, loan applications and appraisals) have been or will be created and held by Seller for the Buyer, and (3) all documents related to such Receipted Assets withdrawn from Custodian shall be held by Seller for the Buyer.

Exhibit C-1 to Annex I.A.

EXHIBIT D
FORM OF GOODBYE LETTER
«Primary_Borrower»                    [_______] [__], 201[ ]
«Mailing_address_line_1»
«Mail_city», «Mail_state» «Mail_zip»
RE:    Transfer of Mortgage Loan Servicing
Mortgage Loan «Account_number»

Dear Customer:
Nationstar Mortgage LLC is the present servicer of your mortgage loan. Effective [Date] the servicing of your mortgage will be transferred to _______. This transfer does not affect the terms and conditions of your mortgage, other than those directly related to servicing. Because of the change in servicer, we are required to provide you with this disclosure.

Nationstar Mortgage LLC cannot accept any payments received after [Date]. Effective [Date], all payments are to be made to __________. Any payments received by Nationstar Mortgage LLC after [Date] will be forwarded to _________________. ___________________ will be contacting you shortly with payment instructions. Please make future payments to:
________________________
Attn:  ___________
[Address]

If you currently make payments by an automatic checking or savings account deduction, that service will discontinue effective with the transfer date. After the servicing transfer, you may request this service from _____________.
In [Date], you will receive a statement from Nationstar Mortgage LLC reflecting the amount, if any, of the interest and taxes paid on your behalf in 201[ ]. A similar statement will be sent __________________ for the period beginning [Date] through year-end. Both statements must be added together for income tax purposes.
If you have any questions concerning your account through [Date], you should continue to contact Nationstar Mortgage LLC, at <Seller’s Phone Number>, <HOURS OF OPERATION>. Questions after the transfer date should be directed to ___________________Customer Service Department at 1-800-_____________, Monday – Friday, 7 a.m. – 7 p.m. EST.
Sincerely,
Exhibit D-1 to Annex I.A.

Loan Servicing Department
Nationstar Mortgage LLC
Exhibit D-2 to Annex I.A.

NOTICE OF ASSIGNMENT, SALE OR TRANSFER
OF SERVICING RIGHTS
You are hereby notified that the servicing of your mortgage loan, that is the right to collect payments from you, is being assigned, sold or transferred.
The assignment, sale or transfer of the servicing of the mortgage loan does not affect any term or condition of the mortgage instruments, other than the terms directly related to the servicing of your loan.
Except in limited circumstances, the law requires that your present servicer send you a notice at least 15 days before the effective date, or at closing. Your new servicer must also send you this notice no later than 15 days after this effective date.
This notification is a requirement of Section 6 of the Real Estate Settlement Procedures Act (RESPA) (12 U.S.C. 2605). You should also be aware of the following information, which is set out in more detail in Section 6 of RESPA (12 U.S.C. 2605).
During the 60 day period following the effective date of the transfer of the loan servicing, a loan payment received by your old servicer before its due date may not be treated by the new loan servicer as late, and a late fee may not be imposed upon you.
Section 6 of RESPA (12 U.S.C. 2605) gives you certain consumer rights. If you send a “qualified written request” to you loan servicer concerning the servicing of your loan, your servicer must provide you with a written acknowledgement within 20 Business Days of receipt of your request. A “qualified written request” is written correspondence, other than notice on a payment coupon or other payment medium supplied by the servicer, which includes your name and account number and your reasons for the request. If you want to send a “qualified written request” regarding the servicing of your loan, it must be sent to this address:
___________________
[Address]
No later than 60 Business Days after receiving your request, your servicer must make any appropriate corrections to your account, and must provide you with a written clarification regarding any dispute. During this 60 Business Day period, your servicer may not provide information to a consumer reporting agency concerning any overdue payment related to such period or qualified written request. However, this does not prevent the servicer from initiating foreclosure if proper grounds exist under the mortgage documents.
A Business Day is any day excluding legal public holidays (State or federal), Saturday and Sunday.
Section 6 of RESPA also provides for damages and costs for individuals or classes of individuals, in circumstances where servicers are shown to have violated the requirements of that Section. You should seek legal advice if you believe your rights have been violated.
Exhibit D-3 to Annex I.A.

MIRANDA DISCLOSURE – For your protection, please be advised that we are attempting to collect a debt and any information obtained will be used for that purpose. Calls will be monitored and recorded for quality assurance purposes. If you do not wish for your call to be recorded please notify the customer service associate when calling.
BANKRUPTCY INSTRUCTION – Attention to any customer in Bankruptcy or who has received a bankruptcy discharge of this debt. Please be advised that this letter constitutes neither a demand for payment of the captioned debt nor a notice of personal liability to any recipient hereof who might have received a discharge of such debt in accordance with applicable bankruptcy laws or who might be subject to the automatic stay of Section 362 of the United States Bankruptcy Code. However, it may be a notice of possible enforcement of our lien against the collateral property, which has not been discharged in your bankruptcy.
Exhibit D-4 to Annex I.A.

EXHIBIT E
FORM OF WAREHOUSE LENDER’S RELEASE
(Date)
Barclays Bank PLC
745 Seventh Avenue
New York, New York 10019
Email:     USResiFinancingCore@barclays.com
    xrawholeloanreleases@barclays.com

Barclays Bank PLC – Legal Department
745 Seventh Avenue, 20th Floor
New York, New York 10019
Email:     SPLegalNotices@barclays.com

Barclays Capital – Operations
US-400 Jefferson Park
Whippany, New Jersey 07981
Attention: Matt Lederman
Telephone: (201) 499-4456
E-mail: matt.lederman@barclays.com

Nationstar Mortgage LLC
8950 Cypress Waters Boulevard
Coppell, Texas 75019
Attention: General Counsel

Re:    Certain Assets Identified on Schedule A hereto and owned by Nationstar                 Mortgage LLC
Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Master Repurchase Agreement, dated as of March 27, 2025 (the “Repurchase Agreement”), between Barclays Bank, PLC and Nationstar Mortgage LLC.
The undersigned hereby releases all right, interest, lien or claim of any kind with respect to the Mortgage Loan described in the attached Schedule A, such release to be effective automatically without any further action by any party upon receipt by Barclays Bank PLC in immediately available funds of $__________________, in accordance with the following wire instructions:
[            ]
Very truly yours,

Exhibit E-1 to Annex I.A.

[WAREHOUSE LENDER]

By:
Name:
Title:
[SCHEDULE A TO EXHIBIT E – LIST OF ASSETS TO BE RELEASED]
Exhibit E-2 to Annex I.A.

EXHIBIT F
FORM OF SELLER MORTGAGE ASSET SCHEDULE

field header	Description
pool_user_key	GNMA Pool num
collateral_user_key	NS loan id
track_user_description	borrower name
Lnamount	original or modified loan amount
curr_upb	unpaid balance (optional)
Rate	interest rate
pi	original or modified P&I
casenum	case number
zip	zipcode
state	state
city	city
address	property address
maturity	Expiration Date
closedate	Note date
firstdue	first pay date
mers_register_flag	MERS registered
mers_min	MIN #
is_mom	MOM loan Y/N
armindex	index type
armadj	first rate change date
armround	rounding factor
armmargin	margin
anncap	annual rate cap
lifecap	life cap
armfloor	floor rate
rounding_method	round nearest, up, or down
arm_lookback	lookback days
armindex_rate	index rate
c_armfix	loan type (ARM or Fixed)
armpcap_init	initial periodic rate cap
armpfloor_init	initial periodic rate floor
mod flag	yes or no
collateral status	wet or dry
judicial/nonjudicial	state is judicial or nonjudicial
mod effective date	effective date of mod
mod term	loan term after mod

Exhibit F-1 to Annex I.A.

EXHIBIT G
SPECIAL ELIGIBILITY REQUIREMENTS FOR FHA BUYOUT LOANS AND VA BUYOUT LOANS
1.Each FHA Buyout Loan is an FHA-insured mortgage loan.
2.Each VA Buyout Loan is a VA-insured mortgage loan.
Exhibit G-1 to Annex I.A.

EXHIBIT H
CORRESPONDENT SELLER RELEASE
[insert date]
Nationstar Mortgage LLC
8950 Cypress Waters Boulevard
Coppell, Texas 75019
Attention: General Counsel
Re:    Correspondent Seller Release
Effective immediately upon the receipt (the date and time of such receipt, the “Date and Time of Sale”) by [Name of Correspondent Seller] of $____________, [Name of Correspondent Seller] hereby relinquishes any and all right, title and interest it may have in and to the mortgage loans described in Exhibit A attached hereto (the “Loans”), including any security interest therein, and certifies that all notes, mortgages, assignments and other documents in its possession or in the possession of its custodial agent relating to such Loans have been released to Nationstar Mortgage LLC or its designee as of the Date and Time of Sale.
[NAME OF CORRESPONDENT SELLER]
By:________________________________
Name:
Title:
Exhibit H-1 to Annex I.A.

ANNEX II
This Annex II (“Annex II”) forms a part of the Master Repurchase Agreement dated as of March 27, 2025 (the “Agreement”) Barclays Bank PLC (“BBPLC” or “Buyer”) and Nationstar Mortgage LLC (“Seller”).
Names and Addresses for Communications Between Parties
For all legal notices under the Agreement:
If to Buyer:    Barclays Bank PLC
745 Seventh Avenue, 2nd Floor
New York, New York 10019
Attention: – US Residential Financing
Telephone: (212) 412-7990
E-mail: usresifinancingcore@barclays.com

Barclays Bank PLC
745 Seventh Avenue, 5th Floor
New York, New York 10019
Attention: – RMBS Banking
Telephone: (212) 528-7482
E-mail: CoreRMBSBanking@barclayscapital.com

Barclays Bank PLC
745 Seventh Avenue
New York, NY 10019
Attention: Legal

with a copy to:

Barclays Capital – Operations US
400 Jefferson Park
Whippany, New Jersey 07981
Attention: Whole Loan Operations
Telephone: (201) 499-4456
E-mail: WholeLoanOperati@barclayscapital.com

If to Calculation Agent:    Barclays Bank PLC
745 Seventh Avenue, 2nd Floor
New York, New York 10019
Attention: – US Residential Financing
Telephone: (212) 412-7990
E-mail: usresifinancingcore@barclays.com

Barclays Bank PLC
745 Seventh Avenue, 5th Floor
New York, New York 10019
Attention: – RMBS Banking
Telephone: (212) 528-7482
E-mail: CoreRMBSBanking@barclayscapital.com

Barclays Bank PLC
745 Seventh Avenue
New York, NY 10019
Attention: Legal

with a copy to:

Barclays Capital – Operations US
400 Jefferson Park
Whippany, New Jersey 07981
Attention: Whole Loan Operations
Telephone: (201) 499-4456
E-mail: WholeLoanOperati@barclayscapital.com

If to Seller:    Nationstar Mortgage LLC
8950 Cypress Waters Boulevard
Coppell, Texas 75019
Attention: Lola Akibola
Telephone Number: 214.687.4012
E-mail: lola.akibola@mrcooper.com

With a copy to:

Nationstar Mortgage LLC
8950 Cypress Waters Boulevard
Coppell, Texas 75019
Attention: General Counsel
Telephone Number: 201.424.2244
E-mail: Carlos.Pelayo@mrcooper.com

Exhibit H-3 to Annex I.A.